================================================================================
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1999
                                          COMMISSION FILE NO.333-84945
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                ---------------


                          AMENDMENT NO. 1 TO FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                                 QUEST NET CORP.
             (Exact Name of Registrant As Specified In Its Charter)

           Florida                         [4813]                           84-1331134
           -------                         ------                           ----------
  (State of Incorporation)       Primary Standard Industrial            IRS Employer I.D.
                                 (Classification Code Number)                Number)


                           2999 NE 191st Street, PH-8
                             Aventura, Florida 33180
                       -----------------------------------
                          (Address, including zip code,
                  and telephone number, including area code of
                    registrant's principal executive offices)

                            Camilo Pereira, Chairman QUEST NET CORP.
                           2999 NE 191ST STREET, PH-8
                             AVENTURA, FLORIDA 33180
                                 (305) 935-1080
            (Name, address and telephone number of Agent for Service)

                  Please send a copy of all communications to:

                           Rebecca J. Del Medico, Esq.
                           2999 NE 191ST STREET, PH-8
                             AVENTURA, FLORIDA 33180
                                 (305) 935-1080
                                 (561) 734-9785

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time, at the discretion of the selling shareholder after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

------------------------------------------ ---------------- -------------------- ------------------- -----------------
TITLE OF SECURITIES BEING REGISTERED       AMOUNT TO BE     PROPOSED MAXIMUM     PROPOSED MAXIMUM    AMOUNT OF
                                           REGISTERED       OFFERING PRICE PER   AGGREGATE           REGISTRATION FEE
                                                            SHARE (1)            OFFERING PRICE(1)
------------------------------------------ ---------------- -------------------- ------------------- -----------------
COMMON STOCK, $.0 PAR VALUE                   1,700,000            $3.50             $5,950,000         $1,654.10
------------------------------------------ ---------------- -------------------- ------------------- -----------------
                       TOTAL (4)              1,700,000            $3.50             $5,950,000         $1,654.10
------------------------------------------ ---------------- -------------------- ------------------- -----------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the closing trade price of our common stock on the NASDAQ Electronic Bulletin Board on August 24, 1999.
(2) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminable additional shares of common stock as may be issuable, to prevent dilution resulting from Stock splits, or stock dividends.
(3) The amount being registered is the Company's good faith estimate, based on the fluctuation in the price of the Company's Common stock during the 90 days immediately preceding the filing of this Registration Statement, of the shares required to be issued pursuant to the terms of the Subscription Agreement, and is subject to adjustment and could be materially less than such estimated amount depending upon factors that cannot be predicted by us at this time, including, among others, the future market price of the common stock. This presentation is not intended to constitute a prediction as to the future market price of the common stock or as to the number of shares of common stock, which, will be required to be issued pursuant to the Registration Rights Agreement
(4) The sum of $1,654.10 was paid in connection with the filing of the initial Registration Statement.


We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(A) of the Securities Act Of 1933 or until this Registration Statement shall become effective on such date as the Commission may determine.

                                 QUEST NET CORP.
                              CROSS REFERENCE SHEET

Form SB-2 Item Numbers and Caption                                                      Heading in Prospectus
----------------------------------                                                      ---------------------
1.       Front of the Registration Statement and
         Outside Front Cover of Prospectus......................................Cover Page of Form SB-2 and of Prospectus
2.       Inside Front and Outside Back Cover Pages of
           Prospectus...........................................................Inside Front and Outside Back Cover Pages of
                                                                                Prospectus
3.       Summary Information and Risk Factors...................................Prospectus Summary, Selected Financial
                                                                                Information and Risk Factors
4.       Use of Proceeds........................................................Not Applicable
5.       Determination of Offering Price........................................Cover page of Prospectus and Selling Security
                                                                                Holders
6.       Dilution...............................................................Not Applicable
7.       Selling Security Holders...............................................Selling Security Holders
8.       Plan of Distribution...................................................Cover Page of Prospectus, Selling Security Holders
                                                                                and Plan of Distribution
9.       Legal Proceedings......................................................Business-Legal Proceedings
10.      Directors, Executive Officers, Promoters, and Control Persons          Management
11.      Security Ownership of Certain Beneficial Owners and Management ........Principal Stockholders
12.      Description of Securities. ............................................Description of Securities
13.      Interest of Named Experts and Counsel..................................Legal Matters and Experts
14.      Disclosure of Commission Position on Indemnification for Securities
           Act Liabilities......................................................Indemnification of Officers and Directors
15.      Organization Within Last Five Years ...................................Business
16.      Description of Business................................................Business
17.      Management's Discussion and Analysis or Plan of Operation. ............Management's Discussion and Analysis or Plan of
                                                                                Operation.
18.      Description of Property. ..............................................Business-Property
19.      Certain Relationships and Related Transactions. .......................Certain Transactions
20.      Market for Common Equity and Related Stockholder Matters. .............Market Price of Securities
21.      Executive Compensation. ...............................................Management-Executive Compensation
22.      Financial Statements. .................................................Financial Statements
23.      Changes In and Disagreements With Accountants on Accounting and
           Financial Disclosure ................................................Not Applicable
24.      Indemnification of Directors and Officers. ............................Part II
25.      Other Expenses of Issuance and Distribution............................Part II
26.      Recent Sales of Unregistered Securities. ..............................Part II
27.      Exhibits...............................................................Part II
28.      Undertakings ..........................................................Part II

SUBJECT TO COMPLETION, DATED ________________1999

The information in this Prospectus is not complete and may be changed. We may complete or amend this Prospectus without notice. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
                                 QUEST NET CORP.


                                     [LOGO]


                        1,700,000 SHARES OF COMMON STOCK

This Prospectus ("Prospectus") relates to an aggregate of 1,700,000 shares of our common stock. Quest Net Corp. and unless otherwise noted, its wholly owned subsidiaries IPQuest Corp., Quest Wireless Corp., Globalbot Corp., QuesTel Corp. and Quest Fiber Corp. are is referred to in this Prospectus as the "Company, our, we or us".

James, LLC., who is referred to as the "Selling Security Holder", is selling up to 1,700,000 shares of common. There will be no general offering of shares to the public by us. We will not receive any of the proceeds from the sale of common stock by the Selling Security Holders. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses will be borne by the Selling Security Holders. No underwriter is being used.

The Shares offered will be sold from time to time at the then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices.


The common stock is traded on the OTC Bulletin Board under the symbol "QNET". On August 24, 1999, the closing bid and asked price of the common stock as reported on the OTC Bulletin Board was $4.25 and $3.75 respectively.


The Shares have not been registered for sale by us or by the Selling Security Holders under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration of the Shares under the securities laws of the States in which transactions occur or the existence of any exemption from registration.

The Selling Security Holder, or any broker-dealer who may participate in sales of the common stock covered hereby may use this Prospectus.

Investing in the common stock involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. We urge you to read the "Risk Factors" section beginning on page 3, along with this Prospectus before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                 QUEST NET CORP.
                           2999 NE 191ST STREET, PH-8
                             AVENTURA, FLORIDA 33180
                                 (305) 935-1080

THE DATE OF THIS PROSPECTUS IS ________, 1999

                               PROSPECTUS SUMMARY

This brief summary highlights selected information from the Prospectus. It does not contain all of the information that is important to you. We urge you to read the entire Prospectus before considering investing in any common stock of our Company. See Appendix A for the definitions of certain terms used in this Prospectus.


THE COMPANY
We were incorporated in the State of Colorado in November 1995, under the name A.P. Sales Inc. Our proposed business was to engage in the purchasing, reconditioning, selling, moving, and repairing of office equipment and furniture, including, primarily, filing and storage cabinets, and workstations. Until July of 1998, our operations were primarily organizational in nature or related to raising capital.


In July 1998, we acquired certain of the assets of Pact Communication Group, Inc. ("Pact"), a privately held Florida corporation. The assets that were purchased were related to Pact's Internet provider business. The purchase price for the assets was the issuance of 2,000,000 shares of our common stock. We then changed our name to Quest Net Corp. and in December 1998 domesticated in the State of Florida.

After the acquisition of Pact's assets, we became a provider of Internet system and network management solutions for enterprises with mission-critical Internet operation, including server hosting, Internet connectivity, collaborative management, and Internet technology services.

We are a provider of secure, full-service global Internet and Intranet broadband digital networking solutions for businesses and individuals. We have an a high bandwidth low-delay connection to the Internet Web (referred to as an ATM), offer dedicated high speed Internet access, metropolitan and wide area network data transport services, including virtual private networks, to several commercial and industrial clients and other ISPs (Internet Service Providers) and wireless Internet connection at a speed of up to 16 Mbps to a distance of 20 miles on a license free spectrum. We believe that we offer one of the fastest and cleanest routing systems for the transfer and delivery of voice, video, and data streams at several speed ranges. The solutions provided by us include co-location, hosting, dedicated and wireless Internet connectivity, content, e-commerce, and search engine services. We anticipate that in the future we will be able to provide discounted long distance services and offshore optical fiber capacity.

We provide or will provide these services through five subsidiaries, each with its own market and customer base. We sell dial-up and dedicated Internet access services through IPQuest Corp. and wireless Internet services through Quest Wireless Corp. It also provides Internet content, e-commerce (electronic commerce), and search engine development through Globalbot Corp. and its wholly owned subsidiary Wings Online, Inc., and will provide long distance phone services through QuesTel Corp. In addition, we plan to provide optical fiber capacity to the islands in the Caribbean Sea, including Cuba, through Quest Fiber Corp. For more information regarding our business, our finances and the risk associated with a purchase of our common stock, see " Business", ""Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors",


Our executive offices are located at 2999 NE 191st Street, PH-8, Aventura, Florida 33180. Our telephone number is (305) 935-1080


THE OFFERING
Securities Offered by Selling
Security Holders
Common Stock(1)                                                1,700,000

EQUITY SECURITIES OUTSTANDING
Common Stock(2),           .........                          22,205,522
Preferred Shares(3)        .........                                 -0-
Warrants(4)                .........                              47,000
Options(4)                 .........                              87,999
------------------
1 The amount being registered is our good faith estimate, based on the fluctuation in the price of our Common stock during the 90 days immediately preceding the filing of this Registration Statement, of the shares required to be issued pursuant to the terms of the Subscription Agreement

2 Does not include warrants to purchase 47,000 shares and options to purchase 87,999 shares.

3 We redeemed the 100,000 shares of Preferred in July 1999, at a redemption price of $10.00 per share.

4 The options were issued in connection with Employment Agreements, grants to our Board of Directors and grants to our consultants. The exercise price of the options range from $6.00 to $7.25 per share. The warrants were issued to private placement investors, their attorneys and consultants and are exercisable at $9.40 per share.

TRADING SYMBOL                      QNET

USE OF PROCEEDS                     We will not receive any proceeds from the
                                    sale of common stock by the Selling Security
                                    Holders.

RISK FACTORS An investment in the securities offered hereby involves a high degree of risk. You should review carefully and consider the factors described in "Risk Factors".


                                  RISK FACTORS

In making an investment decision, prospective purchasers should carefully consider the following factors. Also see "Management's Discussion And Analysis Of Financial Condition And Results Of Operations".

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, IT IS DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS We have had a limited history of operations. From our inception in November 1995 until July 1998, we conducted very limited operations. In July 1998, after our acquisition of certain assets of Pact, we began to provide Internet services. At June 30, 1999, we had an accumulated deficit of approximately 8,019,883 after discounts and dividends. From inception to June 30, 1999, we generated revenues of approximately $1,070,198 and incurred operating expenses of $ 9,085,240. See "Financial Statements". As a new business, we are subject to all of the substantial risks inherent in the commencement of a new business enterprise. These include, but are not limited to, unexpected product development, marketing and customer support problems, increased competition and lack of credibility with customers and suppliers. There can be no assurance that we will be able to achieve market acceptance or that we will be able to generate the necessary revenues or prove to be profitable. Additionally, we have minimal business history that investors can analyze to help them decide whether or not to invest in us. Any investment in us should be considered a high-risk investment because investors will be placing their funds at risk in an unseasoned development stage company with unforeseen costs, expenses and problems often experienced by development stage companies. Potential investors should be aware of the difficulties encountered by any new enterprise in its early stages particularly companies in new and rapidly evolving markets such as online commerce and the Internet. Set forth below is a brief summary of risks, expenses, and problems frequently encountered by companies such as Quest Net Corp.:

(i) Our inability to develop, maintain and/or increase levels of traffic on our Internet sites; our inability to attract or retain customers; our inability to generate significant Web-based revenue from our Customers; our failure to anticipate and adapt to a developing market; and the level of use of the Internet and online services for the purchase of consumer products and in general.

(ii) Our ability to upgrade and develop competitive systems and infrastructures and ability to attract new personnel in a timely and effective manner; the inability to effectively manage rapidly expanding operations; the level of traffic on our Web site; the failure of our servers and networking systems to efficiently handle our Web traffic; technical difficulties and system downtime or Internet brownouts; and the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure.

(iii) The introduction and development of different or more extensive electronic-commerce networks by direct and indirect competitors, particularly in light of the fact that most of such competitors are much larger and have greater financial, technical, and marketing resources than we do.

(iv) Governmental regulation and general economic conditions and economic conditions specific to the Internet and the online commerce industry.

To address these risks we must, among other things, develop, maintain and increase our customer base, continue to develop and upgrade our technology, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance we will be successful in addressing such risks, and any failure to do so could have a material adverse effect on our business, results of operations and financial condition. For more information about the Company, and its financial condition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business", and "Financial Statements".

WE MUST MANAGE OUR POTENTIAL GROWTH
We are currently experiencing a period of significant growth. If we cannot manage our growth effectively, we may not be able to coordinate the activities of our technical, accounting, finance, marketing, sales staff, and our business could be harmed. We intend to expand our wireless network throughout Florida and into other states, hire additional staff, expand existing offices and open new offices. As part of this growth, we will have to implement new operational procedures and controls to train and manage our employees and to expand and coordinate the operations of our various subsidiaries. If we acquire new businesses, we will also need to integrate new operations, technologies and personnel. If we cannot manage the growth of our network, staff, offices, and business generally, our business could be harmed.

We may not be able to successfully integrate our acquisitions. Acquisitions and business combinations entail numerous operational risks, including: (i) difficulty in the assimilation of acquired operations, technologies or products;
(ii) diversion of management's attention from other business operations; (iii) risks of entering markets in which we have limited or no experience; and (iv) potential loss of key employees of acquired businesses.

We will need more working capital to expand our operations. If we raise additional capital by issuing equity or convertible debt securities, the percentage ownership of our then-current stockholders will be reduced, and such securities may have rights, preferences, or privileges senior to those of our current stockholders. Additionally, we may not be able to obtain additional financing on favorable terms, or at all. If adequate capital were not available on acceptable terms, our ability to expand, take advantage of unanticipated opportunities, develop or enhance services or otherwise respond to competitive pressures would be significantly limited. This limitation could harm our business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" for a discussion of our working capital and capital expenditures.

IF USE OF THE INTERNET DOES NOT GROW, OUR BUSINESS COULD BE HARMED Our success is highly dependent upon continued growth in the use of the Internet generally. Internet use by consumers is in an early stage of development, and market acceptance of the Internet as a medium for content, advertising and electronic commerce is highly uncertain. A number of factors may inhibit the growth of Internet usage, including: (i) inadequate network infrastructure; (ii) security concerns; (iii) inconsistent quality of service, and (iv) limited availability of cost-effective, high-speed access.

If these or any other factors cause use of the Internet to slow or decline, our results of operations could be adversely affected.

ACCEPTANCE AND EFFECTIVENESS OF INTERNET ADVERTISING AND ELECTRONIC COMMERCE IS UNPROVEN Our success is highly dependent on an increase in the use of the Internet in general and somewhat dependent on an increase in the use of the Internet for advertising and electronic commerce. If the use of the Internet does not continue to increase, our business may be severely harmed.

The Internet advertising market is new and rapidly evolving, and the effectiveness of Internet advertising cannot be accurately measured. As a result, demand and market acceptance for Internet advertising is uncertain and may not increase as necessary for our business to grow or succeed. Many advertisers have little or no experience using the Internet for advertising purposes. The adoption of Internet advertising, particularly by companies that have historically relied on traditional media, requires the acceptance of a new way of conducting business, exchanging information and advertising products and services. Potential advertisers may believe Internet advertising to be undesirable or less effective for promoting their products and services relative to traditional advertising media. If the Internet advertising market fails to develop or develops more slowly than we expect, our business could be harmed. Moreover, "filter" software programs that limit or prevent advertising from being delivered to an Internet user's computer are commonly available. Widespread use of this software could adversely affect the commercial viability of Internet advertising and our business.

OUR DATA CENTERS AND THE NETWORKS ON WHICH WE RELY ARE SENSITIVE TO HARM FROM HUMAN FACTIONS AND NATURAL DISASTERS. ANY RESULTING DISRUPTION COULD SIGNIFICANTLY DAMAGE OUR BUSINESS AND REPUTATION. Our reputation for providing reliable service largely depends on the performance and security of our data centers equipment and the network infrastructure on which we rely. In addition, our customers often maintain confidential information on our servers. However, our data centers, equipment and networks, and our customers' information are subject to damage and unauthorized access from human error and tampering, breaches of security, natural disasters, power loss, capacity limitations, software defects, telecommunications failures, intentional acts of vandalism, including computer viruses, and other factors that have caused, and will continue to cause, interruptions in service or reduced capacity for our customers, and could potentially jeopardize the security of our customers' confidential information such as credit card and bank account numbers. Despite precautions we have taken and plan to take, the occurrence of a security breach, a natural disaster, interruption in service or other unanticipated problems could seriously damage our business and reputation and cause us to lose customers. Additionally, the time and expense required to eliminate computer viruses and alleviate other security problems could be significant and could impair our service quality. In the event of any resulting harm to customers, we could be held liable for damages. Awards for such damages might exceed our $1,000,000 liability insurance policy by an unknown but significant amount and could seriously harm our business.

We could not provide adequate service to our customers if we were unable to secure sufficient network capacity to meet our future needs on reasonable terms or at all.

We must continue to expand and adapt our network arrangements to accommodate an increasing amount of data traffic and changing customers' requirements. We have entered into a two-year network services agreement with Qwest Internet Solutions, Inc. ("Qwest") to provide us with certain network transit capacity which we believe to be adequate for our capacity requirements until such time as we complete our own backbone and wireless systems, of which there can be no assurance. This Agreement terminates July 2001. However, if our future network capacity requirements exceed the capacity Qwest has committed to provide to us, we may have to pay higher prices for such additional network capacity or such capacity might not be available at all. Our failure to achieve or maintain high capacity data transmission could negatively impact service levels to our existing customers and limit our ability to attract new customers, which would harm our business.

At present, our business, in large part, depends on Internet network access services we receive from others. Any disruption of these services or their inability to maintain their peering relationships could be costly and harmful to our business.

The Internet is composed of many ISPs that operate their own networks and interconnect with other ISPs at various peering points. Peering relationships are arrangements that permit ISPs to exchange traffic with one another without having to pay for the cost of transit services. Peering relationships are a competitive factor that allows some Internet companies to provide faster data transmission than others. We believe Qwest's tier-one status and numerous peering relationships enable it to provide us faster data transmission than many other ISPs provide. If Qwest fails to adapt its network infrastructure to meet industry requirements for peering or loses its peering relationships for any other reason, then our transmission rates could be reduced, resulting in a decrease in service quality we provide to our customers.

WE ARE DEPENDENT ON OUR SUPPLIERS
We rely on third-party networks, local telephone companies, and other companies to provide data communications capacity. Although management feels alternative telecommunications facilities could be found in a timely manner, any disruption of these services could harm our business and have an adverse effect on our operating results.


THE "GOING CONCERN" QUALIFICATION ON THE REPORT OF OUR INDEPENDENT ACCOUNTANTS MAY REDUCE OUR ABILITY TO RAISE ADDITIONAL FINANCING. The report of our independent accountants on our June 30, 1999 consolidated Financial Statements contains an explanatory paragraph regarding our ability to continue as a going concern. Our independent accountants cited our history of operating losses, limited operating history and negative cash flow from operations, which raised substantial doubt as to our ability to continue as a going concern. This "going concern" qualification may reduce our ability to raise additional financing.


WE COULD LOSE REVENUES AND OUR REPUTATION MAY BE DAMAGED IF OUR SYSTEMS OR THOSE OF OUR CUSTOMERS OR OUR SUPPLIERS ARE NOT YEAR 2000 COMPLIANT. The "Year 2000" issue concerns the potential exposures related to the automated generation of business and financial misinformation resulting from the application of computer programs which have been written using two digits, rather than four, to define the applicable year of business transactions.

We established a program during 1998 to ensure that, to the extent reasonably possible, all systems are or will be Year 2000 compliant prior to the end of 1999. The Year 2000 Program ("Y2K Program"), designed with the assistance of an outside consultant, consists of five phases: (i) inventory of systems, equipment, software and hardware including those of significant third-party suppliers and customers (the "Systems"), (ii) analysis of the Systems to determine compliance or non-compliance, (iii) remediation and contingency plan development, (iv) remediation, and (v) testing and remediation of affected Systems.

The failure to correct a Year 2000 problem could result in the interruption or failure of certain normal business activities or operations. We believe that the most reasonably likely worst-case scenario would be as a result of third party services. Specifically we are dependent on a number of third party vendors to provide network services. A significant Year 2000-related disruption of these network services could cause customers to consider seeking alternate service providers or cause a significant burden on customer service and technical support. We are not presently aware of any vendor related Year 2000 issue that is likely to result in any disruption of this type. Although there is inherent uncertainty in the Year 2000 issue, wet expect that as we progress in our Y2K Program, the level of uncertainty about the impact of the Year 2000 issue will be reduced significantly. See "Business-Year 2000".

THE PRICE OF OUR COMMON STOCK IS HIGHLY VOLATILE.
The price of our common stock and Internet and Telecommunication stock in general, is highly volatile. During the period from July 10, 1998 to July 30, 1999 the bid and ask price of our common stock has ranged from a high of $30.71 to a low of $.43. Following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. If similar litigation were instituted against us, it could result in substantial costs and a diversion of our management's attention and resources, which could have an adverse effect on our business. The volatile fluctuations of the market price are based on (1) the number of shares in the market at the time as well as the number of shares we may be required to issue in the future, compared to the market demand for our shares; (2) our performance and meeting expectations of our performance, including the development and commercialization of our products and proposed products; and (3) general economic and market conditions.


Our stock is currently traded on the OTC Bulletin Board. We will apply for listing on the NASDAQ SmallCap Market as soon as we comply with the $4.00 minimum bid requirement. The trading of our common stock on the NASDAQ SmallCap Market is conditioned upon us meeting certain quantitative criteria related to the market price of the common stock, net tangible assets, market capitalization, and certain other quantitative and non-quantitative requirements established by such stock market. We currently meet the initial listing criteria except for the $4.00 minimum bid price. To maintain eligibility for trading on the NASDAQ Small-Cap Market, among other requirements, we are required to have net tangible assets in excess of $4,000,000 and have a minimum bid price of $3 per share for initial inclusion and then maintain a bid price of $ 1 per share. Our failure to meet such requirements could result in the de-listing of the common stock from trading on the NASDAQ SmallCap Market. If, however, we did not meet the requirements of the NASDAQ SmallCap Market, trading of the common stock would continue to be conducted on an electronic bulletin board (OTC BB) established for securities that do not meet the NASDAQ listing requirements or in what is commonly referred to as the "pink sheets." Our failure to be listed or to maintain listing on the NASDAQ SmallCap may restrict investors' interest in the common stock and materially adversely affect the trading market and prices for the common stock and our ability to issue additional securities or to secure additional financing. Also see "Risk Factors".

WE ARE SUBJECT TO PENNY STOCK REGULATIONS AND RESTRICTIONS The Securities Exchange Commission (the "Commission") has adopted regulations, which generally define Penny Stocks to be an Equity Security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. As of August 24, 1999, the closing trade price of our common stock was $3.50 per share and therefore is designated as a "penny stock." pursuant to the rules under the Securities Exchange Act of 1934, as amended. Such a designation requires any broker or dealer selling such securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser, and determine that the purchaser is reasonably suitable to purchase such securities. These rules may restrict the ability of Broker / Dealers to sell our common stock and may affect the ability of Investors to sell their shares. The issuance of large amounts of common stock upon conversion and the subsequent sale of such shares may further depress the price of the common stock. In addition, since each new issuance of common stock dilutes existing shareholders, the issuance of substantial additional shares may effectuate a change of control of the Company. Moreover, since our common stock is traded on the NASDAQ over-the-counter bulletin board market, investors may find it difficult to dispose of or obtain accurate quotations as to the value of our common stock. See "Market Price of Securities".


WE HAVE A SUBSTANTIAL AMOUNT OF STOCK THAT WILL BECOME AVAILABLE FOR RESALE UNDER RULE 144 We have issued and outstanding 22,205,522 shares of common stock of which 19,813,562 shares are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act. Future sales of such shares made under

Rule 144 may have an adverse effect on the then prevailing market price of the common stock and adversely affect our ability to obtain future financing in the capital markets and may create a potential market overhang

OUR ARTICLES OF INCORPORATION ALLOW AUTHORIZATION AND DISCRETIONARY ISSUANCE OF PREFERRED STOCK/BARRIERS TO TAKEOVER Our Articles of Incorporation authorize the issuance of "blank check" preferred stock with such designations, rights, and preferences as the Board of Directors may determine from time to time. Accordingly, the board of directors is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting or other rights, including the right to issue convertible securities with no limitations on conversion, which could adversely affect the voting power or other rights of the holders of our common stock, substantially dilute the common shareholder's interest and depress the price of our common stock. In addition, issuance of the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. We have, in the past, issued Convertible Preferred Stock without a limit on the number of shares that can be issued upon conversion and may continue to do so in the future. See "Description of Securities"

REGULATORY AND LEGAL UNCERTAINTIES COULD HAVE SIGNIFICANT COSTS OR OTHERWISE HARM OUR BUSINESS. The law in the United States relating to the liability of on-line and Internet service providers for information disseminated through their systems remains largely unsettled. It may also take years to determine whether and how existing laws, such as those governing intellectual property, privacy, libel, and taxation, apply to the Internet. The growth and development of the market for on-line commerce may also prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business on-line. The application of existing laws or promulgation of new laws could require us to expend substantial resources to comply with such laws or discontinue certain service offerings. Increased attention to liability issues could also divert management attention, result in unanticipated expenses, and harm our business. Regulation of the Internet may also harm our customers' businesses, which could lead to reduced demand for our services. At present there are few government laws or regulations that would adversely effect our Internet business, however there can be no assurance that the government will not enact laws that that address issues including user privacy, pricing, and the characteristics and quality of products and services. An increase in regulation or the application of existing laws to the Internet could significantly increase our costs of operations and harm our business. For example, the Communications Decency Act of 1996 sought to prohibit the transmission of certain types of information and content over the Web. Additionally, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. Imposition of access fees could increase the cost of transmitting data over the Internet.

We are subject to applicable provisions of Federal and state securities laws as well as to regulations normally incident to business operations (e.g., telemarketing regulation, occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation and income tax and social security related regulations). Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of these laws and regulations on our proposed activities.


In addition, we will need the approval of the Foreign Asset Control, the Federal Communications Commission, the State and Commerce Department and the Cuban government in order to complete our proposed Project Unidad. Although we are confident that there is no violation of the Cuban Democratic Act in our proposal, as Internet traffic is already widely available between the United States and Cuba, we cannot begin construction until such time as permission has been secured and the proper licenses have been obtained from both governments. Although no assurances can be given, we believe that we will be able to comply with all requirements in order to complete this project.


Our business plan contemplates future international operations but there are numerous risks and uncertainties in offering services outside of the United States.

We intend to expand into international markets. We cannot be sure that we will be able to successfully sell our services or adequately maintain operations outside the United States. In addition, there are certain risks inherent in conducting business internationally. These include:

         Unexpected changes in regulatory requirements;

         Ability to secure and maintain the necessary physical and telecommunications infrastructure;

         Challenges in staffing and managing foreign operations; and

         Employment laws and practices in foreign countries.

Any of these could adversely affect our international operations. Furthermore, some foreign governments have enforced laws and regulations on content distributed over the Internet that are more restrictive than those currently in place in the United States. Any one or more of these factors could adversely affect our contemplated future international operations and, consequently, our business.

We may be unable to protect our intellectual property rights or to continue using intellectual property that we license from others.

We rely on a combination of copyright, trademark, service mark, and trade secret laws and contractual restrictions to establish and protect certain of our proprietary rights. We have no patented technology that would bar competitors from our market. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our data or technology.

THE UNCERTAINTY ASSOCIATED WITH UNPROVEN BUSINESS MODELS
Since Quest Net's business model is relatively new and unproven, we may not be able to anticipate and adapt to a developing market, or may be unable to manage its network infrastructure (including server, hardware and software) to handle its Internet traffic, or to effectively manage its rapidly expanding operations.

THE COMPANY HAS LIMITED MARKETING AND SALES CAPABILITY. Because of our limited working capital in the past, we have not had the resources to develop a marketing and sales force. In order to increase our revenues, we will have to develop a marketing and sales force with technical expertise and marketing capability. There can be no assurance that we will be able to establish such sales force or that we will be successful in gaining market acceptance for our services. There can be no assurance that we will be able to obtain and retain a qualified Director of Sales, further develop our sales force or obtain and retain qualified sales personnel on acceptable terms, if at all or that any of our proposed marketing schedules or plans can or will be met. To the extent that we arrange with third parties to market our services, the success of such products may depend on the efforts of such third parties See "Business-Sales and Marketing".

DEPENDENCE ON QUALIFIED PERSONNEL.
Due to the specialized nature of our business, we are highly dependent upon our ability to attract and retain qualified technical and managerial personnel. Therefore we have entered into employment agreements with certain of our executive officers. The loss of the services of existing personnel, especially Mr. Pereira, our president, as well as the failure to recruit key technical and managerial personnel in a timely manner would be detrimental and could have an adverse impact upon our business affairs or finances. Our anticipated growth and expansion into areas and activities requiring additional expertise, such as marketing, will require the additional of new management personnel. Competition for qualified personnel is intense and there can be no assurance that we will be able to continue to attract and retain qualified personnel necessary for the development of its business. See "Management".


OUR EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS, TOGETHER, MAY BE ABLE TO EFFECTIVELY EXERCISE CONTROL OVER ALL MATTERS SUBMITTED TO A VOTE OF STOCKHOLDERS. Our executive officers, directors, and principal stockholders beneficially owned, in the aggregate, approximately 79.9% of our outstanding shares of common stock. In addition, relatives of the executive officers, directors, and principals own approximately 4.5% of the outstanding shares of common stock and most likely would vote their shares with such officers, directors, and principal stockholders. These stockholders, if acting together, will be able to effectively control most matters requiring approval by our stockholders. The voting power of these stockholders under certain circumstances could have the effect of delaying or preventing a change in control of Quest Net Corp.


ANTI-TAKEOVER MEASURES IN OUR CERTIFICATE OF INCORPORATION COULD ADVERSELY AFFECT THE VOTING POWER OF THE HOLDERS OF THE COMMON STOCK. Our Certificate of Incorporation authorizes anti-takeover measures like the authority to issue "blank check" preferred stock. Those measures could have the effect of delaying, deterring, or preventing a change in control without any action by the shareholders. In addition, issuance of preferred stock, without shareholder approval, on such terms as the board of directors may determine, could adversely affect the voting power of the holders of the common stock, including the loss of voting control to others. See "Description of Securities".

THIS PROSPECTUS INCLUDES FORWARD-LOOKING STATEMENTS, WHICH COULD DIFFER FROM ACTUAL FUTURE RESULTS. Some of the information in this Prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect", "anticipate", "continue", or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other "forward-looking" information.

Examples of forward-looking statements include discussions relating to:

         Plans to expand our existing wireless operations;

         Plans to enter the international optical fiber market;

         Introductions of new products and services;

         Estimates of market sizes and addressable markets for our services and products;

         Anticipated revenues from designated markets during 1999 and later years;

         Statements regarding the Year 2000 issue; and

We wish to caution you that all the forward-looking statements contained in this Prospectus are only estimates and predictions. Our actual results could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties, or actual events differing from the assumptions underlying these statements. Such risks, uncertainties, and assumptions include, but are not limited to, those discussed in this Prospectus.

NO PAYMENT OF DIVIDENDS IN FORESEEABLE FUTURE
Although we declared a three-for- one stock dividend in December 1998, we do not intend to pay dividends on our common stock in the foreseeable future. Our board of directors does not intend to declare any dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business operations. As a result, the return on your investment in us will depend upon any appreciation in the market price of the common stock. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for dividend payments. The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend upon our earnings, capital requirements and financial condition, and other relevant factors. See "Business-Dividend Policy".


                                 CAPITALIZATION

The following table shows our capitalization at June 30, 1999.

                                                     June 30, 1999
                                                     -------------

Notes Payable                                                 -0-

Long Term Debt                                                -0-

Capitalized lease obligations                                 -0-

Stockholders' Equity
  Common Stock --no par value, authorized
     50,000,000, issued and outstanding;
     22,045,500, 47,000 warrants $7,191               12,442,327

Preferred Stock -- no par value,
     authorized 5,000,000 shares issued and
     outstanding at June 30, 1999  100,0001

Additional Paid in Capital                                    -0-

Accumulated Deficit                                  $(8,019,883)

Total Stockholders' Equity                           $ 4,422,444


---------------
1 The Preferred Shares were redeemed in July 1999 at a redemption price of $10.00 per share.

                         SELECTED FINANCIAL INFORMATION

The following selected financial information is derived from the Financial Statements appearing elsewhere in this Prospectus and should be read be read in conjunction with the Financial Statements and Notes. Financial Information is for the period from June 30, 1998 to June 30,1999.

                                                                                      Year Ended June 30
                                                                       ----------------------------------------------
                                                                       1998                                      1999
                                                                       ----------------------------------------------
Selected Income Statement Data:

Net Revenues...........................................................$ 1,070,198                                  -0-

Income (Loss) from Operations..........................................$(8,015,042)                            $(4,761

Income (Loss) before Income Taxes and
  Extraordinary Item...................................................$(8,012,419)                            $(4,761

Net Income (Loss) per Share
  Basic................................................................$     (0.71)                            $ (0.02)
  Diluted..............................................................$     (0.71)                            $ (0.02)

Shares Used for Computing Net Loss Per Share
  Basic................................................................ 11,351,263                             240,000
  Diluted.............................................................. 11,351,263                             240,000

Selected Balance Sheet Data:
                                                 June 30, 1999
                                                 -------------

Cash..............................................$3,298,289

Total Current Assets..............................$3,340,804

Total Assets......................................$5,675,143

Current Liabilities...............................$1,252,699

Stockholders' Equity (1)..........................$4,422,444

--------------------
1 Gives effect to the 10 to 1 reverse stock split in October 1998 and the 3 for 1 stock dividend in January 1999.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following information should be read in conjunction with our Financial Statements and Notes, included elsewhere in this Prospectus.

Overview
We provide Internet system and network management solutions for enterprises with mission-critical Internet operations, including server hosting, Internet connectivity, collaborative management, and Internet technology services.

We earn revenue primarily from subscriptions from our customers for Internet connection and access. Subscription fees among our Internet service providers vary between $19.95 and $150.00 per month, depending upon the type of service each customer selects. Customers generally pay us directly on a per-service basis for these services.

From time to time we have generated revenue from the sale of internet-related software and the subsequent modifications to the software.

Or costs and expenses primarily fall into the following categories:

>>       Telecommunications and operations;
>>       Employee stock compensation plans;
>>       Sales and marketing;
>>       General and administrative;
>>       Amortization and depreciation.

Our telecommunications and operating expenses consist of our cost of telecommunications, including the cost of local telephone lines and costs of leased lines connecting the Internet and our operations centers. We expect these expenses to increase over time to support our growing subscriber base.

Our operating expenses also include employee salaries and benefits, equipment costs, office rent and utilities and customer service and technical support costs. We expect customer service and support expenses to increase over time to support new and existing subscribers.

Our sales and marketing expenses to date have been minimal due to the start of our operations. We expect those expenses to increase as we implement our business plan in the coming year. We anticipate those expenses to include advertising and commissions and bonuses paid to our sales and marketing personnel. We also anticipate hiring additional sales and marketing personnel to assist us in our rapid growth plans.

Our employee stock compensation plans consist of restricted common stock awards and options. We have utilized our restricted stock as an incentive to attract and keep qualified experienced key personnel. We plan to look at certain employment agreements currently in place to determine the need, if any for modification. We also plan to develop an employee stock compensation/option plan that will attract new employees, retain current employees, and will not be disproportionate to our income from operations.

Our general and administrative expenses consist primarily of administrative staff and related benefits. We expect our general and administrative costs to increase to support our growth.

Our amortization expense primarily relates to the amortization of goodwill and a non-compete agreement acquired in our purchase of a e-commerce provider and certain equipment and licenses related to our proposed plans to offer Internet kiosks. Amortization expense is based on our best estimate of the useful lives of the intangible assets.

Our depreciation expense primarily relates to our equipment and is based on the estimated useful lives of the assets ranging from three to five years using the straight-line method for the equipment. Depreciation expense is expected to increase as we place in service equipment already purchased and as we acquire additional equipment to support our intended growth.

We made an acquisition of an e-commerce provider, which has been accounted for using the purchase method of accounting. As a result, the amount by which the fair value of the consideration we paid in the acquisition exceeded the fair value of the net tangible assets we bought of $3,372. We allocated the excess of $331,628 to the non-compete agreement, which was acquired as part of the purchase. The non-compete agreement will be amortized over the life of the agreement, which is three years.

Reverse Split
Unless otherwise stated, all share and per share information contained in this prospectus gives retroactive effect to a 1-for-10 reverse split of all outstanding shares of our common stock on October 16, 1998.

Common Stock Dividend
We issued a stock dividend to shareholders of record on January 6, 1999 giving three shares of our common stock for every one share held. The dividend of 15,525,081 shares was greater than twenty five percent of our pre-dividend outstanding shares; therefore it was accounted for as a forward three for one split.

RESULTS OF OPERATIONS

Twelve Months Ended June 30, 1999 and June 30, 1998.
----------------------------------------------------

The discussion of our historical results set forth below addresses our historical results of operations and annual conditions as shown on our Consolidated Financial Statements for the fiscal year ended June 30, 1999, as compared to the fiscal year ended June 30, 1998. However, this information is not necessarily indicative of our operating results since we had no significant operations until July 1998, when we purchased the assets of Pact Communication Group, Inc. and began our Internet operations.

Revenue
For the year ended June 30, 1999, we had $136,361 of revenue consisting primarily of subscriber revenues received for Internet access and Internet related services and revenues from our sale, installation and modifications of software to one customer totaling $933,837, resulting in total revenues from continuing operations of $1,070,198. We had no revenues from continuing operations for the year ended June 30, 1998.

Expenses and Net Loss from Operations
Stock based compensation for the year ended June 30, 1999 increased to $6,109,110 form $-0- for the period ended June 30, 1998. The increase was primarily due to common stock issued to our executive officers pursuant to their employment agreements and performance bonuses.

Bad debt expense for the year ended June 30, 1999 increased to $893,095 from $-0- for the period ended June 30, 1998. The increase was primarily due to software sales to one customer who is in default of the Software Sales Agreement with respect to the payment provisions of the Agreement.

Salaries expense for the year ended June 30, 1999 increased to $383,160 from $-0- for the period ended June 30, 1998. The increase was due to the hiring of employees and commencing our start-up activities and operations.

General and Administrative expenses consist primarily of office and equipment rent, costs associated with operating our offices, such as telephones, utilities and supplies, insurance and professional fees, such as legal, accounting and consulting. These expenses increased to $634,861 for the year ended June 30, 1999 as compared to $4,761 for the year ended June 30, 1998, primarily as a result of our start-up activities and beginning minimal operations

Depreciation and amortization for the year ended June 30, 1999 increased to $313,367 from $-0- for the period ended June 30, 1998. The increase was due to our placing in service equipment acquired during the year and intangible assets acquired in our purchase of Wings Online, Inc.

Loss of disposal of assets for the year ended June 30, 1999 increased to $56,559 from $-0- for the year ended June 30, 1998, primarily as a result of our replacing equipment acquired at June 30, 1998, which was not placed in service with new equipment acquired during the year ended June 30, 1999.

These activities resulted in a net loss for the year ended June 30, 1999 of $8,012,419

Liquidity and Capital Resources
Since our inception, we have relied principally upon the proceeds of private equity financings to fund our working capital requirements and capital expenditures. We have generated only minimal revenues from operations to date.


During the year ended June 30, 1999, we offered and sold 1,039,248 shares of our common stock for total cash proceeds of $925,000, equipment valued at 42,400 and consulting services valued at $32,600. We paid a total of $2,950 in cash for legal fees related to the cost of the offering and issued an additional 24,000 shares of our comm. Stock for other costs of the offering valued at 15,000.


In July 1998, we issued 60, 000 shares of our $10.00 stated value convertible preferred stock in exchange for software. The 60,000 preferred shares were converted in November 1998 for 300,000 shares of our common stock. The conversion rate of $2.00 per share was based on 80% of the three-day average bid price for the common stock prior to the date of conversion.

In December 1998, we issued 100,000 share of our $10.00 stated valued convertible redeemable preferred stock and 2,607,666 of our common stock to one shareholder in exchange for computer equipment valued at the fair valued of the equipment of $1,724,520. In July 1999, we redeemed our preferred stock at its stated value of $1,000,000. In February 1999, we acquired all of the outstanding stock of Wing Online, Inc. for $335,000. The purchase price was paid in $135,000 cash and 29,326 shares of our common stock valued at $200,000. To date, Wings Online has generated positive cash flows from operations.

In May of 1999, we sold to one accredited investor, 910,747 shares of our common stock for gross proceeds of $5,000,000 less $350,000 in offering costs, resulting in net proceeds of $4,650,000.

At June 30, 1999 we had cash on hand of $3,298,289. We believe we have sufficient liquidity to meet our near-term obligations and to continue with our proposed operations. If we are unable to generate and sustain positive cash flow from our operations and if we incur penalties and interest due to our inability to register certain shares, our liquidity and our planned rate of growth will be adversely affected.

Although; we cannot accurately predict the precise timing of our future capital, we estimate that we will need to expend approximately $1,000,000 on our wireless expansion to Tampa Florida, $500,000 for T-3 lines and $700,000 in equipment. In addition, our present operating costs are approximately $60,000 per month. If the United States and Cuban government approve Project Unidad (the installation of undersea cable to Cuba), we estimate that the cost of the project will be approximately $11,000,000 over a two-year period. We have received preliminary indications of interest to finance this project. However, if and when the time comes to begin Project Unidad, we may not be able to get financing or if we do, it may not be on terms favorable to the Company.

We are in the planning stages of an additional $5,000,000 equity offering which may be dilutive to our existing shareholders. We are also negotiating operating and/or capital leases, which may involve pledging some or all of our assets and may contain restrictive covenants with respect to raising future capita and other financial and operational matters.

If we are unable to obtain necessary additional capital, we may be required to change our proposed business plan and decrease our planned operations, which would have a material adverse effect upon our business, financial condition, or results of operations.

                                    BUSINESS

EXPLANATION AND BACKGROUND OF THE INTERNET
The Internet is a collection of computer networks connecting millions of public and private computers around the world. In its formative stages over a span of 20 years, the Internet was used by government agencies and academic institutions to exchange information, publish research, and transfer e-mail. It was only in 1991 that the U.S. government opened the Internet to private enterprise. That was the same year that Tim Berners-Lee at CERN Labs in Geneva developed the World Wide Web ("www"), which made the graphical presentation of information on the Internet possible. Since then, a number of factors, including the proliferation of communication-enabled personal computers, the availability of intuitive graphical user interface software and the wide accessibility of an increasingly robust network infrastructure have combined to allow users to easily access the Internet. This, in turn, produced rapid growth in the number of both commercial and personal Internet users. In 1994, Netscape and America Online still had fewer than one million subscribers. Only in 1995 did the Web begin to capture the attention of a significant portion of the general public and of the media.

In its early days the Web was used to provide information in a relatively passive way. This has been referred to as publishing "electronic brochures". Eventually, many sites became more interactive, allowing searches and retrieval from extensive databases. While the interactive capabilities of the Web made purchasing items technically possible, concerns about the security of transmitting credit card information over public data channels inhibited the growth of online commerce. Only in the past 18 to 24 months has electronic commerce begun to find acceptance among consumers. While the credit card and banking industries are continuing to work on solutions to the security weaknesses of the Internet, a growing percentage of the public has grown comfortable purchasing online using the available Secure Socket Layer ("SSL") technology.

Within the past year, growth has been dramatic. In its Internet survey, Nielsen found a "startling increase" in Web users actively shopping on the Internet. That survey found that 39% of all Web Users had searched for product information online prior to making a purchase, compared to only 19% last year. More importantly, the number of Web users who actually purchased a product on line reached 20 million. In a January 1998 special report prepared by Ernst & Young and the National Retail Federation, the authors found that 32% of consumers with online access have purchased products or services on the Internet. Twice that amount (64%) research products online and later buy them through traditional channels. Other research by Nielsen indicates that long-time Internet users are more than twice as likely to purchase as newcomers. This indicates that Internet commerce should increase rapidly as people gain experience using the Web.

The emergence of the Web, the graphical, multimedia environment of the Internet, has resulted in the development of the Internet as a new mass communication medium. The ease and speed of publishing, distributing and communicating text, graphics, audio and video over the Internet has led to a proliferation of Internet-based services, including chat rooms, online magazines, news feeds, interactive games and a wealth of educational and entertainment information, as well as the development of online communities. In addition, by eliminating many of the costs involved in executing routine commercial transactions, such as simple banking services and retail purchases, the Internet is rapidly providing individuals and organizations with a new medium for conducting business.

The table below defines the number of worldwide Internet users in 1998 by continent.

-----------------------------------------------------------------------------------------------------
                                              1998 Worldwide Internet Users
                                              -----------------------------
                              Continent                                          Number of Users
                              ---------                                          ---------------
                                                                                   (Millions)
                            North America                                              79,000
                            Europe                                                     23,000
                            Asia/Pacific Rim                                           15,000
                            South America                                               2,000
                            Africa                                                      1,000
                            Middle East                                                   541
                                                                                 ------------
                            Total                                                     121,000
-----------------------------------------------------------------------------------------------------

According to International Data Corporation, the total number of worldwide Internet users in the year 2002 will approximate 320 million, reflecting over a two and one-half fold user increase over the next 5 years.


Morgan Stanley Research estimates that demand for online and Internet services will closely follow personal computer (PC) penetration within the home and office. PC penetration recently reached a rate of nearly one-third of all United States households. This penetration rate is similar to the household TV penetration level in the early 1960s and is expected to increase to a level close to the current TV household penetration level of 98% within the next 10 to 20 years.

This estimate projections that the use of the Internet will continue to grow as it continues to provide more and more of the functions now provided by mail, telephone and television, performed in a more cost and time-effective manner.

THE INTERNET INDUSTRY
Our business operations are dependent on the Internet. According to a Nielsen Media Research survey released in September 1997, 58 million adults are using the Internet in the United States and Canada with over one half of this number on line during the 24 hours prior to the survey. A new Nielsen Study released in June 1998 reported that this number has now reached 79 million, representing a growth rate of 36.2 percent.

The Nielsen study revealed that the number of people buying products and services via the Web has hit 20 million. The number of Web shoppers, i.e., people checking out or comparing products and services on the Web, is now 48 million, representing a 37 percent increase that is roughly in line with the overall Internet population growth. The number of people making purchases via the Web has doubled. Using results from a January 1997 study as a baseline, this amounts to a robust compounded rate of 2.5 percent a month through June of 1998. In that same 18-month period, the number of on-line buyers increased even more dramatically. From January 1997 to September 1997, the number of on-line buyers grew at a rate of 3.5 percent per month. From September through June 1998, the growth in on-line buyers accelerated to 8 percent per month. Nielsen advises that, while technological innovations have definitely broken through, they are generally transparent to the user. The dramatic increase in on-line purchasing is primarily attributed to people realizing how quick and easy it is to shop on the Web. This is the impact of branding, word-of-mouth and consumer trust.

The Nielsen Report also highlighted some of the demographics centered on the Internet population in the United States and Canada. These include:

       o More than 50 percent of Internet users fall with the age population between 16 and 34. This approximates 40 million people.

       o The number of people of age 50 or greater represents 17 percent of Internet users, or 13 million persons.

       o Approximately 43 percent of Internet users, or 34 million persons, are women.

       o Most on-line shoppers (69 percent) and purchasers (71 percent) are men.

Morgan Stanley's High Technology Group projects that by the year 2000, there will be 150 million people with Internet access worldwide. They believe that this may be conservative, since there are already 230 million PCs in the world. Sales of PCs have exceeded those of television sets every year since 1996.


The actual and forecasted growth of Internet use from 1997 through 2002 is displayed in the following table.

-----------------------------------------------------------------------------------------------------------------------------
                                               Worldwide Internet Population
                                                         (Millions)
                                                                                                      Av. Annual Growth Rate
                                                             1997                     2002
                                                             ----                     ----
                                                                                                            (`97-`02)
US Internet users                                            38.7                    135.9                    23.3%
Worldwide Web users                                          68.7                    319.8                    29.2%


Source: Industry Standard Magazine, July 10, 1998
-----------------------------------------------------------------------------------------------------------------------------

Although there can be no assurances, as the table indicates, the Internet should continue its growth as a communications, research, entertainment, and commercial medium into the 21st century.

INTERNET MARKET SECTORS
The table below highlights the different sectors of the Internet market in the United States and values each.

-----------------------------------------------------------------------------------------------------------------------------
                               Market Sectors                                                   Market Size
                               --------------                                                   -----------
                                                                                               ($ Millions)
                                                                                       1998                    2002
                                                                                       ----                    ----
                      Connection (Access) Services                                    $4,333                 $12,348
                      E-Commerce - Goods and Services-                                14,000                 268,817
                      Advertising                                                        940                   7,700
                      Fiber Optic Cable (Worldwide)                                    6,480                  13,437
                      Internet Wireless Services (U.S.)                               30,000                  74,650
                      Community Developers                                               816                   1,692
                      Content Providers                                                  338                     701
                      Commercial Software                                              5,230                  10,845
                                                                                       -----                  ------
                      Total                                                          $62,137                $390,190
Source: IDC, The Global Market for Internet Usage and Commerce, June 1998; the Oaktree Group.
-----------------------------------------------------------------------------------------------------------------------------

Although no assurances can be given, as the table indicates, sales to the Internet market are predicted to increase over six-fold during the next 5 years.

Of the eight market segments listed above, we participate in all except Commercial Software Development. Our target markets are defined below. There can be no assurance that we will be able to enter into or compete in the target markets or be able to obtain any market share

The Internet Connection (Access) Market
---------------------------------------
The market for Internet connection services was estimated at $4.3 billion in 1998 and is forecast to nearly triple by the year 2002 to over $12 billion. Connection services are needed by both business and residential customers, including vendors and consumers, so they can hook up to the Internet and participate in the other services available through this interactive medium, such as web hosting, advertising and e-commerce. U.S. Internet usage is estimated at over 70 million in 1998 and is forecast to grow to nearly 136 million by the year 2002.

According to International Data Corporation (IDC), a market research company, growth in Internet access is a universal phenomenon and not limited to the U. S. High Internet activity was found in homes in certain Asia-Pacific countries, where access often costs more and fewer PCs are equipped with modems. For instance, Japan had a higher utilization rate than the U.S., with more than 18% of households with PCs were using them to access the Internet. Hong Kong's utilization rate was also high, with 12% of PC households accessing the Internet. This is the same percentage-accessing rate as in the U.S. in 1995. ICD's study also revealed a substantial amount of commerce being conducted on the Internet, both within and beyond the U.S. borders. In Western Europe, 34% of households accessing the Internet said they used the Internet to purchase goods and services. In Japan, the number of persons engaged in commerce over the Internet was 17%; and for the rest of Asia it was also 17%. By contrast, the percentage of U.S. households accessing the Internet that used it for purchasing goods and services was 22%. The table below lists the percentage of universal households with PCs that access the Internet.


      ----------------------------------------------------------------------------------------------------------
                                      Universal Internet Usage by PC Households
                                      -----------------------------------------

                                        Country             Percent of PC Households
                                        --------            ------------------------
                                        U.S.                   16.0%
                                        U.K.                    9.5
                                        France                  6.5
                                        Germany                11.7
                                        Italy                   5.8
                                        Japan                  18.4
                                        Australia               8.9
                                        Hong Kong              11.7
                                        Singapore               7.0
                                        South Korea             6.3
                                        Taiwan                 10.3
      Source: International Data Corporation
      ----------------------------------------------------------------------------------------------------------

The Internet Advertising Market
-------------------------------
The Internet Advertising Bureau (IAB) announced that in the first Quarter 1998 spending on advertising reached $351 million, an increase of 27% over the first Quarter of 1997, and the eighth consecutive quarter of positive growth. According to the report, a trend is developing toward a traditional media model for Internet advertising, with computer and consumer-related advertising leading the way. This market is new and rapidly evolving. Many companies now consider the Internet an integral component of the overall media mix and view a strong presence on the Internet as key to their overall branding. Use of the Internet by consumers is growing at an enormous rate. The consumer online and Internet service industry is now in its second stage of evolution that is embracing both consumers and businesses. Morgan Stanley Research and CommerceNet estimates that the number of global Internet users exceeds 120 million, will grow to approximately 152 million by the year 2000, and will reach nearly 320 million by 2002.


The Internet Wireless Market
----------------------------
Today's telecommunications ("telecom") systems deliver voice, video, and data via a variety of wired and wireless methods. Annual global spending on telecom, already at $726 billion, is expected to grow to $1 trillion by 2001. There are more than 68.3 million wireless phone users in the U.S., representing a market penetration of about 17%. Revenues derived from this "wireless umbrella" over the U.S. amounts to approximately $30 billion in 1998. There are approximately 180 million wireless customers worldwide, which is only a 3% market penetration. That leaves a lot of room for growth.


One major trend in today's market is the conversion of cellular networks to digital, which allows asynchronous data transmission required by today's computers. In fact, data communications, driven by the Internet, are replacing voice communications. Today's networks already carry as much fax and data traffic as they do voice traffic. By 2001, some analysts believe that 90% of all traffic carried on telecommunications network will be data-driven. However, phone networks were designed to handle voice, not data, and thus fiber optic networks incorporating the latest data transfer technologies are poised to serve this new traffic.

For areas that are too remote to install fiber optic cable lines, wireless LANs (Local Area Networks) have been developed and are taking their rightful place in the Internet market. As computers become, smaller, more powerful, and more mobile, people are no longer tethered to one location. Offices, work areas, and service locations are continuously changing and the available connectivity and Internet access capabilities need to parallel this change. The Oaktree Consulting Group forecasts that the current $ 30 billion U.S. market will grow to $74.6 billion by the year 2002, amounting to an average annual growth rate of 25.5%.

The Fiber Optics Market
-----------------------
Fiber Optics is the art of transmitting light and optical images through transparent fibers, either clear plastic or glass. This technology offers myriad advantages to copper-based cable, which has been used extensively to date for transmission purposes. One major advantage is the creation of higher bandwidth that makes possible the transmission of high capacity images over the Internet.

According to Pioneer Consulting, the worldwide market for fiber optic cable in 1996 was approximately $5.9 billion, reached $6.5 billion in 1998, and is forecast to grow to over $13 billion by the year 2002. The development of high-speed backbone technologies such as ATM and Gigabit Ethernet, that require ever-increasing bandwidth, is driving the growth of this market.

The advantages of optical fiber as a communications medium has been recognized since the technology was introduced in the mid-1970s, but the cost of the optical fiber and the associated electronics prevented its deployment until the mid-1980s when single-mode fiber optic systems began to be installed in the long distance transmission facilities of the telephone companies. Essentially, all terrestrial and submarine communications systems now use fiber optic cables and, as the economics continue to improve and the demand for bandwidth continues to increase, fiber optic cable will be used in more and more applications. Thus, the increasing use of fiber optics transmission facilities in communications networks is well established.

As use of the Internet continues to become a major tool of commerce, and as world economies continue to grow and U.S. trade and communications are initiated with under-developed and otherwise strategically isolated nations, we recognize an opportunity to bring fiber optic capabilities to Cuba and to the tourist rich islands of the Caribbean. To this end we are in the process of implementing the strategy described in its "Project Unidad", which is a high capacity (up to OC-192 or 10 Gbps), fiber optic communications network connecting Cuba's major population centers with the U.S. and the world. See "Business-Project Unidad".

The E-Commerce Market
---------------------
Shopping is rapidly increasing as a common activity among Internet users. According to PC Meter, which tracks the web surfing habits of a sample of about 9,000 to 10,000 households, the percentage of its sample that visits shopping-specific sites had been rising. In February 1997, shopping-specific sites as a category had a reach (defined as the percentage of user sample that visited a shopping- related site) of 31% among U.S.-based consumers surveyed, and ranked eighth among the 12 most used categories of web service. In terms of percentage growth in one year, only travel (93%) saw a greater increase than shopping (54%). In a June 1998 report, IDC Consulting estimates that the Global Market for Internet commerce topped $14 billion in 1998, forecast to grow to $268.8 billion by 2002. In a 1997 report, Morgan Stanley forecasted the 2002 e-commerce market in the U.S. to be at least $112 billion or 42% of the worldwide market. It based this forecast on the assumption that the e-commerce market will continue to grow at nearly 24% per year, the percentage of web users making online purchases will grow from 20% to 45%, and the average annual spending will grow from $250 today to nearly $800. By way of comparison, average annual spending per mail order customer was approximately $1,000 in 1997.

As the total number of web users increases, and as consumers become more comfortable shopping over the Internet, we believe that there will be tremendous opportunities for Internet retail companies with the products that satisfy consumer needs and the know-how to manage online selling and distribution systems.

The Long-Distance Telecom Market
--------------------------------
In the U.S., local calling revenue was $96.6 billion in 1997. Long distance revenue amounted to $92.7 billion in the same year and is estimated at $102 billion in 1998. Future growth rates are forecast at 10%. The defining feature of today's telecom market is change, spurred by technological advances and deregulation.

Today, about 94% of all U.S. households have telephone service. With the dissolution of AT&T's national monopoly in 1982, a new era of competition began, one with cheaper rates, sophisticated pricing management, and barrage of telemarketing tactics. Mega-mergers have now become the norm in this industry, as competitors buy their customers through acquisition rather than build new networks. In 1996, these mergers totaled $77 billion. In 1998, the MCI-WorldCom merger alone was valued at $37 billion. This deal highlights how a formerly obscure company such as WorldCom, which started life in 1983 as a cut-rate long-distance carrier called LDDS, can grow into a dangerous rival through acquisitions. WorldCom has acquired approximately 40 competitors over the years. The marriage of MCI to WorldCom created the third largest U.S. telecommunications company, behind AT&T and Sprint.

A developing trend in the long distance phone market is the reselling of long distance services bought, under high volume contracts and at deeply discounted rates from major telecommunications carriers such as those mentioned above. These services are resold to commercial customers too small to receive the discounts directly from the major firms. The resellers operating in this area of long distance activity (both regional, national and international) are high growth companies with incomes between $10 million and $100 million, are experiencing double digit growth rates, and are lean staffed. We plan to enter this market through our Questel division.


HISTORICAL OVERVIEW OF OUR COMPANY
We were incorporated in the State of Colorado in November 1995, under the name A.P. Sales Inc. Our proposed business was to engage in the purchasing, reconditioning, selling, moving, and repairing of office equipment and furniture, including, primarily, filing and storage cabinets, and workstations. Until July of 1998, our operations were primarily organizational in nature or related to raising capital.

In July 1998, we acquired certain of the assets of Pact Communication Group, Inc. ("Pact"), a privately held Florida corporation. The assets that were purchased were related to Pact's Internet provider business and valued at $125,274. The purchase price for the assets was the issuance of 2,000,000 shares of our common stock. We then changed our name to Quest Net Corp. and, in December 1998, domesticated in the State of Florida.

After the acquisition of Pact's assets, we became a provider of Internet system and network management solutions for enterprises with mission-critical Internet operation, including sever hosting, Internet connectivity, collaborative management and Internet technology services.

We utilize our proprietary technology and equipment to provide a total solution for Internet connections to commercial entities, most of which provide some form of Internet value-added service to others and to individuals. We accomplish this through a wholesale business model in which we do not offer consulting services and systems integration, but only provide bulk dial-up Internet access, and dedicated Internet access.

We are a provider of secure, full-service global Internet and Intranet broadband digital networking solutions for businesses and individuals. We have a high-speed low delay connection (referred to as an ATM) and several backup connections to the Internet. We offer dedicated high speed Internet access, metropolitan and wide area network data transport services, including virtual private networks, to several commercial clients and other ISPs (Internet Service Providers) and wireless Internet connection at a speed of up to 16 Mbps to a distance of 20 miles on a license free spectrum. We believe that we offer one of the fastest and cleanest routing systems for the transfer and delivery of voice, video, and data streams at several speed ranges. The solutions provided by us include co-location, hosting, dedicated and wireless Internet connectivity, content, electronic commerce (e-commerce), and search engine services. We anticipate that in the future we will be able to provide discounted long distance services and offshore optical fiber capacity.

We provide or will provide these services through five subsidiaries, each with its own market and customer base. We sell dial-up and dedicated Internet access services through IPQuest Corp. and wireless Internet services through Quest Wireless Corp. We also provide Internet content, e-commerce and search engine development through Globalbot Corp. and will provide long distance phone services through QuesTel Corp. In addition, we plan to provide optical fiber capacity to the islands in the Caribbean Sea, including Cuba, through Quest Fiber Corp. Our operating structure is depicted in the figure below.


                                 [GRAPHIC HERE]

                          Quest's Operating Structure

                                 Quest Net Corp.

IP Quest Corp.                   Globalbot                Questel Corp.             Quest Wireless Corp.          Quest Fiber Copr.

Dial-up Services                                                                                                     Fiber Optic
Web Hosting Services                                                                                                   Services
Dedicated Services       Advertising Services              Long Distance             Wireless Internet
                         Search Engine Services               Services                  Services
                         Content Services
                         E-Commerce Services
                         Wings Online
                         E-Commerce Services


Until July 1999, when we terminated our agreement, we serviced our dial-up customers nationwide through more than 228 points of presence (POPs) that were provided through contractual agreements with PSINet. In September 1998 and February 1999, we entered into two four- year contract with World Com Network Services ("World Com") to provide us with certain network transit capacity to make the long distance metropolitan area connection to MAE (Metropolitan Area Exchange) in Dallas, Texas and San Jose, Puerto Rico. Due to lack of bandwidth World Com was unable to timely provide the services and the contract was terminated in July 1999.


After an intense review of our operations, revenues and costs, we decided that our operations were to wide-spread and that were expending substantial management, sales and marketing efforts and money to service, maintain and market to customers in large a geographic area. In June 1999, we decided to streamline our operations and curtail our expenses by concentrating our efforts on providing and marketing our services in Florida, with gradual managed growth to other areas.

In July 1999, we entered into a two-year Internet Access Service Agreement with Qwest to provide us with certain network transit capacity, which we believe to be adequate for our capacity requirements. The Qwest agreement will provide us with additional bandwidth connectivity to the Internet.


In June 1999, we signed an agreement with Wireless Inc. ("Wireless"), a leader in wireless networking, for wireless access equipment and installation valued at $2.5 million. We will use the equipment to initially expand our wireless network from Homestead to Jupiter, Florida. Once installation is completed, this equipment will provide our customers with high-speed wireless Internet connections utilizing Wireless's WaveNet(R) IP 2458, point-to-multipoint, wireless access routers. The WaveNet IPs will be deployed off a wireless backbone that Wireless and Quest Net have partnered together to build. The second stage will be to deploy the network on the entire East Coast of Florida and eventually the entire state of Florida. Installation of the WaveNet IP 2458 central units has begun and we anticipate completion within one year. We believe that the future of dedicated services is in wireless technology. Wireless technology provides innovative, high-quality solutions for local connectivity and allows us to provide leading-edge technology to our customer base.


In May 1999, we acquired certain assets of AVX, Inc ("AVX"), valued at $300,000 in exchange for an aggregate of 39,894 shares of our common stock. AVX is a Virginia based manufacturer and developer of "axcess" Internet enabled kiosk systems. The assets that were acquired consisted of kiosk systems, a video studio, digital cameras, software licenses, magnetic insertion card readers, electronic equipment, and computers.

In May 1999, the Board of Directors, with Mr. Pereira abstaining, approved the purchase of 49% of the authorized but unissued common stock of Quest Net Corp. SA (PTY) LTD., a South African Internet company, for $4,000,000 to be paid in our restricted common stock. The shares will be valued at market as of the date of the closing of the transaction. Mr. Pereira owns 40% of Quest Net Corp. SA
(PTY) LTD. Quest Net Corp. SA (PTY) LTD holds a 51% interest in Web Solutions, a South African Web page designer and developer and a Value Added Networks license issued by the South African Telecommunications Regulatory Agency. Because we are purchasing our interest with common stock, we cannot enter into a letter of intent until we receive approval of the South African government.


In April 1998, we entered into a three- year contract with e.spire Communications, Inc. ("e.spire") to purchase PRI's in Florida. Presently we are operating six lines. Customers call into our POP located in Aventura Florida, via one of six PRI's provided by e.spire, they will then be routed to the Internet via a DS3 dedicated Internet connection, which is provided by Bell South.


In April 1999, we were chosen to host the new Volkswagen Press Room Website and Intranet. The Press Room will be used facilitate communication between these Volkswagen managers that are spread all over the world and will enable the users to have instant access to "the tools of their trade. Web Solutions and Johan Wagner, the South African PR manager for Audi, conceived this Website.

In March 1999, we completed our first completely hi-tech, wired, and wireless Internet Voice and Data Smart Building at the Concord Center II of Aventura Florida, which houses our corporate headquarters. The Concord Center II is the first building that we have equipped with advanced communications technology such as fiber optics, maximum bandwidth, and other leading edge telecommunication services. The City of Aventura was the first client to take advantage of our new Smart Building. We offer up to 16 Mbps of Internet access, up to 20 miles from the Smart Building.


In March 1999, we were going to acquire a 40% interest in Web Solutions, a South African Web page designer and developer. We were unable to consummate the purchase due to our inability to obtain financing at that time and the Web Solutions declined our offer of issuing stock for the purchase price. After we declined the purchase, Mr. Pereira, our president purchased the interest through his South African company, Quest Net Corp. SA (PTY) LTD. See "Certain Transactions".


In February and March 1999, we acquired three industry-specific, e-commerce sites, namely, Wings Online, Inc., who's principle asset is an aircraft e-commerce site, Boats Online, a boat marketplace and resource center, and Cars Online an automobile market place. These were acquired for an aggregate of 30,826 shares of our common stock and an aggregate of $142,000 in cash payments.

In January 1999, we received notice from the Federal Communications Commission of approval of our FCC Section 214 Application granting us the authority to provide domestic and international long distance telecommunications services to both residential and commercial customers in the United States.

In December 1998, we purchased certain types of Internet provider equipment and certain domains and sites from Grupo Internet Latinoamericano, S.A. ("Grupo").

At the time the purchase was made Grupo was an unaffiliated third party. The aggregate purchase price for the assets was $2,042,000. We paid the purchase price by the issuance of 2,607,660 shares of common stock and 100,000 shares of redeemable convertible preferred stock. The face value of the preferred stock was $10 per share. In July 1999, we redeemed the preferred stock at a redemption price of $10.00 per share. See "Certain Transactions" and "Principal Stockholders".


In July 1998, we purchased software for the encryption of on-line credit card processing, on-line casino transactions, on-line stock brokerage transactions, and encrypted financial transaction from Simplex Ltda., an unaffiliated third party, for $600,000. The purchase price was paid by the issuance of 60,000 shares of our redeemable preferred stock with a face value of $10.00 per share. The preferred stock was converted into 111,000 shares of our common stock at a conversion price of $5.380 per share. The conversion price was equal to the 5-day average bid price of our common stock at the date of conversion.

We are not currently a reporting company under the Securities and Exchange Ace of 1934, as amended and therefore we have not filed any reports with the Securities and Exchange Commission. Upon effectiveness of the Registration Statement of which this Prospectus is a part, we intend to register under the Exchange Act, and to furnish to our security holders annual reports containing audited financial statements reported on by independent auditors, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year by electronic delivery on our Website at www.ipquest.com.

OUR BUSINESS
We utilize our proprietary technology and equipment to provide a total solution for Internet connections to primarily commercial entities, most of which provide some form of Internet value-added service to others. We accomplish this through a wholesale business model in which we do not offer consulting services or systems integration, but only provide bulk dial-up Internet access and dedicated Internet access.

We also provide dedicated high speed Internet access, metropolitan and wide area network data transportation services, including virtual private networks, to several commercial clients and other Internet service providers (ISPs). In addition, we offer Wireless Internet Connection services at a speed of up to 16 Mbps to a distance of 20 miles on a license free spectrum. As an added service, we set RNAPs (Regional Network Access Points) at our points of presence (POP) location. ISPs), Internet Presence Providers (IPPs), and others can connect to a port on our Fast Ethernet switch, (for free or for a nominal fee) and peer with other local and regional providers there. Peering is an arrangement to exchange data at no additional cost. In this scenario, local providers save money on bandwidth while we benefit by increasing the number of managed interconnections.


Until July 1999, when we terminated our agreement, we serviced our dial-up customers nationwide through more than 228 POPs that were provided through contractual agreements with PSINet. In September 1998 and February 1999, we entered into two four-year contracts with MCI World Com to provide us with certain network transit capacity at a cost of approximately $30,000 per month, to make the long distance metropolitan area connection to Tier 1 Internet providers. WorldCom was unable to timely provide a DS3 switch in order to commence the services and the contract was terminated in July 1999.


After an intense review of our operations, revenues and costs, we decided that our operations were to wide-spread and that were expending substantial management, sales and marketing efforts and money to service, maintain and market to customers in large a geographic area. In June 1999, we decided to streamline our operations and curtail our expenses by concentrating our efforts on providing and marketing our services in Florida, with gradual managed growth to other areas.

Although we are currently focusing on expanding our wireless operations throughout Florida, we intend to expand our connection abilities nationwide by the year 2002. Our objective is to shape and lead the global market for in total solution for Internet connections. We intend to achieve this goal through a strategy focused on:

         Expanding our premier Web site hosting capabilities;

         Addressing industry-specific customer needs;

         Developing next generation service offerings;

         expanding our wireless operations throughout Florida and eventually nationwide;

         expanding our capabilities through selective strategic alliances and acquisitions; and

         entering the international optical fiber market using Cuba as our entry point.

OUR SERVICES
Our services fall into five main classifications: Connection or Access Services, Content Services, Optical Fiber Services, Internet Wireless Services and Advertising Services, each serving a different market and a different customer base.

Internet Connection (Access) Services
-------------------------------------
Connection services to the Internet are provided through our IPQuest and Quest Wireless divisions. This is currently our core business. The Internet connection or access market comprises Internet Service Providers (ISPs), Internet Presence Providers (IPPs), Internet Content Providers (ICPs) and large corporations, organizations and small office home office. ("SOHO"), up to a T-3 (45 Mbps) connection level. The Internet connection services afforded to this customer base include dial-up, hosting, and co-location services.

Pricing for dial-up services are described in the following table.

         -------------------------------------------------------------------------------
                            Dial-Up Service Pricing Structure

         Service Type          Price Per Month     Terms
         ------------          ---------------     -----
         U.S. Customers           $19.95          Monthly
         International            22.95           Monthly
         Dial-up
         Dial on Demand (ETRN)    49.95           Monthly
         Dedicated V90            150.00          Monthly
         Dedicated ISDN
                  64K             200.00          Local Loop & Installation
                  128K            325.00          Local Loop & Installation
         T1 Frame (56K)           150.00          Local Loop & Installation
         T1 Frame (1.5 Mb/s)      895.00          2 Year Contract, Local Loop & Install
                                  995.00          1 Year Contract, Local Loop & Install
         Wireless (3.0 Mbps)      995.00          Installation
         -------------------------------------------------------------------------------

Hosting Services
----------------
Quest Net provides technical support while giving the end user the fastest possible connection to the Internet through T1 and T3 connections. We also provide the latest in cutting edge marketing for customized Web sites, including a complete Internet Commerce Solution (ICS). We will work with their customer's in-house resources and will handle everything from setup to a search engine registration to provide the customer a Web presence with a minimum of effort.

Quest Net offers its customers three pricing options to accommodate multiple customer needs and budgets as described in the following table.

         ----------------------------------------------------------------------------------------------------
                                                  Hosting Services
                                                  Pricing Structure
                                                  -----------------

                   Service Type                     Price Per Month                       Terms
                   ------------                     ---------------                       -----
                    Value Plan                          $24.99                       Set-up @ $39.99
                  E-Commerce Plan                        49.95                       Set-up @ $99.00
                 Co-Location Plan                   99.00 Port Fee                  Set-up @ $500.00
         ----------------------------------------------------------------------------------------------------

Each plan is individually described below.

              Value Plan This plan is designed to attract individuals and small business entities and offers the following:

     o        Includes the first 2,500 Mb, plus 3 cents per Mb thereafter.
     o        10 Mb of disk space.
     o        2E-mail accounts (POP3).
     o        Account control panel via Web.
     o        Unlimited FTP updates.
     o        Choice of UNIX or Windows NT hosting.
     o        Microsoft Front Page support.
     o        Telenet access to the server (UNIX hosting).
     o        Personal CGI Directory for personalized scripts.
     o        Site counter as well as detailed statistics.
     o        E-mail forwarding, auto responders, and vacation reply.
     o        Domain name registration.  InterNIC fees are additional.

Commerce Plan This plan is designed to attract companies selling products and services on the Internet and offers the following:

     o        Includes the first 5,000 Mb, plus 3 cents per Mb thereafter.
     o        Storage Limit: 100 MB (Extra storage at $0.40/Mb/Month).
     o        10 E-mail accounts (POP3)
     o        Secure Socket Layer (SSL) for credit card transactions.
     o        Shopping Card application, fully configurable.
     o        SQL support for database applications.
     o Database utilities such as search engine, guest books, feedback forms, mailing lists, and mass E-mail conferencing.
     o Domain name registration (www.customersname.com). InterNIC fees are additional.

Co-Location Plan This plan is designed to attract companies or individual business entities running their own servers and offers the following:

     o        Includes the first 1,000 Mb, plus 3 cents per Mb thereafter.
     o        Connect into a 100 Mbps network.
     o        10 IPs per server (Extra IP available at $9.99/Month).
     o        Server available for lease for an extra $69.00 per month.

Dedicated Line Services Dedicated lines consist of anything over 64K of dedicated connection that stay on continuously. These lines may be either wireless or hard-wired with point-to-point connectivity.

Internet Wireless Services
--------------------------
Quest Net offers Internet wireless services through its Quest Wireless Division. These services are designed to meet the expanding needs of local area network/wide area network (LAN/WAN) users that include:

     o        Need for mobility and anytime, anywhere computing.
     o        Configuration flexibility for moves, add-ons or changes.
     o        Quick implementation.
     o        Lower cost.

To meet these needs, our Internet wireless services are designed to replace or complement wired networks, are ideal for providing network access in areas difficult or impossible to wire, allow mobile applications to work with traditional wired LAN applications, and are non-invasive and aesthetic. In short, they are the only LAN solution for true mobile devices, simultaneously providing both mobility and Internet connectivity. Quest Wireless markets its wireless services primarily to owners of existing commercial and residential properties as well as to new property developers. We will provide the equipment needed for the wireless connections at a reduced cost to the developers, which will give them a state-of-the art, value-added item to attract tenants and will increase their bottom-line profits because they will receive compensation based on a percent of their tenants Internet usage. We will also take advantage of the need for this technology by marketing it to small businesses and larger corporations that require a fast and reliable access to the Internet but would rather not have the expense of hard wiring and maintenance or the connection setup delays. The figure below is a simple schematic visualizing a wireless system compared to a conventional wired backbone.

                               Wireless Backbone

                                 [GRAPHIC HERE]

                                 Wired Backbone

Wireless LANs connect at a fraction of the cost of dedicated leased lines with no need for extra telephone lines. This characteristic makes them suitable for a variety of applications including:

     o Hard to wire architectural structures including heritage/old buildings, asbestos containing buildings, marble-walled buildings, and full conduits.
     o Temporary connectivity needs such as on-site training facilities, audit teams and task forces, trade shows and demonstrations, temporary offices and short-term rentals.
     o Disaster recovery applications such as crisis management and LAN backup capabilities in case of cable failure.
     o Outdoor applications linking two or more buildings on a university campus or buildings within a city.

The advantages that Quest Wireless provides to the above applications include:

     o Cost effective and non-invasive connectivity through most types of physical barriers.
     o Undisturbed, ongoing business activities.
     o Reusable set-ups that can be moved to the next project/location with minimal effort.
     o The ability to move people and offices around without rewiring
     o Immediate network installation at the new location
     o More Cost effective than a dedicated leased line.
     o Faster than 64Kbps or T1 lines.

The effective distance of the LAN depends on the antenna, power (amp), and environment. Quest Net's wireless products connect at a speed of up to 11Mbps to a distance of 20 miles on a license-free spectrum.


In June 1999, we signed an agreement with Wireless Inc. ("Wireless"), a leader in wireless networking, for wireless access equipment and installation valued at $2.5 million. We will use the equipment to initially expand our wireless network from Homestead to Jupiter, Florida. Once installation is completed, this equipment will provide our customers with high-speed Internet connections utilizing Wireless's WaveNet(R) IP 2458, point-to-multipoint, wireless access routers. The WaveNet IPs will be deployed off a wireless backbone that Wireless and Quest Net have partnered together to build. The second stage will be to deploy the network on the entire East Coast of Florida and eventually the entire state of Florida. Installation of the WaveNet IP 2458 central units has begun and we expect it to be completed within one year. We believe that the future of dedicated services is in wireless technology. Wireless technology provides innovative, high-quality solutions for local connectivity and allows us provide leading-edge technology to our customer base.


We are currently focused on the Florida market for our connection services. According to a nationwide Internet usage survey commissioned by CommerceNet, the industry consortium for electronic commerce, of the top 12 states in the United States, Florida was the fastest growing Internet state in 1997 based on the number of Internet users in each state. Although California was still the number one leading state in terms of total Internet users, with 6.4 million individuals over the age of 16, Florida's Internet population is estimated to have grown by 72%, from 1.7 million to nearly 3 million users, or six times the national average of 12 percent.

In order to develop and implement our expansion strategy, we entered into a three-year contract with e.spire to purchase PRI's in Florida, a two-year Internet Access Service Agreement with Qwest to provide us with certain network transit capacity and an agreement with Bell South to provide us with dedicated Internet access. We also signed an agreement with Wireless, for wireless access equipment and installation for expansion of our wireless network from Homestead to Jupiter, Florida. Once installation is completed, this equipment will provide our customers with high-speed Internet connections. The second stage will be to deploy the network on the entire East Coast of Florida and eventually the entire state of Florida. Installation of the WaveNet IP 2458 central units has begun and is expected to be completed within one year.


We believe that the Qwest agreement will allow us to build on and establish a presence in areas that build on Qwest's infrastructure. This will allow us to integrate our wireless infrastructure with conventional fiber networks across Florida. The agreement provide for scalable bandwidth that could meet our clients' needs well into the next century. We are planning major expansion efforts throughout Florida and plan to establish a presence in several major metropolitan cities, including Jacksonville, Tampa, Orlando, and Sarasota. This will allow us to build a wireless infrastructure throughout the area that will provide the business community with dedicated high-speed wireless connections at a fraction of the cost of conventional dedicated services.

We believe that this new expansion plan, combined with backbone development already underway on the east coast, will provide us with the framework and foundation to be a dominant force for dedicated services to the business community Florida.

E-Commerce Services
-------------------
We offer the following e-commerce services to its customers through our Globalbot division:

     o        Search Engine Services
     o        List Engines for Specific Markets

We have recently launched our GlobalBot division, which will develop and operate dedicated search engines and also offer Web site platforms for e-commerce transactions. We believe that current search engines are clogged up and have lost their focus and that dedicated search engines will bring order to the present chaotic collection of multimedia and resources on the Internet. The Internet was not designed to support and organize publications and the accurate retrieval of information, as a library would. Our search engines are designed to organize the Net's storehouse of information (books, newsprint, raw scientific data, menus, meeting minutes, advertisements, video and audio recordings, transcripts or interactive conversations) in a manner similar to a traditional library.

A search engine, which combines a librarian's skill with the computer's ability to automate and index information, is vital to the future of Internet use for generating extraordinary advertising revenue. A dedicated search engine that can facilitate automated indexing much like a human indexer will be able to retrieve specific information based on author names, length of document, subject matter and date of publication, allowing the user efficient access to the specific information he is seeking. Once the user has found that specific information site, the user becomes a captive audience for those vendors selling products related to that specific topic. Herein lies a tremendous opportunity to generate advertising revenues.


In February and March 1999, we acquired three industry-specific, e-commerce sites, namely, Wings Online, an aircraft e-commerce sites, Boats Online, a boat marketplace and resource center, and Cars Online an automobile market place. Wings Online is used by users wishing to purchase airplanes, in need of aviation services for financing or insurance, those searching for parts and accessories, or those seeking employment in the aviation industry. Wings Online normally charges $25 per month per listing for a two-month listing. The charge to dealers is a flat rate of $25 until the item listed is sold.


The Boats Online and Cars Online sites are currently less developed than that of Wings Online, but we believe they are equivalent in the potential to generate listing and advertising revenues. We are converting both of these sites to the same streamlined, user-friendly format as used by Wings Online and will apply a similar pricing structure.

We have recently completed the acquisition of the e-commerce sites, Yachts Online and Motor Bikes Online. These sites will follow the same format as our other e-commerce sites.


Search Engine Advertising Services
----------------------------------
The participating community attracted by a search engine is a prime marketing audience for vendors selling products and services into the market that the search engine serves. We are beginning to develop a Web advertising sales organization that will educate, advise, and guide advertisers on optimizing their Web advertising purchases. Its specialized services and technology will enable advertisers to target the mass audience of Web consumers or tailor an advertising strategy for specific affinity groups or for consumers possessing certain demographic traits or requesting information relevant to certain advertisers. Search engine advertisements are of two types, General Banner and Targeted, which are described and priced as follows:

     o General Banner The average rate for Banner advertising is $50 per month, which is currently in place on all of Globalbot's e-commerce sites. However, we will soon implement a new pricing structure starting at 2 1/2 cents per exposure. We believe that more revenue can be generated with this policy than a flat monthly rate.

     o Targeted Targeted advertising is "key word" driven and can be more expensive than banner advertising depending on the key word selected. For example, an insurance company can have its advertisement shown in specific area code or zip code territories, the codes being the key words selected. Prices here range from 3 cents to 8 cents per exposure, depending on the key word or words selected, averaging about 5 cents per exposure.

Both types of advertising will be subject-specific and will appear on the Web window that summarizes the seekers' search results. The typical advertiser targeted by the us for our Web site advertising will be large corporations or organizations that currently advertise nationally in print, radio, television or electronic media, as well as local advertisers looking for exposure in specific geographic areas.

PROPOSED EXPANSION PLAN
The following is our proposed plan to expand our business operations over the next several years. This plan is contingent on several including but not limited to financing of the projects, governmental approval when necessary and retaining additional competent personnel. There can be no assurances that we will be able to implement this expansion or that once implemented it will be successful.

Internet Kiosk Services
-----------------------
In May 1999, we acquired certain assets of AVX, Inc ("AVX"), valued at $300,000 in exchange for an aggregate of 39,894 shares of our common stock. AVX is a Virginia based manufacturer and developer of "axcess" Internet enabled kiosk systems. The assets that were acquired consisted of kiosk systems, a video studio, digital cameras, software licenses, magnetic insertion card readers, electronic equipment, and computers.

The Kiosk Internet Systems will offer Internet access to people without the need for a large capital investment and will also supply Internet access to people who are traveling. We plan to position Kiosk Internet Systems initially in Florida, expanding to other parts of the United States and eventually South Africa and Europe. Our initial placement target market will be airports, hotels, train stations, universities, and other easily accessible public areas. The Kiosk Internet Systems will operate in the same manner as public fax machines located in airports and stores. The user will insert a credit card, which will enable him or her to connect to the Internet. Initially we plan to offer free e-mail access via our Kiosk Internet Systems to users. We will pay the establishment that hosts the Kiosk Internet System 20% of the revenues generated at the establishment. We plan to place 20 Kiosk Internet Systems in universities throughout Florida in the next three months.

South African Market
--------------------
We have identified South Africa as an untapped telecommunications and Internet market with a great potential to generate revenues. We believe that with the growing political maturity in South Africa, the demand for easily accessible in formation is increasing. We intend to position ourselves to provide telecommunications and Internet services to take advantage of this growing demand.

March 1999, we were going to acquire a 40% interest in Web Solutions, a South African Web page designer, and developer. We were unable to consummate the purchase due to our inability to obtain financing at that time and the Web Solutions declined our offer of issuing stock for the purchase price. After we declined the purchase, Mr. Pereira, our president purchased the interest through his South African company Quest Net Corp. SA (PTY) LTD.

In May 1999, the Board of Directors, with Mr. Pereira abstaining, approved the purchase of 49% of the authorized but unissued common stock of Quest Net Corp. SA (PTY) LTD., a South African Internet company, for $4,000,000 to be paid in our restricted common stock. The shares will be valued at market as of the date of the closing of the transaction. Quest Net Corp. SA (PTY) LTD is majority owned by Mr. Pereira. Because we are purchasing our interest with common stock we cannot enter into a letter of intent until we receive approval of the South African government.

We will be seeking other acquisitions and strategic partners South Africa as the opportunity arises.

Optical Fiber Network Services
------------------------------
We plan to enter the international optical fiber market using Cuba area as a starting point. Through our Quest Fiber Division, we will implement our optical fiber strategy as defined in its "Project Unidad" proposal.

Project Unidad will be a high capacity (up to OC-192 or 10 Gbps), fiber optic communication network connecting Cuba's major population center with the United State and the world. It will use state-of-the-art optical amplification and be plow-buried from shore station to 4,900 ft. to avoid external aggressions. A collapsed Synchronous Optical Network (SONET) ring will provide equipment redundancy. A SONET is a standard way to interconnect high-speed traffic from multiple vendors This installation will have a minimum service life of 25 years.

There is currently no fiber optic cable connecting Cuba with the U.S. and the rest of the world. When Project Unidad is constructed, fiber optic capacity will immediately multiply by fifty times the amount of the current copper capacity by adding shore-based electronic equipment. The total design capacity for this project is 10 Gigabytes (Gbps) or enough to carry 129,024 simultaneous voice or data calls.

It is estimated that the overall cost of the project will be approximately $11,000,000 and will be completed within one year from the date of the approval by the proper governmental agencies and securing financing for the project, of which no assurance can be given. A feasibility study has been completed by SETWAVE Communications, a New Jersey based firm that specializes in management and design of Fiber Optics undersea cable. SETWAVE has also been awarded the management contract for the construction and installation of the cable.

In June 1999, our President, Camilo Pereira, received a license from the United States Department of the Treasury to travel to Cuba to discuss Project Unidad with Cuban officials. The licensed travel is for discussion of the project only. We will not be able to conclude any negotiations or begin construction until such time as permission has been obtained from both the United States and Cuban Government.


The Project Unidad system is being designed primarily for data and will only carry Internet and data traffic. Therefore we will not be involved in settlement of telephone tariffs, which is a point of contention between the United States and Cuba. After preliminary contact with the Office of Foreign Asset Control, the Federal Communications Commission and State and Commerce Department, we are confident that there is no violation of the Cuban Democratic Act in our proposal, as Internet traffic is already widely available between the United States and Cuba. We will not begin construction until such time as permission has been secured and the proper licenses have been obtained from both governments. Although no assurances can be given, we believe that we will be able to comply with all requirements in order to complete this project.


Conceptually, Project Unidad will use submarine and terrestrial connections to extend high capacity fiber optics to Havana and all other major cities in Cuba. The main connection point in the U.S. will be Key West, Florida. Havana is targeted as the first interconnection point in Cuba. This is the communications equivalent of an Interstate Highway system that will enable the deployment of new, bandwidth-hungry communication applications such as fast Ethernet, ISDN, video conferencing, and telemedicine and distance education. The figure below is a visual representation of Project Unidad's proposed network.

                               [GRAPHIC HERE]

The Cuban Market
Cuba is the largest Caribbean Sea country, larger that nearly all of the islands within the Caribbean Sea area combined, and, with 11 million citizens, has nearly one-third of the combined populations. The Republic of Cuba is nearly as large as the State of Pennsylvania, approximately as long as the State of Florida, and has the same size population as the State of Illinois. If Cuba were a state within the United States, it would rank seventh in population.

The average literacy rate in this country is 95.7% nearly equally balanced between male and female genders. All citizens age 15 and over can read and write. We believe that Cuba's segmented age structure and high literacy rate indicates a need for high bandwidth-demanding enterprises such as the Internet. The table on the following page illustrates this point.

Cuba's economy, estimated at a $16.2 billion GDP in 1996 and growing at an estimated real growth rate of 7.8%, is in a state of recovery as Cuba begins to open its doors to trade and communication with the rest of the world and as the U.S. relaxes its embargo on Cuban trade. Export earnings in 1996 rose an estimated 40% to $2.1 billion, largely on the strength of increased sugar shipments to Russia and higher nickel production through a joint venture with a Canadian firm. With the economic recovery, imports rose for the second straight year, growing by an estimated 26% to $3.5 billion. Cuba's international trading partners include Russia, Canada, and China.

Cuba's labor force comprised 4.7 million in 1990 (latest available), with 30% of this population working in services and government, 22% in industry, 20% in agriculture, 11% in commerce, 10% in construction, and 7% in transportation and communications. This economically active population translates to a per capita GDP or purchasing power parity of $1,480.

In the area of communications, Cuba's telephone system is among the world's least developed networks. There are only 229,000 telephones for 11 million people, connected internationally in the Atlantic Ocean region by one Intersputnik satellite. Data describing the domestic network is currently not available.

According to a 1993 estimate, Cuba has 2.14 million radios and three radio broadcast and short-wave stations. There are also 58 domestic television broadcast stations serving this population.

The above referenced data indicates a tremendous telecommunications need and opportunity in Cuba.

As a comparison, Taiwan, once an agricultural-based, low labor cost economy with a GDP of $4.2 billion and a per capita GDP of $196 in 1954, is now an international hub of industry and services valued at $224 billion. Taiwan has twice the population, a 10% lower literacy rate, and a per capita GDP four times that of Cuba. Since Taiwan is an open market, exports (valued at $85 billion in 1993) account for nearly forty percent of its GDP. Education has been identified as a key success factor in this country's economic turn around. Market research reports that 10.3% of all computer-owning households in Taiwan access the Internet.

The economic success seen in Taiwan and other Asian nations bodes well for the future of other industrialized countries with highly educated and trained populations such as Cuba that are yet to participate in the capitalist world. Taken in total, Cuba's economic, social, and demographic characteristics indicate a country capable of tremendous growth, once U.S. trade and other embargo problems have been resolved. Resolution is now in process in the U.S. Congress and will probably escalate as pressure is brought to bear from the large Cuban business population now residing in South Florida. Despite its current limited trading capabilities, Cuba has a per capita GDP of nearly $1,500 and a literacy rate of over 95%, all boding well for the country's future potential.

Long-Distance Telecom Services
------------------------------
In the US, local calling revenue was $96.6 billion in 1997. Long distance revenue came to $92.7 billion in the same year and is estimated at $102 billion in 1998. Future growth rates are forecast at 10%. The defining feature of today's telecom market is change, spurred by technological advances and deregulation.

We plan to enter the long distance telecom service market before the end of June 30, 2000. The Federal Communications Commission has recently accepted our application for a cable-landing license. This license authorizes us to:

     o        Transfer control of or assign the authorization of a carrier.
     o        Be a facilities-based carrier.
     o Resell the switched services of other common carriers to provide international switched telecommunications services between the United States and international points.
     o Resell the private line services of other common carriers to provide:

         (1) Non-interconnected international private line services the United States and international points, and/or (2) Switched services to a country for which the Commission has authorized the provision of switched services over private lines or (3) To exceed the 25 percent foreign ownership benchmark under Section 310(b)(4) of the Communications Act.

We plan to provide domestic and international long distance telecommunications services to both residential and commercial customers in the United States. Although we will not be a facilities-based provider in this market, we will serve as a less expensive alternative to larger major providers. We believe that we can offer customers long distance services having the same quality and convenience as the major carriers. Our operations will consist of leasing transmission lines from long distance carriers at a volume discount and reselling the long distance services to customers.

SALES AND MARKETING
Overview
--------
Because of our limited working capital in the past, we have not had the resources to develop a marketing and sales force. In order to increase our revenues, we will have to develop a marketing and sales force with technical expertise and marketing capability

The market for our services is new and rapidly growing. In developing our sales and marketing strategies we are focused on attracting users for our connection services, placement of our Internet Kiosk Systems and advertisers for our search engine advertising services. We believe that the principal competitive factors for companies seeking to attract users for its Internet connection services are line quality, speed of connection, quality customer service, and demographic focus. In addition, we believe that advertisers will more likely advertise on sites that have (i) a large amount of Web traffic, (ii) reached critical mass,(iii) a multi-functional Web site, (iv) brand recognition, user affinity and loyalty,(v) a broad demographic range, (vi) an ability to deliver targeted audiences, (vii) open access for visitors and (viii) a proven effective

We have recently hired an outside marketing consultant who is developing our customer base through an active sales and marketing campaign, primarily centered on building relationships with small businesses for connection services, especially wireless connectivity, and developing an Internet community of loyal search engine users that will serve as a captive audience for both banner and targeted advertising. At present, we are concentrating our efforts in Florida region, but anticipate expanding geographically over the next few years.

Customer Base
-------------
Our primary target markets comprise small businesses that resell connectivity services in some value-added way, small corporate entities and marketers who wish an effective banner or targeted Internet advertising medium.

We are planning major expansion efforts throughout Florida and plan to establish a presence in several major metropolitan cities, including Jacksonville, Tampa, Orlando, and Sarasota. In light of the reorganization of our operations in order to concentrate on Florida operations we have reduced our customer base from approximately 200 to 57 customers, 45 of which are dialup customers and 12 of which are hosting accounts. We have also reduced our operating costs accordingly by not having to service customers nationwide at this time. We believe that our new operational plan will provide manageable growth in our client base in relatively a short time. We can devote our resources and marketing efforts to a limited area, Florida and expand to other areas at a slower regulated pace once our organization and resources grow.

Sales Strategy
--------------
We rely primarily on direct sales to generate new customers and to maintain relationships with existing customers. At present, we have two in-house and one outside sales representative. As our capacity and operations grow we will be hiring a Vice President of Marketing and a Vice President of Sales to build a quality in-house direct sales force. Our sales effort will focus mainly on the commercial sector, selling voice, data and enhanced telecommunications services to business customers.

Marketing Strategy
------------------
We plan to utilize a variety of marketing techniques to generate awareness and inquiries.

         Telemarketing. We plan to contract with a national telemarketing firm to enlist twelve telemarketers at a charge of $30 per hour to sell its products and services by phone. We estimate that one telemarketer can contact three potential customers per hour, with one of every three contacts resulting in a sale. Each telemarketer will work 2,000 hours per year, making 6,000 contacts during that time, of which 2,000 are anticipated to be sales.

         Direct Mail. We plan to conduct a direct mail campaign targeting potential customers in new geographic areas in a six to twelve week cycle. We will employ appropriate and creative printing and mailing services. The promotional materials will be produced in the most cost effective manner without sacrificing quality. We also plan direct mail campaigns for existing territories to stimulate incremental usage by new and existing customers and to build awareness, especially for our "bundled" services program. We also plan to establish an in-bound telesales customer service department designed to supplement our direct mail marketing strategy. Once established, customer service representatives will be available 24 hours a day, 7 days a week to answer marketing inquiries generated by our marketing campaigns, as well as supporting existing customers.

         Magazine/Professional Journal/Newspaper Advertisement. We plan to advertise in major telecommunications and Internet magazines throughout the country using postcard inserts and other mail-in techniques to foster inquiries and to solicit sales.

         Trade Shows. Trade shows are a critical component for generating awareness because of their popularity among Internet users. Thousands of enthusiasts who surf the Net attend trade shows each year, as well as vendors and product manufacturers. We plan to participate in several annual local shows and events, as well one national show starting in fiscal year 2000. We plan to have a booth that is staffed with our business development, technical, and sales people. In addition, we will host a hospitality suite. Attending trade shows also gives sales people the opportunity to gather competitor information and keep current regarding industry needs and trends. We estimate that the cost of exhibiting at a national trade show ranges from $20,000 to $30,000 and the cost of exhibiting at a local trade show is between $1,000 and $2,000.

         Sponsorships. We also plan to sponsor Internet programs at local universities. In one program being developed, we will underwrite Internet connection services for local universities so that its students can access the Net in the university's computer room. We will distribute promotional literature to the students describing our products and services, and also detailing similar for-fee services that the students can purchase for home or business use. These sponsorships are at a minimal cost to us and provide an excellent means of good public relations.

         Other We have a website (www.ipquest.com) where information about our services and us can be obtained. Users can also E-mail a request for contact by one of our sales representative. Interested parties can also call a toll-free number (800-952-6638) and request informational literature to be sent to them

Public Relations
----------------
We have retained a public relations firm to assist us in gaining attention from the media and establishing a brand identity for Quest Net. Most of the public relations activities will be focused on trade press, primarily those catering to the telecommunications industry. We estimate that the cost of public relations will be $1,500 per month We also periodically distribute press releases, regarding our new acquisitions and agreements and describing our services.

EXPANSION STRATEGY
Our expansion strategy primarily consists of the following steps:

>>       Add wireless connectivity through the State of Florida by fiscal year
         2000.
>>       Increase usage of services through "bundling".
>>       Develop a diverse Web community around its search engine site.
>>       Establish a customer base of vendors to advertise on its search engine sites.
>>       Enter the long distance telephone backbone market nationwide.
>>       Provide Optical Fiber capacity to the islands of the Caribbean Sea.
>>       Introduce new products and services.


Wireless connectivity throughout Florida
In June 1999, we signed an agreement with Wireless for wireless access equipment and installation valued at $2.5 million. We will use the equipment to initially expand our wireless network from Homestead to Jupiter, Florida.


Once installation is completed, we will be able to provide our customers with high-speed Internet connections utilizing Wireless's WaveNet(R) IP 2458, point-to-multipoint, wireless access routers. The WaveNet IPs will be deployed off a wireless backbone that Wireless and Quest Net have partnered together to build. The second stage will be to deploy the network on the entire East Coast of Florida and eventually the entire state of Florida. Installation of the WaveNet IP 2458 central units has begun and we expect it to be completed within one year.

We believe that the future of dedicated services is in wireless technology. Wireless technology provides innovative, high-quality solutions for local connectivity and allows us provide leading-edge technology to our customer base.

Increase Usage of Services Through "Bundling
We intend to motivate our current and prospective customers to use our services by bundling our basic Internet connection services with its other services such as long distance telephone and wireless services. We believe that if we are successful in our bundling efforts we can increase revenue per customer and decrease customer attrition. We also believe that such bundling will be attractive to small businesses seeking to obtain a variety of services from one provider.

Develop a Diverse Web Community Around Its Search Engine Sites
Search engines are usually subject specific and, as such, tend to create an affinity environment. We have already established and overall affinity group for transportation, divided into categories such as airplanes, boats, cars, and motorbikes. We plan to expand this strategy to other categories of specific high value items of interest to large groups of individuals. For example, a "collectors" site may comprise sports memorabilia, and rare coins, stamps, books, and records.

Develop Strategic Marketing Relationships
We intend to continue to develop strategic marketing relationships with entities such as software developers and equipment manufacturers and retail outlets to expand distribution of its basic Internet connection services as well as long distance services.

Expand Through Acquisition
We operate in a highly fragmented segment of the Internet. This environment provides opportunities for a company of our size and capabilities to acquire similar smaller firms providing complementary services. Acquisition is a popular mechanism for building a diverse customer base through purchase, a grass-roots approach, which entails a large increase in overhead.

Introduce New Products and Services
Our objective is to eventually become the leading provider of Internet system and management solutions nationwide. We realizes that in order to do so, we must be innovative in our product design and capabilities and must continually develop new collaborative management services, and establish strategic relationships with leading technology developers and distribution alliances with content developers, system integrators, system vendors, consulting companies and ISPs.


COMPETITION
As with all markets growing at double-digit rates, competitors for these potential revenues are numerous and formidable. We compete in five markets, each having its own growth potential, expectations, customer base, and competitors. Some of these competitors may be affiliated with major international players and, as a result, are well financed and may present a formidable challenge. See "Risk Factors-Business Competition". Our potential competitors in its individual markets are as follows:


Internet Access Services
We are Tier 1 Internet backbone operator. Our competitors in this category include AEGIS, Dearborn, MI; @Home Network, Redwood City, Ca; AT&T, Basking Ridge, NJ; CAIS Internet, McLean, VA; Concentric Network Corp., Cupertino, CA; and Fiber Network Solutions, Columbus, OH, among others.

Wireless Services
Our competitors in this category include Intelligent Information, Inc. (Stamford, CT), DataLink Systems Corp. (Canada), Geoworks, Silverlake Communications, Inc., Ikon Office Solutions, Unwired Planet, Inc. (Redwood Shores, CA), RTS Wireless, Fuzion Wireless Communications (Boca Raton, FL), and TekNow (Phoenix, AZ). We believe that we have several advantages over these competitors, including:

     o As one of the first license radio spectrum service providers, we enjoy a time-to-market advantage and are therefore well positioned to capture a large percentage of early adopters, which are generally among the heaviest users. We believe we are the only free radio spectrum service provider currently offering commercial services.
     o The broad scope of our footprint enables us to offer wireless broad services targeting much of the United States addressable business market.
     o Our network management operational support system provides 24-hour, seven-days-a-week network monitoring and management.

Internet Advertising Market
We have entered a new and rapidly evolving market comprised of members, users, and Internet advertising customers. Competition in this market includes The Globe.Com, Tripod and GeoCities, which recently agreed to be acquired by Yahoo!. We believe that we can successfully compete in attracting advertising customers by focusing on niche community groups surrounding its search engine sites. We will continue to acquire search engines in upscale markets that can deliver a select audience to potential advertisers in these markets.


Long Distance Services
In this market, we plan to sell long distance connection services, either by providing a "dial-around" access number or by being the customer's primary carrier. In some instances, we may resell excess capacity purchased from major carriers in local markets. We will compete with all long distance connection services, including but not limited to Sprint, AT&T and MCI. The leading United States provider in the resale market is Telco Communications Group, a subsidiary of Excel Communications, Chantilly, VA. Other noteworthy competitors include VarTec Group Long Distance, Inc. Ft. Lauderdale, FL., STAR Telecommunications, Inc., Santa Barbara, CA., and Startec Global Communications, Inc., Bethesda, MD.


Optical Fiber Market
As a provider of offshore Optical Fiber capacity to the areas of the Caribbean, we will compete with one major international company, Global Crossing Holdings Ltd., and specifically Global Crossing's Atlantic Crossing division. However, we believe the cable route we have chosen is more direct and will be less costly than that envisioned by Global Crossing. Also, Cuba does not appear to be one of Global Crossing's connection sites. We will also compete with providers of satellite connections for this geographic location's telecommunications business.

We have taken into account all areas of competition when planning our business strategy. We plan to compete by attracting and retaining a quality customer base using financial incentives combined with high customer service standards. In addition, we are focused on attracting and retaining new advertising customers, responding to competitive developments, developing and extending its brand, continuing to form and maintain relationships with strategic partners. We also realize that in order to compete we will need to attract, motivate and retain qualified personnel, continuously develop and upgrade our technologies and rapidly commercialize our services incorporating these technologies.

Year 2000
The "Year 2000" issue concerns the potential exposures related to the automated generation of business and financial misinformation resulting from the application of computer programs which have been written using two digits, rather than four, to define the applicable year of business transactions.

We established a program during 1998 to ensure that, to the extent reasonably possible, all systems are or will be Year 2000 compliant prior to the end of 1999. The Year 2000 Program ("Y2K Program"), designed with the assistance of an outside consultant, consists of five phases: (i) inventory of systems, equipment, software and hardware including those of significant third-party suppliers and customers (the "Systems"), (ii) analysis of the Systems to determine compliance or non-compliance, (iii) remediation and contingency plan development, (iv) remediation, and (v) testing of affected Systems.

A team consisting of our staff from Information Technology, Finance and Operations has been established as the Y2K Readiness Team. With the assistance of our outside consultant, the team has designed an aggressive schedule to identify Systems requiring compliance upgrades and a timetable for performance and testing of the affected Systems. In addition, the Y2K Program calls for validation of compliance by significant Company suppliers and customers.

Once identified, detailed remediation steps will be scheduled to ensure that internal Systems and significant external suppliers and customers meet Y2K compatibility requirements, or that sufficient contingency plans are in place.

Our assessment is approaching final completion. An inventory of computing, communication and facility Systems has been prepared and validated. Significant suppliers, including Competitive Local Exchange Carriers (CLEC), have also been identified for validation. We have completed the inventory our Systems and a majority of the analysis phase for these Systems. We anticipate that we will complete the analysis phases for these Systems during the early part of the second quarter of 1999. The Y2K Program calls for the completion of all phases for the Systems by the end of the second quarter of 1999.

We have performed a technical review of significant third party suppliers and customers and, if available, have surveyed the public Year 2000 statements issued by them. Additionally, we have sent inquiry letters to certain third party suppliers and customers requesting information regarding their vulnerability to Year 2000 issues. We intend to pursue appropriate responses to these inquiries and evaluate the responses it receives to determine if alternate business actions will be necessary.

Should any systems, significant customers or suppliers be determined to have questionable remediation potential, the Y2K Committee will establish a contingency plan to address the at-risk area. This will be decided during the analysis phase of the overall project now underway. We are unable at this time to determine what contingency plans, if any, should be implemented. As we progresses through the Y2K Program and identifies specific risk areas, we intend to timely implement appropriate remedial actions and contingency plans. See "Risk Factors- We Could Lose Revenues And Our Reputation May Be Damaged If Our Systems Or Those Of Our Customers Or Our Suppliers Are Not Year 2000 Compliant.

PROPERTY
We currently lease our offices located at 2999 NE 191st Street, PH-8 , Aventura, Florida 33180. In January 1999, we signed a five-year lease for 3,000 square feet of corporate office space at a base rent of $2,980 per month plus common area maintenance costs. In December 1998 and March 1999 we leased two additional offices at a base rent of $1,028.50 and $2,887.17 per month plus common area maintenance fees. The additional space houses our Internet operations and provides additional office space for employees. These leases expire five years from their date of commencement. Our telephone number is (305) 935-1080.

LEGAL PROCEEDINGS
In April 1999, we filed a lawsuit in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida against Secure Transaction International Corp.("STIC"), its subsidiaries and principals, the accounting firm of Margolis, Fink & Wichrowski, Barry A Fink, C.P.A., P.A., Mark V. Wichrowski, C.P.A. and Barry A. Fink and Mark Wichrowski, individually, alleging violation of the Florida securities laws, negligent misrepresentations, breach of contract payment of accounts, and conversion. The lawsuit stems from several contracts entered into with STIC and its subsidiaries for bandwidth, consulting services and software. As payment for the services STIC and its subsidiaries issued redeemable preferred stock that was convertible into STIC common stock. We provided the services as required and the appropriate amount of convertible stock was not redeemed or converted. The amount due us under these various agreements is approximately $867,842. We have also alleged that the Financial Statements provided, negligently misrepresented the financial condition of STIC and its subsidiaries. We have asked the court for rescission, compensatory damages, attorneys' fees, costs, and expenses. The defendants file a motion to dismiss, which was denied. The defendants have filed or are in the process of filing an answer to our complaint. The lawsuit is in the discovery stage. At present, we are unable to predict the outcome this lawsuit.


On December 10, 1998, we filed a lawsuit in the United States District Court for the Southern District of Florida against PSINet, alleging fraud, misrepresentation, and breach of contract. This lawsuit stems from PSINET's inability to provide us with the services we contracted for. We have asked the court for damages including compensatory, consequential, incidental and special damages in excess of $15,000, plus interest, costs, disbursements, and attorney's fees. PSI filed a counterclaim in February 1999, for $80,0000 alleging that we are the alter ego of Pact and that Pact owes them $80,000 for services rendered. PSI also filed a motion to dismiss the fraud count, which was granted. On August 25, 1999, we entered into a Settlement Agreement and Mutual Release with PSINet, Inc. for the dismissal of this lawsuit. The Agreement provides that for the payment of $20,000 to the Company, less any sums the Company owes PSINet, the return of any PSINet equipment that the Company has in its possession, and the assignment to the Company of approximately $80,000 in debt owned to PSINet by Pact. The Company has agreed to use commercially reasonable efforts to obtain from Pact and return to PSINet all PSINet equipment in Pact's possession.

In January 1999, Herman Henin, a shareholder of Pact, filed a lawsuit against us in Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida. Mr. Henin has alleged that he did not receive a proper distribution of Quest shares from Pact after our acquisition of certain of the assets of Pact, which we paid for in common stock and which was subsequently distributed by Pact to its shareholders and that, somehow, we are responsible. Mr. Henin has demanded that we issue him the additional shares that Pact allegedly did not issue plus the dividend for those shares. We filed a motion to dismiss/for more definite statement. On July 29, 1999, the motion to dismiss was granted, Mr. Henin was grated 20 days to amend his complaint. On August 14, 1999, Mr. Henin filed an Amended Complaint alleging that the transaction between the Company and Pact was a "de facto merger" and that the Company assumed all of Pact's liabilities. On August 17, 1999, we filed a Motion To Dismiss/Strike on the grounds that the Amended Complaint failed to state a claim, upon which relief could be granted, for alleging immaterial and impertinent matters, and for failure to join an indispensable party (Pact). We contend that a "de facto merger" never took place and that the Asset Purchase and Sale Agreement specifically states that the transaction was not a "de facto merger" and that we did not assume any debts, liabilities or obligations of Pact. As of August 25, 1999, there has been no hearing scheduled on the Motion to Dismiss. At present we are unable to predict the outcome of this lawsuit, however if the lawsuit is not dismissed, we intend to vigorously defend it.

                                   MANAGEMENT

The following table sets forth certain information concerning our directors and executive officers:

Name                                Age              Term              Position
----                                ---              ----              --------
Camilo Pereira                      39               1999-2000         Chairman of the Board, Chief Executive
                                                                       and Financial Officer and President

Maxine Pereira                      34               1999-2000         Executive Vice-President, and
                                                                       Director.

David Block                         32               1999-2000         Director

Lauri Fitz-Pegado                   43               1999-2000         Director

Victor Coppola                      56               1999-2000         Director

Our Directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers serve at the discretion of the board.

Camilo Pereira, President, Chief Executive Officer (CEO) and Chairman of the
----------------------------------------------------------------------------
Board of Directors
------------------
Mr. Pereira has been our Chief Operating Officer Since July 1998 and has served as our President since January 1999. Mr. Pereira was Chief Operating Officer of PACT Communications Inc. since its inception in September 1996 and served as President of that company from February 1998 until A.P. Sales, Inc.(n/k/a Quest Net Corp.) purchased certain of Pact's assets in July 1998. Mr. Pereira `s employment contract was part of the asset purchase. He has served as Quest Net's CEO and Board Chairman ever since. From 1988 to 1989, Mr. Pereira developed and owned a successful 12-unit chain of restaurants in Johannesburg, South Africa. While there in 1989, he founded a small food equipment company out of need to obtain certain kitchen equipment for the restaurant. This endeavor was so successful that in its last year, it generated sales of over $600,000. Due to the unstable political situation in South Africa at the time, Mr. Pereira sold the restaurant chain and relocated the food equipment business to the United States under the name CaterQuip. CaterQuip is still an active company located in Hong Kong, which manufactures and markets food equipment in Italy, England, the United States and several other countries.

From 1986 to 1987, Mr. Pereira attended Tadmor College in Jerusalem, Israel and received a Bachelor of Arts Degree in Hotel Administration. In 1987 he became a certified Rooms Division Executive by Michigan State University, a program sponsored by The Education Institute of the American Hotel and Motel Association. As part of his management activity in several hotel chains, Mr. Pereira designed and implemented computer software for use in the hospitality industry. Mr. Pereira also has several patents registered with the U.S. Patent Office for a food processor, grill scraper, fryers and a livestock branding iron. In November 1996, due to the heavy financial burden of sustaining PACT Communications, Inc., Mr. Pereira filed a personal bankruptcy action under Chapter 7 in the United States Bankruptcy Court for the Southern District of Florida. An order of discharge was entered on February 18, 1997.

Mr. Pereira began his professional career in the service of the government of his native state of Goias, Brazil. During his employment there, he built friendships and relationships with several high level members of the Brazilian and other national governments, some of which have remained strong to date. Mr. Pereira believes that these relationships are facilitating contact with several government agencies that are important to the growth of Quest Net.

From 1981 to 1984, Mr. Pereira served in the Israeli Defense Force (IDF) and was a spokesperson for the Israeli Consulate in Philadelphia. Mr. Pereira was decorated by the IDF for service during the Lebanon War of 1982.

Mr. Pereira is the husband of Maxine Pereira.

Maxine Pereira, Vice President and Director
-------------------------------------------
Maxine Pereira has been our Vice President since July 1998. From 1997 to January 1998 she was President of Pact. In 1996, she assisted in the founding of PACT Communications. From 1991 to 1996 Ms. Pereira was Vice President of Caterquip. Mrs. Pereira is a graduate of Port Elizabeth College in South Africa where she studied Public Relation, Marketing and Cosmetology. She developed her marketing skills during her career in cosmetology, where, as a consultant, she coordinated events to launch new products onto the market for several companies. Ms. Pereira is the wife of Camilo Pereira.

David J. Block, Esq., Outside Director
--------------------------------------
David Block has been a director of the Company since July 1998. From March 1997 to present, Mr. Block has been employed by H. Hertner Associates, a Miami Lakes, Florida recruiting firm, as a legal recruiter. From May 1996 to March 1997, he was an attorney with the law office of Singer & Block, which was located in Miami, Florida. From October 1994 to January 1996 he was a Supervising Attorney for the United States Small Business Administration, in their Florida and California offices delivering agency relief to disaster victims of Hurricanes Andrew, Erin, Opal and the Northridge earthquakes. Mr. Block is a 1992 graduate of the University of Miami School of Law, where he served as Vice President of Entertainment and Sports Law Society from 1999-1991. Mr. Block is a member of the Florida Bar. Mr. Block's affiliations within the legal community provide him with insight into the ever-changing legal market.

The Honorable Lauri J. Fitz-Pegado, Outside Director
----------------------------------------------------
Lauri Fitz-Pegado has been a director of the Company since January 1999 Since May 1997, she has served as Vice President of Global Gateway Management for Iridium, LLC., a $5 billion wireless global mobile personal communications system based on a technology that utilizes satellites to facilitate, coordinate and manage activities between Iridium and its gateway investors. From 1993 to May 1997, she was Assistant Secretary and Director General United States and Foreign Commercial Service for the Department of Commerce and served as a special advisor to the Secretary of Commerce and the International Trade Administration on issues and projects including national export strategy and regional commercial initiatives involving Mexico, APEC/ASEAN, Middle East, South Africa and Latin America.

Ms. Fitz-Pegado brings strong national and international experience in the areas of telecommunications, radio and TV media, and trade and commerce Ms. Fitz-Pegado also directed and managed the International Public Affairs Division of Hill and Knowlton Public Affairs Worldwide where she supervised and managed client interests, both foreign and domestic, provided strategic counsel, and handled media and government relations. Her earlier professional experience includes several Foreign Service and U. S. Embassy positions where she served as U.S. medial liaison (radio and television) with Mexico, and the Dominican Republic. She is a member of numerous prestigious professional organizations including the Council on Foreign Relations, The Women's Forum in Washington, Women in International Trade, Ronald H. Brown Foundation Advisory Board, and the Commercial Space Transportation Advisory Committee of the Federal Aviation Administration.


Ms. Fitz-Pegado received a Masters Degree in International Affairs from Johns Hopkins University, and a Bachelor of Arts cum Laude from Vassar College. She is fluent in Spanish and Portuguese.


Victor V. Coppola, Outside Director
-----------------------------------
Victor Coppola has been a director of the Company since January 1999. From 1998 to present Mr. Coppola has been Chief Executive Officer of P.I. Associates, a management development firm located in Delray Beach, Florida. From 1996 to 1997, Mr. Coppola was President of C & C Consulting, a compensation, merger and acquisition search fir located in Bryn Mawr, Pennsylvania. From 1995 to 1996, he was Executive Vice President for the Mid Atlantic Region, for Right Management, a human resource-consulting firm located in Philadelphia, Pennsylvania. From 1968 to 1995, Mr. Coppola was employed by Coopers & Lybrand, now Price Waterhouse Coopers ("C&L"), where he held several high level positions, including National Chairman of Middle Market Business Services, partner-in -charge of the Middle Market Group of its Philadelphia, Pennsylvania office. Mr. Coppola's experience spans many industries including manufacturing, merchandising, conglomerates, real estate and communications. He has also been responsible for or a participant in auditing, tax and management consulting engagements for national and international operations of multi-unit companies, as well as special engagements in acquisitions, investment analysis, financial projections and operational audits.


Mr. Coppola was chosen by C&L to be part of a select four-man team responsible for developing a program to train C&L personnel as specialists in serving entrepreneurial, growth-oriented businesses; i.e., companies needing more than conventional auditing services. This effort resulted in the creation of C&L's National Middle Market Business Services Group, which is now on of the focal points of C&L's practice. He has also co-authored the Coopers and Lybrand Guide to Growing Your Business, which offers both new entrepreneurs and experienced business owners the financial and operating advice and techniques to flourish in an increasingly competitive market.

He has served as a member of the Board of Directors of Leadership, Inc., University City Science Center, Ben Franklin Technology Center and the Greater Philadelphia Economic Development Coalition. He is also a member of the Securities and Exchange Commission's Executive Committee on Small Business Capital formation and has served on several SEC panels. He has also written a regular column about growing businesses for the Philadelphia Business Journal, and has been an invited speaker at the Inc. 500 and Growth Company conferences, participated in SEC panels and has given numerous presentations pertinent to emerging growth companies. Mr. Coppola received a Bachelor of Science in Finance from Long Island University.

Compensation of Directors
In March 1999, outside directors received options to purchase an aggregate of 5,000 shares of our common stock at $6.00 per share. The options vest in two equal increments of 2,500 shares 6 months and 12 months from the date of grant as long as the holders are members of the Board of Directors at the time the options vest. Any options not vested will terminate upon resignation or termination from the Board. The options will be exercisable at any time after vesting and for a period of two years there after. In January 1999, before the present board was appointed, we awarded directors an aggregate of 6,667 shares of common stock.

Limited Liability of Directors
Provisions included in our certificate of incorporation, as amended, protect our directors against personal liability for monetary damages from breaches of their duty of care. As a result, our directors will not be liable for monetary damages from negligence and gross negligence in the performance of their duties. They remain liable for monetary damages for any breach of their duty of loyalty to us, and our stockholders, as well as acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law and for transactions from which a director derives improper personal benefit. The liability of our directors under federal or applicable state securities laws is also unaffected. We carry officers and directors' liability insurance in the amount of $1,000,000.

While our directors have protection from awards of monetary damages for breaches of the duty of care, that does not eliminate their duty of care. Equitable remedies, such as an injunction or rescission based upon a director's breach of the duty of care, are still available.

Management Compensation
-----------------------

                          SUMMARY OF COMPENSATION TABLE

                          Annual Compensation                   Long-Term Compensation
                          -------------------                   ----------------------
Name & Principal
Position                   Year      Salary       Other Annual       Restricted     Securities/Underlying
                                                Compensation(3)     Stock Awards      Option/SARs (1)(2)

------------------------- ------- ---------------------------- --------------- --------------------------
Camilo Pereira, CEO and    1999      $125,000        N/A          $440,625         1,310,698
Director 1 2

------------------------- ------- ---------------------------- --------------- --------------------------
------------------------- ------- ---------------------------- --------------- --------------------------
Maxine Pereira 1 3         1999       $48,000        N/A          $154,675            N/A

------------------------- ------- ---------------------------- --------------- --------------------------

1. Camilo Pereira and Maxine Pereira became officers of the Company in July
   1998.
2. Does not include 150,000 shares granted to Mr. Pereira as of July 1, 1999. The value of these shares is $975,00. The number of shares actually issued was 135,022. The remaining shares were cancelled as payment of $97,360 is advances to Mr. Pereira.
3. Does not include 1,250 shares granted to Ms. Pereira for her services as a Director. Also does not include 25, 000 shares to be granted to Ms. Pereira as of July 1, 1999. The value of these shares is $168,750.

Employment Agreements
---------------------
We entered into five-year employment agreements with Camilo Pereira and Maxine Pereira that expire March 20, 2003 and July 1, 2003, respectively. Pursuant to the terms of the employment agreements, base annual salaries, after giving effect to cost of living adjustments, are as follows: Camilo Pereira $125,000; Maxine Pereira $48,000. Each employment agreement provides for health insurance, vacations, and related benefits, and a cost of living adjustment.

Ms. Pereira's agreement provides for the issuance of 50,000 shares of common stock on each anniversary date of her employment, to be paid pro rata every six months. Mr. Pereira's agreement provides for the issuance of 300,000 shares of our common stock on each anniversary date of his employment, to be paid pro rata every six months, and a performance bonus. The bonus will be in the form of an option to purchase one share of common stock for every $100 of earning assts generated by us prior to and after September 9, 1998. The options are exercisable at $.012 per share, calculated after every quarterly audit and exercisable for up to five years from the date of issuance. As of June 30,1999, Mr. Pereira earned and exercised options to purchase 1,310,693 shares of common stock. See "Certain Transactions".

The following table sets forth certain information with regard to the Options/SAR granted to Management for the fiscal year ended June 31, 1999.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

             No. of Securities      %of Total Options   Exercise or  Market Price
             Underlying Options   Granted to Employees   Base Price  On Date of    Expiration
Name              Granted            In Fiscal Year      ($/Share)      Grant          Date

-------------- ---------------- -------------------- ----------------- ----------- --------------
Camilo            1,310,693            97.4%               $.12          $2.75       Exercised
Pereira (1)

-------------- ---------------- -------------------- ----------------- ----------- --------------

Stock Option Plans
------------------
We intend to establish a new stock and option plan and present it for shareholder approval at its next annual meeting.


                              CERTAIN TRANSACTIONS

Camilo Pereira and. Maxine Pereira are husband and wife. Further, Camilo Pereira and Maxine Pereira are each "Control Persons" as a result of their control of a majority voting power of our outstanding stock. Both parties disclaim, however, any beneficial interest or ownership in the shares owned by the other party.

Camilo Pereira receives a performance bonus. The bonus is in the form of an option to purchase one share of common stock for every $100 of earning assets generated by us prior to and after September 9, 1998. The options are exercisable at $.012 per share, calculated after every quarterly audit and exercisable for up to five years from the date of issuance. As of June 30, 1999, Mr. Pereira earned and exercised options to purchase 1,310,698 shares of common stock. See "Management- Compensation".

In March 1999, we were going to acquire a 40% interest in Web Solutions, a South African Web page designer, and developer. We were unable to consummate the purchase due to our inability to obtain financing at that time and the Web Solutions declined our offer of issuing stock for the purchase price. After we declined the purchase, Mr. Pereira, our president purchased the interest through his South African company Quest Net Corp. SA (PTY) LTD. In May 1999, the Board of Directors, with Mr. Pereira abstaining, approved the purchase of 49% of the authorized but unissued common stock of Quest Net Corp. SA (PTY) LTD., a South African Internet company, for $4,000,000 to be paid in our restricted common stock. The shares will be valued at market as of the date of the closing of the transaction. Quest Net Corp. SA (PTY) LTD is majority owned by Mr. Pereira. Because we are purchasing our interest with common stock, we cannot enter into a letter of intent until we receive approval of the South African government.

In March 1999, we issued 100,000 shares to Maxine Pereira, an officer of the Company, pursuant to her employment agreement. The agreement called for the issuance of 25,000 shares on January 1, 1999. The Company neglected to timely issue the shares and therefore the shares were not issued at the time of the stock dividend. The Board of Director authorized the issuance of the additional 75,000 shares that would have been issued to Ms. Pereira pursuant to the dividend if the Company had performed its obligations under the employment agreement in a timely manner.


In January 1999, we issued a total of 101,333 shares of our common stock for to David Plant, the father of Maxine Pereira and father-in-law of Camilo Pereira, officers and directors of the Company, for consulting services rendered. The consulting services were valued at $7,600. In addition, in March 1999 Mr. Plant was paid a consulting fee of $35,000 in connection with Project Unidad.

In December 1998, we acquired certain assets of Grupo Internet Latinoamericano valued at $2,042,000 in exchange for an aggregate of 100,000 shares of our redeemable preferred stock and 2,607,660 shares of our common stock. At the time of the transaction, Grupo Internet Latinoamericano was an unaffiliated third party. The Company redeemed the redeemable convertible preferred shares in July 1999, at a redemption price of $10.00 per share. At the time of the redemption, Grupo Internet Latinoamericano owned 49.2% of the outstanding common stock.


During the year ended June 30, 1999, Camilo Pereira, an officer and director of the Company and another entity owned by Mr. Pereira, paid on behalf of the Company certain expenses totaling $103,976. Mr. Pereira also advances $35,000 to the Company for working capital. We repaid $29,725 to the President and issued a seven and half percent note payable to Mr. Pereira for the remaining $109,899. We repaid the note and accrued interest of $3,241 for a total of $113,140.

Mr. Pereira also advanced the Company an additional $105,000 in exchange for a promissory note. We repaid the note within sixty days of issuance and did not accrue any interest.


From time to time during the year ended June 30, 1999, the Company paid certain expenses related to ventures Mr. Pereira is associated with, but have no relative business purpose to the Company. The amounts totaled $97,360 and have been deducted from amounts accrued and payable to Mr. Pereira pursuant to his employment agreement by decreasing the shares to be issued to Mr. Pereira in connection with his employment agreement by 14,978 shares valued at $97,360.

                             PRINCIPAL STOCKHOLDERS


The following table sets forth the beneficial ownership of our common stock as August 24, 1999 as to (a) each person known to us who beneficially owns more than 5% of the outstanding shares of our common stock; (b) each current director executive officer; and (c) all of our executive officers and directors as a group.


The actual number of shares of Common stock held by Camilo Pereira and Maxine Pereira are 6,666,810 and 136,000 shares respectively. Both Camilo Pereira and Maxine Pereira specifically disclaim any beneficial interest in each other's shares

Name and Address                          Number of Shares Owned                          % of Outstanding
of Beneficial Owner                         Beneficially (1)(2)                         Shares of Common Stock
-------------------                         -------------------                         ----------------------
Camilo Pereira                               17,732,088 (3)                                 79.9%
2999 NE 191st Street, PH-8
Aventura, Florida 33180

Maxine Pereira                                6,817,788                                     30.7%
2999 NE 191st Street,. PH-8
Aventura, Florida 33180

Grupo Internet Latinoamericano, S.A          10,929,278                                     49.2%
P.O. Box 3174
Road Town, Tortola
British Virgin Islands

Simplex LTDA                                  1,200,000                                      5.4%
Rua P-25 No. 774
Setor dos Funcionarios
Goiania Gois 74.000 Brazil

All officers and directors                   17,743,191 (5)                                 79.9%
as a group (5) persons)


     (1) Except as indicated in the footnotes to this table, based on information provided by such persons, the persons named in the table above have sole voting power and investment power with respect to all shares of common stock shown beneficially owned by them.
     (2) Percentage of ownership is based on 22,205,522 shares of common stock outstanding as of August 24, 1999, plus each person's options that are exercisable within 60 days. Shares of common stock subject to stock options that are exercisable within 60 days of August 24, 1999 are deemed outstanding for computing the percentage of that person and the group.
     (3) Includes 136,000 shares owned by the wife of Camilo Pereira, Maxine Pereira, of which he disclaims beneficial ownership. Also include the 10,929,278 shares owned by Grupo Internet Latinoamericano, S.A. which are subject to a proxy held by Mr. Pereira
     (4) Includes 6,681,788 shares owned by the husband of Maxine Pereira, Camilo Pereira, of which she disclaims beneficial ownership.
     (5) Includes include the 10,929,278 shares owned by Grupo Internet Latinoamericano, S.A. which are subject to a proxy held by Mr. Pereira.


                           MARKET PRICE OF SECURITIES

Our common stock is traded on the NASDAQ over-the-counter bulletin board market under the symbol QNET. There has been trading in our common stock since July 10, 1998. The following table sets forth, for each of the fiscal periods indicated, the high/ask and low/bid trade prices for the common stock, as reported on the OTC Bulletin Board. These per share quotations reflect inter-dealer prices in the over-the-counter market without real mark-up, markdown, or commissions and may not necessarily represent actual transactions.

     QUARTER ENDING                 HIGH/ASK                 LOW/BID

     FISCAL YEAR 1998
     September 1998                   $ 5.25                 $  .6875
     December 1998                    $19.00                 $  .43
     March 1999                       $30.71                 $ 4.75
     June 1999                        $13.75                 $ 3.50



On August 24, 1999, the closing trade price of the common stock as reported on the OTC Bulletin Board was $3.50. As of such date, there were approximately 281 holders of record of our common stock.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On October 16, 1998, the shareholders approved a 10 to 1 reverse split. For every 10 shares held by a shareholder the shareholder received one share.

                            DESCRIPTION OF SECURITIES


Our Articles of Incorporation, as amended authorizes us to issue up to 50,000,000 shares of common stock, no par value per share and 5,000,000 shares of Preferred Stock, no par value. As of the date of this Prospectus we have issued and outstanding 22,205,522 shares of common stock and no shares of Preferred stock. In October 1998, the shareholders approved a 10 to 1 reverse split. For every 10 shares held by a shareholder the shareholder received one share.


In January 1999, the Board of Directors approved a three for one stock dividend. For every one share of common stock held by a shareholder they received three shares.

COMMON STOCK
Holders of the common stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the shareholders. There is no cumulative voting in the election of directors. Holders of common stock are entitled to receive such dividends as may be declared from time to time by our Board of Directors out of funds legally available thereof and, in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. The holders of common stock have no preemptive or conversion rights, and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of the common stock are subject to any rights that may be fixed for holders of Preferred Stock. All of the outstanding shares of common stock are fully paid and non-assessable.

PREFERRED STOCK
Our Articles of Incorporation authorize the issuance of "blank check" preferred stock with such designations, rights, and preferences as the board of directors may determine, from time to time. This means that the board of directors can, without stockholder approval, designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting, or other rights, including the right to issue convertible securities with no limitations on conversion. This power could adversely affect the voting power or other rights of the holders of our common stock, substantially dilute the common shareholders' interest, and depress the price of our common stock.


                                 DIVIDEND POLICY

It is the current policy of the Board of Directors to retain any earnings to provide for the growth of the Company. Consequently, no cash dividends are expected to be paid on the Company's common stock in the foreseeable future.


                            SELLING SECURITY HOLDERS

In accordance with our obligations to the Selling Security Holder contained in the Registration Rights Agreement, we have registered for sale by the Selling Security Holder, pursuant to this Prospectus, 1,700,000 shares of common stock owned by or to be issued to the Selling Security Holder. The Selling Security is James LLC., a Cayman Island corporation whose address is c/o Citco Trustees (Cayman) LTD., Corporate Centre, West, Bay Road, Po Box 31106 SMB, Grand Cayman, Cayman Islands, BWI. CTC Corporation LTD is the sole director of and has voting control over James LLC. Michael Francombe is a director of CTC Corporation LTD.

Under the terms of a registration statement between the Company and James LLC., if the average of the closing bid prices of the Common Stock as reported by Bloomberg, LP for the sixty (60) consecutive trading days following but not including the date the Registration Statement is deemed effective is less than 125% of the Purchase Price, then the Company is required to issue to the Selling Security Holder, at no cost to the Selling Security Holder, within 5 business days of receipt of written notice from the Selling Security Holder, additional shares of Common Stock equal to the difference between (i) the Aggregate Purchase Price divided by 80% of the Current Market Price and (ii) the Total Number of Shares.


         Example: Aggregate Purchase Price           = $5,000,000
                  Purchase Price (80% of $7.00)      =  $5.60
                  125% of Purchase Price             =  $7.00
                  Current Market Price               =  $6.00
                  80% of Current Market Price        =  $4.80
                    Total Number of Shares           =  892,857 (5,000,000 divided by $5.60)
                    Additional Shares                =  148,810 ($5,000,000 divided by $4.80) = 1,041,667 - 892,857

Due to the fluctuation in the price of the Company's Common Stock during the past 60 days, the Company's good faith estimate of the number of shares that will be required to be issued in connection with the Subscription Agreement is 1,700,000 shares. In the event that additional shares will be required to be issued, the Company will file a new or amended registration statement to cover the additional shares. Any shares that are not issued will be deregistered. As of August 24, 1999. we would be required to issue a total of 1,785,715 shares in accordance with the terms of the Subscription Agreement. Presently, James LLC. holds a total of 910,747 shares. CTC Corporation LTD does not hold any of our securities.


If the Registration Statement is not declared effective within 120 day from June 3, 1999, the Company is required to pay, as liquidated damages, 1.0% of the principal amount of the Shares, and 2.0% of the principal amount of the Shares for each 30-day period, or portion thereof that registration is not declared effective after 150 calendar days.

No officer, director or affiliate of James LLC. or CTC Corporation LTD is or has been an officer, director, or employee of ours during the past three years, or had any other relationship with us during such period, other than as an investor. The 1,700,000 shares of common stock being sold pursuant to this Prospectus represent the total beneficial holdings of the Selling Security Holder.

All of the common stock held by the Selling Security Holders is being offered for sale pursuant to this Prospectus for its accounts. Accordingly, it is anticipated that the Selling Security Holder, after completion of the Offering, will not hold any shares of our common stock.

                              PLAN OF DISTRIBUTION

The Registration Statement of which this Prospectus is a part has been filed in connection with the registration rights included in Subscription Agreement between the Selling Security Holder and us.

The Shares may be offered and sold from time to time by the Selling Security Holder. The Selling Security Holder will act independently of the Company in making decisions with respect to the timing, manner, and size of each sale. Such sale may be made on the OTC Bulletin Board or otherwise, at prices and on terms then prevailing or at prices related to the then market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods:
(a) a block trade in which the broker-dealer engaged by the Selling Security Holder will attempt to sell Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by the broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. To the best of our knowledge, the Selling Security Holder has not, as of the date hereof, entered into any arrangement with a broker or dealer for the sale of shares through a block trade, special offering, or secondary distribution of a purchase by a broker-dealer. In effecting sales, broker-dealers engaged by the Selling Security Holder may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the Selling Security Holder in amounts to be negotiated.

In offering the Shares, the Selling Security Holder and any broker-dealers who execute sales for the Selling Security Holder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Security Holder and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions.

We have advised the Selling Security Holder that during the time they are engaged in distribution of the securities covered by this Prospectus, they must comply with Rule 10b-5 and Regulation M under the Exchange Act and Pursuant thereto: (i) each must not engage in any stabilization activity in connection with the Company's securities; (ii) each must furnish each broker through which securities covered by this Prospectus may be offered the number of copies of this Prospectus which are required by each broker; and (iii) each must not bid for or purchase any securities of the Company or attempt to induce any person to purchase any of the Company's securities other than as permitted under the Exchange Act Release 34-38067 (December 20, 1996) have been advised that they must coordinate their sales under this Prospectus with each other and the Company for purposes of Regulation M.


The Shares are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended This offering will terminate on the earlier of (a) the date on which such Selling Security Holder's shares may be resold pursuant to Rule 144 under the Securities Act; or (b) the date on which all Shares offered hereby have been sold by the Selling Security Holder. There can be no assurance that the Selling Security Holder will sell any or all of the shares of common stock offered hereby.


The Selling Security Holder and any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts paid or given to any such broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Rebecca J. Del Medico, Esq., Counsel for the Company. Ms. Del Medico currently owns approximately 96,000 shares of common stock of the Company.


                                     EXPERTS

The consolidated audited Financial Statements of Quest Net Corp. incorporated by referenced herein have been examined by Cordovano and Harvey, P.C., independent certified public accountants, for the periods and to the extent set forth in their report and are incorporated herein in reliance upon such report of said firm given under their authority as experts in accounting and auditing.

The report of Cordovano and Harvey P.C. covering the June 30, 1999, Financial Statements contains an explanatory paragraph that states that Quest Net Corp. has incurred significant operating losses since inception, has a limited operating history, and has a negative cash flow from operations, which raises substantial doubt about its ability to continue as a going concern. The Financial Statements do not include any adjustments that might result from the outcome of this uncertainty.

                                  LEGAL MATTERS

Rebecca J. Del Medico, Esq. Counsel for the Company, will pass upon the validity of the issuance of the Shares for the Company.


                                 QUEST NET CORP
                                 --------------
                          (A Development Stage Company)

                                                                                                           Page
                                                                                                           ----
Independent auditors' report...............................................................................F-2

Balance sheet as of June 30, 1999..........................................................................F-3

Consolidated statements of operations, for the years ended June 30, 1999 and 1998, and for the period November 28, 1995 (inception) through June 30, 1999 (unaudited).......................F-4

Consolidated statements of shareholders' equity
  for the period November 28, 1995 (inception) through June 30, 1999 (unaudited)...........................F-5

Consolidated statements of cash flows, for the years ended June 30, 1999 and 1998, and for the period November 28, 1995 (inception) through June 30, 1999 (unaudited).......................F-7

Notes to consolidated financial statements.................................................................F-8


To the Board of Directors and Shareholders
Quest Net Corp. and Subsidiaries

                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying consolidated balance sheets of Quest Net Corp. and subsidiaries (a Florida corporation in the development stage) as of June 30, 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended June 30, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quest Net Corp. and subsidiaries, as of June 30, 1999 and 1998 and the results of their operations and cash flows for the years ended June 30, 1999 and 1998, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $8,019,883 during the period from November 28, 1995 (inception) through June 30, 1999, negative cash flows from operations and has a limited operating history. These and other factors discussed in Note A to the consolidated financial statements raise a substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to those matters are also described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Pro forma financial information provided in Note G giving effect to the Company's acquisition of Wings Online, Inc. is on an unaudited basis.



Cordovano and Harvey, P.C.
Denver, Colorado
July 10, 1999


                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999

                                     ASSETS
CURRENT ASSETS
      Cash......................................................................................$.3,298,289
      Accounts receivable, net of $867,842 allowance ................................................11,084
      Accounts receivable, other......................................................................2,276
      Prepaid expenses...............................................................................29,155
                                                                                            ---------------
                                                                    TOTAL CURRENT ASSETS          3,340,804
PROPERTY AND EQUIPMENT, net of
      accumulated depreciation of $266,159  (Note C)..............................................1,329,364
PROPERTY NOT IN SERVICE (Note C)....................................................................434,144
INTANGIBLE ASSETS, net of
      accumulated amortization of $41,453  (Note A).................................................501,031
DEPOSITS.............................................................................................69,800
                                                                                            ---------------
                                                                                                $ 5,675,143
                                                                                            ===============
                          LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable, trade......................................................................$.44,114
      Accrued compensation (Note E)...............................................................1,118,265
      Accrued expenses...............................................................................25,506
      Accrued payroll taxes..........................................................................64,814
                                                                                            ---------------
                                                               TOTAL CURRENT LIABILITIES          1,252,699
                                                                                            ---------------
COMMITMENTS (Note H)......................................................................................-
SHAREHOLDERS' EQUITY
      Preferred stock, no par value; 5,000,000 shares authorized;
        -0-  shares issued and outstanding, respectively..................................................-
      Common stock, no par value; 50,000,000 shares authorized;
        22,045,500 shares issued and outstanding ................................................12,435,136
        47,000 outstanding common stock warrants......................................................7,191
      Deficit accumulated during development stage...............................................(8,019,883)
                                                                                            ---------------
                                                              TOTAL SHAREHOLDERS' EQUITY          4,422,444
                                                                                            ---------------
                                                                                                $ 5,675,143
                                                                                            ===============

         See accompanying notes to the consolidated financial statements



                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                    November 28,
                                                                                                        1995
                                                                                                     (inception)
                                                                    For the Years Ended June 30,    Through June 30,
                                                                        1999            1998            1999
                                                                    -------------     -----------  ----------------
                                                                                                      (Unaudited)
REVENUES
     Internet related services......................................    $ 136,361        $      -       $ 136,361
     OTHER:
       Software sales and development (Note H)......................      933,837               -         933,837
                                                                     ------------     -----------    ------------
                                                     TOTAL REVENUES     1,070,198               -       1,070,198
                                                                     ------------     -----------    ------------

COSTS AND EXPENSES
     Cost of internet related services.............................        95,088               -          95,088
     Cost of revenues - software sales and development.............       600,000               -         600,000
     Stock based compensation......................................     6,109,110               -       6,109,110
     Bad debt expense..............................................       893,095               -         893,095
     Salaries and bonuses..........................................       383,160               -         383,160
     General and administrative....................................       634,861           4,761         642,325
     Depreciation and amortization.................................       313,367               -         313,367
     Loss on disposal of assets....................................        56,559               -          56,559
                                                                     ------------     -----------    ------------
                                           TOTAL OPERATING EXPENSES     9,085,240           4,761       9,092,704
                                                                     ------------     -----------    ------------

                                                     OPERATING LOSS    (8,015,042)         (4,761)     (8,022,506)
NON-OPERATING INCOME (EXPENSE)
     Interest expense..............................................        (5,943)              -          (5,943)
     Interest income...............................................         8,566               -           8,566
                                                                     ------------     -----------    ------------
                                       NET LOSS BEFORE INCOME TAXES  $ (8,012,419)       $ (4,761)   $ (8,019,883)
INCOME TAXES (NOTE F)
     Current tax benefit...........................................     1,348,598             678       1,349,662
     Deferred tax expense..........................................    (1,348,598)           (678)     (1,349,662)
                                                                     ------------     -----------    ------------
                                                           NET LOSS  $ (8,012,419)       $ (4,761)   $ (8,019,883)
                                                                     ============     ===========    ============
NET LOSS PER SHARE:
     Basic.........................................................  $      (0.71)       $  (0.02)
                                                                     ============     ===========

     Diluted.......................................................  $      (0.71)       $  (0.02)
                                                                     ============     ===========
SHARES USED FOR COMPUTING NET LOSS PER SHARE:
     Basic.........................................................    11,351,263         240,000
                                                                     ============     ===========
     Diluted.......................................................    11,351,263         240,000
                                                                     ============     ===========

         See accompanying notes to the consolidated financial statements


                       QUEST NET CORP.
                       ---------------
                (A Development Stage Company)
             CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
  From November 28, 1998 (inception) through June 30, 1999 (Unaudited)



                                                                   Preferred Stock      Common Stock
                                                                 Shares      Amount      Shares          Amount      Warrants
                                                                 ------      ------      ------          ------      --------
Balance, November 28, 1995 (inception)........................          -    $      -           -       $        -    $    -

Net loss for the period ended June 30, 1996...................          -           -           -                -         -
                                                               ----------  ----------  ----------     ------------  --------
                                        BALANCE, June 30, 1996          -           -           -                -         -

July 3, 1996, shares issued for cash (Note B).................    300,000       3,000           -                -         -

September 4, 1996, shares issued for cash.....................          -           -     240,007  *         1,200         -

Net loss for the year ended June 30, 1997.....................          -           -           -                -         -
                                                               ----------  ----------  ----------     ------------  --------
                                        BALANCE, June 30, 1997    300,000       3,000     240,007  *         1,200         -

June 15, 1998, cancellation of preferred stock................   (300,000)     (3,000)          -            3,000         -

June 16, 1998, capital contributed by officer.................          -           -           -               70         -

June 30, 1998, shares issued in asset acquisition (Note D)....          -           -     200,000  *       125,274         -

Net loss for the year ended June 30, 1998.....................          -           -           -                -         -
                                                               ----------  ----------  ----------     ------------  --------
                                        BALANCE, June 30, 1998          -           -     440,007  *       129,544         -

July 27, 1998 shares issued for software purchase (Note D)....     60,000     600,000           -                -         -

November 2, 1998, shares issued for services, valued at cost
  of services.................................................          -           -     200,000           25,000         -

November 16, 1998, conversion of preferred shares.............    (60,000)   (600,000)    300,000          600,000         -

November 23, 1998, shares issued for cash, net of $2,950
  offering costs..............................................          -           -      50,000           97,050         -

December 1, 1998, shares issued for officers' compensation
  (Note E)....................................................          -           -   1,310,693        4,013,997         -

December 11, 1998, shares issued pursuant to employment
  agreements..................................................          -           -     175,000          514,063         -

December 22, 1998, shares issued in exchange for equipment
  (Note D)....................................................    100,000   1,000,000   2,607,660          724,520         -

December, 1998, shares issued for cash........................          -           -      50,000           50,000         -

(RESTUBBED TABLE)
                                                                                               Deficit
                                                                                             Accumulated
                                                                                               During         Total
                                                                                             Development  Shareholders'
                                                                                                Stage        Equity
                                                                                                -----        ------

Balance, November 28, 1995 (inception)........................                               $       -    $         -

Net loss for the period ended June 30, 1996...................                                       -              -
                                                                                            ----------   ------------
                                        BALANCE, June 30, 1996                                       -              -

July 3, 1996, shares issued for cash (Note B).................                                       -          3,000

September 4, 1996, shares issued for cash.....................                                       -          1,200

Net loss for the year ended June 30, 1997.....................                                  (2,703)        (2,703)
                                                                                            ----------   ------------
                                        BALANCE, June 30, 1997                                  (2,703)         1,497

June 15, 1998, cancellation of preferred stock................                                       -              -

June 16, 1998, capital contributed by officer.................                                       -             70

June 30, 1998, shares issued in asset acquisition (Note D)....                                       -        125,274

Net loss for the year ended June 30, 1998.....................                                  (4,761)        (4,761)
                                                                                            ----------   ------------
                                        BALANCE, June 30, 1998                                  (7,464)       122,080

July 27, 1998 shares issued for software purchase (Note D)....                                       -        600,000

November 2, 1998, shares issued for services, valued at cost
  of services.................................................                                       -         25,000

November 16, 1998, conversion of preferred shares.............                                       -              -

November 23, 1998, shares issued for cash, net of $2,950
  offering costs..............................................                                       -         97,050

December 1, 1998, shares issued for officers' compensation
  (Note E)....................................................                                       -      4,013,997

December 11, 1998, shares issued pursuant to employment
  agreements..................................................                                       -        514,063

December 22, 1998, shares issued in exchange for equipment
  (Note D)....................................................                                       -        724,520

December, 1998, shares issued for cash........................                                       -         50,000

* Restated (See Note D)

         See accompanying notes to the consolidated financial statements

                       QUEST NET CORP.
                       ---------------
                (A Development Stage Company)
             CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
  From November 28, 1998 (inception) through June 30, 1999 (Unaudited)


                                                                           Preferred Stock      Common Stock
                                                                         Shares      Amount        Shares          Amount
                                                                         ------      ------        ------          ------

January 5, 1999, shares issued for compensation at market value
  of stock..............................................................       -           -      17,667          178,878

January 5, 1999, shares issued for payment of offering costs of
  $15,000...............................................................       -           -      24,000                -

Shares issued in three for one common stock dividend (Note D)...........       -           -  15,525,081                -

January 7, 1999, shares issued for cash.................................       -           -      25,000           75,000

January 21, 1998, shares issued for services at cost of services........       -           -     101,333            7,600

January 1999, shares issued for purchase of domain names................       -           -       1,500            7,000

January 25, 1999, shares issued for cash................................       -           -     132,915          692,809

January 25, 1999, 47,000 warrants issued for cash.......................       -           -           -                -

February 15, 1999, shares issued in acquistion of Wings Online, Inc.
  (Note G)..............................................................       -           -      29,326          200,000

February 12, 1999, shares issued pursuant to employment agreement.......       -           -     100,000          154,675

March 2, 1999, shares issued for services, valued at cost of
  services..............................................................       -           -       4,000            5,000

March 10, 1999, shares issued for services at market value of stock.....       -           -         677           10,000

May 3, 1999, shares issued in exchange for property.....................       -           -      39,894          300,000

May 27, 1999, shares issued for cash, net of $350,000 offering costs....       -           -     910,747        4,650,000

July, 1999 cash redemption of preferred stock (Note X)..................(100,000) (1,000,000)          -                -

Net loss for the year ended June 30, 1999...............................       -           -           -                -
                                                                        --------  ----------  ----------      -----------
                                        BALANCE, JUNE 30, 1999..........       -  $        -  22,045,500      $12,435,136
                                                                        ========  ==========  ==========      ===========
(RESTUBBED TABLE)
                                                                                                 Deficit
                                                                                              Accumulated
                                                                                                 During         Total
                                                                                              Development   Shareholders'
                                                                                    Warrants      Stage        Equity
                                                                                    --------      -----        ------
January 5, 1999, shares issued for compensation at market value
  of stock..............................................................                   -            -        178,878

January 5, 1999, shares issued for payment of offering costs of
  $15,000...............................................................                   -            -              -

Shares issued in three for one common stock dividend (Note D)...........                   -            -              -

January 7, 1999, shares issued for cash.................................                   -            -         75,000

January 21, 1998, shares issued for services at cost of services........                   -            -          7,600

January 1999, shares issued for purchase of domain names................                   -            -          7,000

January 25, 1999, shares issued for cash................................                   -            -        692,809

January 25, 1999, 47,000 warrants issued for cash.......................               7,191            -          7,191

February 15, 1999, shares issued in acquistion of Wings Online, Inc.
  (Note G)..............................................................                   -            -        200,000

February 12, 1999, shares issued pursuant to employment agreement.......                   -            -        154,675

March 2, 1999, shares issued for services, valued at cost of
  services..............................................................                   -            -          5,000

March 10, 1999, shares issued for services at market value of stock.....                   -            -         10,000

May 3, 1999, shares issued in exchange for property.....................                   -            -        300,000

May 27, 1999, shares issued for cash, net of $350,000 offering costs....                   -            -      4,650,000

July, 1999 cash redemption of preferred stock (Note X)..................                   -            -              -

Net loss for the year ended June 30, 1999...............................                   -   (8,012,419)    (8,012,419)
                                                                                     -------  -----------    -----------
                                        BALANCE, JUNE 30, 1999..........             $ 7,191  $(8,019,883)   $ 4,422,444
                                                                                     =======  ===========    ===========

        See accompanying notes to the consolidated financial statements

                       QUEST NET CORP.
                       ---------------
                (A Development Stage Company)
            CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 November 28,
                                                                                                     1995
                                                                                                 (inception)
                                                               For the Years Ended June 30,     Through June 30,
                                                                   1999             1998             1999
                                                               -------------     ------------   ---------------
                                                                                                  (Unaudited)
OPERATING ACTIVITIES
    Net loss....................................................$ (8,012,419)        $ (4,761)    $ (8,019,883)
    Transactions not requiring cash:
       Depreciation and amortization............................     313,367                -          313,367
       Loss on disposal of assets...............................      56,559                -           56,559
       Increase to allowance for doubtful accounts..............     867,842                -          867,842
       Non-cash software cost of revenues.......................     600,000                -          600,000
       Stock based compensation expense.........................   6,109,110                -        6,109,110
    Changes in current assets and current liabilities:
       Increase in receivables and  prepaid expenses............    (910,357)               -         (910,357)
       Increase in accounts payable and accrued liabilities
         net of effects from purchase of Wings Online, Inc......      23,000            3,237           26,237
                                                                ------------    -------------   --------------
                                             NET CASH USED IN
                                         OPERATING ACTIVITIES       (952,898)          (1,524)        (957,125)
                                                                ------------    -------------   --------------

INVESTING ACTIVITIES
    Equipment and leasehold purchases...........................    (118,756)               -         (118,756)
    Proceeds from sale of equipment.............................       2,100                -            2,100
    Cash paid for deposits......................................     (69,250)               -          (69,250)
    Purchase of Wings Online, Inc, net of $-0- cash received....    (135,000)               -         (135,000)
                                                                ------------    -------------   --------------
                                            NET CASH (USED IN)
                                         INVESTING ACTIVITIES       (320,906)               -         (320,906)
                                                                ------------    -------------   --------------

FINANCING ACTIVITIES
    Capital contribution........................................           -               70               70
    Sale of preferred stock.....................................           -                -            3,000
    Sale of common stock and warrants...........................   5,925,000                -        5,926,200
    Cash paid for offering costs................................    (352,950)               -         (352,950)
    Redemption of preferred stock...............................  (1,000,000)               -       (1,000,000)
    Proceeds from issuance of notes to related party............     214,900                -          214,900
    Principal payments of related party notes...................    (214,900)               -         (214,900)
                                                                ------------    -------------   --------------
                                         NET CASH PROVIDED BY
                                         FINANCING ACTIVITIES      4,572,050               70        4,576,320
                                                                ------------    -------------   --------------

NET INCREASE  IN CASH AND CASH EQUIVALENTS......................   3,298,246           (1,454)       3,298,289
Cash and cash equivalents, beginning............................          43            1,497                -
                                                                ------------    -------------   --------------
Cash and cash equivalents, ending............................... $ 3,298,289        $      43      $ 3,298,289
                                                                ============    =============   ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest.......................................... $     5,943        $       -      $     5,943
                                                                ============    =============   ==============
Cash paid for income taxes...................................... $         -        $       -      $         -
                                                                ============    =============   ==============

NON-CASH INVESTING AND FINANCING ACTIVITIES:
2,000,000 common shares issued for property..................... $         -        $ 125,274      $   125,274
2,649,054 common shares issued for property..................... $ 1,031,520        $       -      $ 1,031,520
160,000 preferred shares issued for property and software....... $ 1,600,000        $       -      $ 1,600,000
24,000 common shares issued for payment of offering costs....... $    15,000        $       -      $    15,000
29,326 common shares issued in acquisiton of Wings Online, Inc.. $   200,000        $       -      $   200,000

         See accompanying notes to the consolidated financial statements

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note A:  Organization, business, liquidity and summary of significant accounting
--------------------------------------------------------------------------------
policies
--------

Organization and business
Quest Net Corp. (the "Company") was incorporated in the state of Colorado on November 28, 1995 under the name of A. P. Sales, Inc. The Company was formed for the purpose of entering the office furniture repair and reconditioning market. In June of 1998, the Company acquired certain assets related to the internet services industry and became a provider of Internet system and network management solutions for enterprises with mission-critical Internet operations, including server hosting, Internet connectivity, and Internet technology services. At that time, the Company changed its name to Quest Net Corp. The Company reincorporated in Florida in December 1998.

As shown in the accompanying financial statements, the Company incurred a net loss of $8,019,883 during the period from November 28, 1995 (inception) through June 30, 1999, and has a limited operating history. Those factors, as well as the uncertain condition that the Company faces as a new business with an unproven business model entering the new and rapidly evolving market of online commerce and the Internet, create an uncertainty about the Company's ability to continue as a going concern.

Management plans to commence significant operations during the next fiscal year, reduce expenses resulting from stock based compensation and raise an additional $5,000,000 in equity financing. The ability of the Company to continue as a going concern is dependent on the success of these plans, and ultimately upon achieving profitability. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Summary of significant accounting policies:

Basis of presentation
---------------------
The Company's primary operations since July 1998 have been devoted to developing its Internet services business and raising capital. As a result, the consolidated financial statements are presented in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." In order to generate significant revenues and become an operating business, the Company will need to continue to market its internet access services to customers in its current markets and in markets to be acquired.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary of significant accounting policies continued:

Principles of Consolidation
---------------------------
The Company's consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries; Wings Online, Inc., IPQuest Corp., Quest Wireless Corp., Globalbot Corp., QuesTel Corp. and Quest Fiber Corp. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates
----------------
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications
-----------------
Certain prior-year amounts have been reclassified for comparative purposes to conform to the current-year presentation.

Cash and cash equivalents
-------------------------
The Company considers all short-term, highly liquid investments with an original maturity date of three months or less to be cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value. The Company has concentrated its credit risk for cash by maintaining its cash in one money market account. The maximum loss that would have resulted from that risk totaled $4,351,891 at June 30, 1999. The Company has not experienced any losses in the account and believes it is not exposed to any significant credit risk to cash.

Property and equipment
----------------------
Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which is estimated to be three to five years. Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the consolidated statements of operations.

Leasehold improvements are amortized over the life of the existing lease of sixty months.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary of significant accounting policies continued:

Intangible assets
-----------------
Intangible assets are stated net of accumulated amortization and include a non-compete agreement acquired as a result of the Company's acquisition of Wings Online, Inc. and goodwill resulting from the Company's purchase of equipment and certain other assets from AVX Communications. Amortization is provided using the straight-line method over three years. The Company evaluates on a regular basis whether events and circumstances have occurred that indicate that the carrying amount of intangible assets may warrant revision. Management believes that there has been no impairment to the intangible assets as reflected in the Company's consolidated financial statements as of June 30, 1999.

Long-lived assets
-----------------
The Company periodically reviews the values assigned to long-lived assets, such as property and equipment, to determine whether any impairments are other than temporary. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

Sources of supplies
-------------------
The Company relies on third-party networks, local telephone companies and other companies to provide data communications capacity. Although management feels alternative telecommunications facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

Income taxes
------------
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Revenue recognition
-------------------
The Company recognizes revenue when services are provided.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary of significant accounting policies continued:

Stock-based compensation
------------------------
SFAS No. 123, "Accounting for Stock-Based Compensation" permits the use of either a fair value based method or the method defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") to account for stock-based compensation arrangements. Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and earnings per share that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB 25 and, accordingly, has included pro forma disclosures under SFAS No. 123 in Note E.

Fair value of financial instruments
-----------------------------------
SFAS 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The Company has determined, based on available market information and appropriate valuation methodologies, the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, accounts receivable, prepaid expenses, accounts payable, accrued compensation, and other accrued liabilities approximate fair value due to the short-term maturity of the instruments.

Loss per share
--------------
In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share" (SFAS 128). The Company adopted SFAS 128 for the two year period ended June 30, 1999. Under SFAS 128, net loss per share-basic excludes dilution and is determined by dividing loss available to common shareholders by the weighted average number of common shares outstanding during the period. Net loss per share-diluted reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. As of June 30, 1999, there were 87,999 stock options and 47,000 common stock purchase warrants outstanding which were not included in the calculation net loss per share-diluted because they were antidilutive.

Recently issued accounting pronouncements
-----------------------------------------
The Company has adopted the following new accounting pronouncements for the year ended June 30, 1999. There was no material effect on the financial statements presented from the adoption of the new pronouncements.

SFAS No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Summary of significant accounting policies continued:

Recently issued accounting pronouncements continued
---------------------------------------------------
SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers.

SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

Statement of Position ("SOP") 98-1, "Accounting for the costs of Computer Software Developed or Obtained for Internal Use." This SOP requires that entities capitalize certain internal-use software costs once certain criteria are met.

SOP 98-5, "Reporting on the costs of Start-Up Activities." SOP 98-5 provides, among other things, guidance on the reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred.

The Company will continue to review these new accounting pronouncements over time, in particular SFAS 131 and SOP 98-1, to determine if any additional disclosures are necessary based on evolving circumstances.

Note B: Related party transactions
----------------------------------

For the year ended June 30, 1999
--------------------------------
During the year ended June 30, 1999 the President of the Company and another entity owned by the President of the Company, paid on behalf of the Company certain expenses totaling $103,976. The President also advanced $35,648 to the Company for working capital purposes. The Company repaid $29,725 to the President and issued a seven and half percent note payable to the President for the remaining $109,899. As of June 30, 1999, the Company repaid the note and accrued interest of $3,241 for a total of $113,140.

The President advanced the Company an additional $105,000 in exchange for a note payable to the President. The Company repaid the $105,000 within sixty days of issuance of the note, and did not accrue any interest.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note B: Related party transactions continued
--------------------------------------------
The Company paid $35,000 to an affiliate for consulting fees related to the Company's proposed plan to expand into international markets.

From time to time during the year ended June 30, 1999, the Company paid certain expenses related to ventures the President is associated with, but have no relative business purpose to the Company. The amounts totaled $97,360 and have been deducted from amounts accrued and payable to the President pursuant to his employment agreement. See Note H Commitments and contingencies.

For the year ended June 30, 1998 and the period November 28, 1995 (inception)
-----------------------------------------------------------------------------
through June 30, 1998 -
---------------------
On July 3, 1996, the Company issued 300,000 shares of its no par value preferred stock to an officer and an affiliate company for $3,000. In June 1998, the preferred shares were cancelled and the related $3,000 was reclassified as a capital contribution.

Note C:  Property and equipment
-------------------------------

Furniture and equipment consisted of the following at June 30:

                                                       1999           1998
                                                   -----------    -----------
Office equipment ...............................   $    44,588    $     8,196
Computer equipment..............................     1,468,317         66,966
Software........................................        56,588         49,562
Artwork.........................................         9,545             --
Leasehold improvements..........................        16,485             --
                                                   -----------    -----------
                                                     1,595,523        124,724
Less accumulated depreciation...................      (266,159)            --
                                                   -----------    -----------
                                                   $ 1,329,364    $   124,724
                                                   ===========    ===========

Depreciation expense for the years ended June 30, 1999, 1998 and inception (November 28, 1995) through June 30, 1999 totaled $271,877, $-0-, and $271,877, respectively.

As discussed in Note A to the financial statements, the Company has not yet fully commenced planned operations. Certain computer equipment that was acquired during the year ended June 30, 1999 has not yet been placed in service. The cost of the equipment not being used at June 30, 1999 is $434,144 and accordingly the Company has not recorded any depreciation expense related to the unused equipment. Management expects the equipment to be placed in service during the Company's next fiscal year.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note D: Shareholders' equity
----------------------------

Preferred Stock
---------------
The Company is authorized to issue five million shares of no par value preferred stock which may be issued in series with such designations, preferences, stated values, rights, qualifications or limitations as determined by the Board of Directors.

During the year ended June 30, 1999, the Company issued 60,000 shares of its convertible preferred stock with a stated value of $10 per share in exchange for certain software used in transacting credit card business over the internet. The preferred stock was convertible into the Company's common stock based on a discount of the average bid price for the Company's common stock on the date of conversion. The preferred stock was converted into 300,000 shares in November 1998.

During the year ended June 30, 1999, the Company issued 100,000 shares of its convertible redeemable preferred stock with a stated value of $10 per share, along with 2,607,660 shares of its common stock in exchange for computer equipment at a cost of $2,000,000. 480,000 of those shares were issued pursuant to an exemption from registration as discussed below. Based on a third party independent appraisal of the equipment, the Company recorded the transaction at the fair value of the equipment of $1,724,520.

Common Stock
------------
On June 30, 1998, the Company issued 200,000 (restated from 2,000,000 for reverse stock split) shares of its no par value common stock pursuant to an Asset Purchase and Sale Agreement, whereby the Company would receive certain assets from PACT Communication Group, Inc. - See Note G.

On October 16, 1998 the Company reversed its 4,400,000 outstanding common shares to 440,000 to give effect to a one for ten reverse split approved by the shareholders.

On December 31, 1998, the board of directors approved a three for one common stock dividend to shareholders of record as of January 6, 1999. The number of shares issued in the dividend of 15,525,081 was greater than twenty five percent of the outstanding shares prior to the dividend, therefore the Company has accounted for the transaction as if it were a forward three-for-one stock split.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note D: Shareholders' equity continued
--------------------------------------

Common stock continued
----------------------
During the year ended June 30, 1999 the Company sold 1,039,248 of its no par value common stock in exchange for $925,000 in cash, $42,400 of equipment (see discussion of equipment acquired for $2,000,000 above) and services valued at the cost of the services of $32,600. The offerings were conducted on behalf of the Company through its executive officers and directors. The shares offered were not registered and were offered pursuant to an exemption from registration claimed under Section 3(b) of the Securities Act of 1933, as amended, and Rule 504 of Regulation D promulgated thereunder. The Company incurred $17,950 in legal costs related to the offerings. The offering costs were paid in $2,950 cash and in the issuance of 24,000 shares of the Company's restricted stock valued at the cost of the services of $15,000. The costs have been deducted from the offering proceeds and are recorded as such in the accompanying consolidated financial statements.

Shares sold to one shareholder in conjunction with the above-mentioned offering also included 47,000 warrants to purchase additional shares of the Company's no par value common stock for $9.40 per share. The warrants may be exercised anytime beginning January 25, 2000 and prior to January 25, 2001. The Company valued the warrants at $7,191 using pricing methods similar to those used in valuing options under SFAS 123.

In January 1999 the Company acquired from two different individuals the rights to the domain names Boats Online and Cars Online for $10,000 and $4,000, respectively. The purchase price was paid in 1,000 and 500 shares of the Company's restricted stock, respectively valued at $5,000 and $2,000 along with $5,000 and $2,000 in cash, respectively.

On February 12, 1999 the Company issued 29,326 shares of its restricted common stock valued at the market price of the Company's free-trading common shares or $200,000 and $135,000 in cash, in exchange for all of the outstanding shares of Wings Online, Inc. - See Note G.

On May 3, 1999 the Company entered into an agreement with AVX Communications whereby the Company would receive certain assets valued at $300,000 in exchange for the issuance of 39,894 shares of the Company's restricted common stock. - See Note G.

On May 27, 1999, pursuant to an exemption from registration claimed under
Section 3(b) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, the Company sold 910,747 shares of its common stock for $5,000,000 to one shareholder. The costs of the offering were legal and finders' fees of $350,000, which have been deducted from the proceeds of the offering in the accompanying consolidated financial statements.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note E: Stock based compensation
--------------------------------

On December 11, 1998, pursuant to employment contracts with key management and officers, the Company issued 175,000 shares of the Company's common stock as compensation to three employees. The Company has recorded stock compensation expense of $514,063 based on the market price of the Company's free-trading common stock as of the date of the grant which was December 1, 1998.

On January 5, 1999 the Company issued 10,000 shares of its restricted common stock to a former officer of the Company as payment for services. The stock was valued at the market price of the Company's free-trading common stock as of January 5, 1999 and accordingly the Company has recorded $101,250 in stock compensation expense.

On January 5, 1999 the Company issued 7,667 shares of its restricted common stock, valued at the market price of the Company's free-trading common stock as of January 5, 1999, to its board of directors and accordingly recorded a $77,628 charge to operations as directors' fees.

On February 12, 1999, the Company issued to an officer of the Company 100,000 shares of the Company's restricted common stock as payment pursuant to the officer's employment agreement. The employment agreement dated July 1, 1998 states that the officer is to receive 50,000 shares per year, 25,000 of which is to be issued each six months beginning January 1. The Company failed to issue the officer the 25,000 shares prior to the three for one dividend effective January 6, 1999. Therefore to make the officer whole, the Company issued 100,000 shares, valuing them at the total value of 25,000 shares at the market price of the Company's free-trading stock which was $6.187 on January 1, 1999, resulting in stock compensation expense of $154,675.

On March 2, 1999 as payment for $5,000 in consulting services, the Company issued 4,000 shares of its restricted common stock, valued at the cost of the services.

On March 10, 1999 as payment for $10,000 in consulting services, the Company issued 677 shares of its restricted common stock, valued at the cost of the services.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note E:  Stock based compensation continued
-------------------------------------------

Common stock options
--------------------
On September 9, 1998 the board of directors approved a performance bonus plan in the form of common stock options with an exercise price of $.012 to the President and CEO of the Company. The President would receive one share of restricted common stock for every $100.00 of earning assets (increase in total assets) generated prior to and after September 9, 1998. The number of shares to be received as options are to be calculated at the end of each quarter and expire five years from the date of grant which is considered to be the date both the strike price and number of shares are determined. On December 1, 1998, based on unaudited quarterly financial information, the board of directors granted to the President options to purchase 1,310,693 shares of the Company's restricted common stock for $.012 per share. The Company recorded stock compensation expense in accordance with APB 25 of $3,998,269 which was the difference between the exercise price of $.012 and the market value of the Company's common stock on December 1, 1998 of $3.05. The President exercised the options in December of 1998. No other options have been granted pursuant to the performance bonus plan.

On March 26, 1999, the Company granted options to its three outside directors to purchase 5,000 shares of the Company's common stock for $6.00 per share, which was the market value of the Company's common stock on that date. The options vest in two equal increments of 2,500 shares six months and twelve months from the date of grant, as long as the option holders are members of the board at time of vesting. The options expire two years from date of vesting. As of June 30, 1999 none of the options were vested.

On March 30, 1999 the Company granted options for 9,999 shares of its common stock, exercisable for $6.00 per share. The options vest on March 30, 2000 and expire on March 30, 2002. The options were granted at the market value of the Company's common stock as of March 30, 1999. In accordance with APB 25, no compensation expense was recorded.

On April 5, 1999 the Company granted options for 25,000 shares of its common stock, exercisable for $4.00 per share, to a former officer. The options were vested on the date of grant and expire April 5, 2000. The options were granted at the market value of the Company's common stock as of April 5, 1999. In accordance with APB 25, no compensation expense was recorded.

On May 17, 1999 the Company granted options for 10,000 shares of its common stock, exercisable for $7.25 per share to certain consultants. The options were granted at the market value of the Company's common stock as of May 17, 1999. They are fully vested and expire on May 17, 2001. In accordance with APB 25, no compensation expense was recorded.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note E:  Stock based compensation continued
-------------------------------------------

Common stock options continued
------------------------------
On May 17, 1999 the Company granted options for 28,000 shares of its common stock, exercisable for $7.25 per share to certain employees. The options were granted at the market value of the Company's common stock as of May 17, 1999. The options vest in six months from the date of grant. As of June 30, 1999 none of the options were vested. In accordance with APB 25, no compensation expense was recorded.

Summary
-------
A summary of the status of the Company's stock option awards as of June 30, 1999, and the changes during the period ended June 30, 1999 is presented below:

             Fixed Options                    Number
----------------------------------------------------
Outstanding at June 30, 1998...........           --
Granted................................    1,398,692
Exercised..............................   (1,310,693)
Canceled...............................           --
                                          ----------
Outstanding at June 30, 1999...........       87,999
                                          ==========

The weighted average exercise price per share for the 87,999 outstanding options at June 30, 1999 was $5.97.

SFAS 123
--------
In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting form Stock-Based Compensation". SFAS 123 encourages the use of a fair value based method of accounting for compensation expense associated with stock option awards and similar plans. SFAS 123 permits the continued use of the intrinsic value based method prescribed by APB 25, but requires additional disclosures, including pro forma calculations of net earnings and earnings per share, as if the fair value method of accounting prescribed by SFAS 123 had been applied for the applicable periods.

The fair value of each option granted has been estimated as of the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest rate of 5.63 percent, expected volatility of 80 percent, expected life of two years, and no expected dividends. During the year ended June 30, 1999, the weighted-average fair values of options granted were $2.03 for options granted with an exercise price equal to the market price of the stock.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note E:  Stock based compensation continued
-------------------------------------------

SFAS 123 continued
------------------
Had compensation expense been determined based on the fair value at the grant date, and charged to expense over vesting periods, consistent with the provisions of SFAS 123, the Company's net loss and net loss per share would have increased to the pro forma amounts indicated below:

                                                             Amount
                                                      ------------------
As reported:
    Net loss......................................          $(8,012,419)
    Net loss per share - basic and diluted........          $     (0.71)
Pro Forma:
    Net loss......................................          $(8,140,406)
    Net loss per share - basic and diluted........          $     (0.72)


The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. Option valuation models also require the input of highly subjective assumptions such as expected option life and expected stock price volatility. Because the Company's stock-based awards have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, the Company believes that the existing option valuation models do not necessarily provide a reliable single measure of the fair value of its stock-based awards.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note F:  Income taxes
---------------------

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate follows for the years ended June 30, 1999 and 1998:

                                                                                              November 28,
                                                                                                  1995
                                                                                              (Inception)
                                                                  June 30,                      Through
                                                      ---------------------------------         June 30,
                                                          1999               1998                 1999
                                                      --------------     --------------    -------------------
    U.S. statutory federal rate..................              34.00%             15.00%                 34.00%
    State income tax rate,
       net of federal benefit....................                  -               4.25%                      -
    Permanent differences:
    Deferred offering costs......................               1.42%                                     1.42%
    Excess officers compensation.................             (15.42%)                                  (15.42%)
    Other........................................               (.02%)                                    (.02%)
    Temporary differences:
    Depreciation expense.........................                .20%                                      .20%
    Allowance for bad debt.......................              (3.35%)                                   (3.35%)
    Net operating loss for which no tax
      benefit is currently available.............             (16.83)            (19.25%)               (16.83)
                                                      --------------     --------------    -------------------
                                                                  - %                 -%                    - %
                                                      ==============     ==============    ===================

At June 30, 1999 and 1998, deferred taxes consisted of the following:

                                                                                     June 30,
                                                                     -----------------------------------------
                                                                           1999                   1998
                                                                     ------------------     ------------------
    Deferred tax assets,
       Net operating loss.......................................            $ 1,349,662         $        1,064
    Valuation allowance.........................................             (1,349,662)                (1,064)
                                                                     ------------------     ------------------
          Net deferred taxes....................................            $         -         $            -
                                                                     ==================     ==================

The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended June 30, 1999 and 1998 totaled $1,348,598 and $678, respectively. The net operating loss carryforward expires through the year 2018.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note F:  Income taxes, continued
--------------------------------

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of these losses.

Note G:  Acquisitions
---------------------

Wings Online, Inc.
-----------------
On February 15, 1999 the Company purchased all of the outstanding common stock of Wings Online, Inc. ("Wings") in exchange for $135,000 cash and 29,326 of the Company's common stock valued at $200,000. Net assets of Wings as of the date of the acquisition totaled $3,372, which approximated fair value. As part of the acquisition, the previous shareholders of Wings entered into an agreement to not compete with the Company for thirty-six months. The excess of the purchase price over the fair value of the assets, in the amount of $331,628 has been allocated to the non-compete agreement and is being amortized over the life of the agreement. Amortization expense of $41,453 has been recorded in the accompanying consolidated financial statements for the year ended June 30, 1999.

The Company has recorded the transaction as a purchase in accordance with Accounting Principles Board Opinion No. 16. The accompanying consolidated financial statements include the results of operations of Wings from the date of the acquisition, February 15, 1999 through June 30, 1999.

The following unaudited pro forma condensed consolidated statement of operations gives effect to the acquisition of Wings as if it had occurred at the beginning of the period presented. The unaudited pro forma financial information should be read in conjunction with the separate audited financial statements and notes thereto of each of the companies included in the pro forma.

The unaudited pro forma condensed consolidated statement of operations are not necessarily indicative of results of operations had the acquisition occurred at the beginning of the periods presented nor of results to be expected in the future.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note G:  Acquisitions continued
-------------------------------

Wings Online, Inc. continued
----------------------------

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        For the year ended June 30, 1999

                                                                                                    Pro forma
                                                     Quest Net         Wings       Adjustments    Consolidated
                                                     ---------         -----       -----------    ------------
Revenues........................................     $ 1,070,198       $ 105,169         (58,705)   $ 1,116,662
Operating expenses..............................      (9,085,240)        (97,668)         (7,798)    (9,190,706)
(Loss) income from operations...................      (8,015,042)          7,501         (66,503)    (8,074,044)
Interest expense................................          (5,943)              -               -         (5,943)
Interest income.................................           8,566               -               -          8,566
Net (loss) income...............................      (8,012,419)          7,501         (66,503)    (8,071,421)
Net (loss) income per share - basic and diluted.         $ (0.71)        $ 37.50                        $ (0.71)
Basic and diluted shares outstanding............      11,351,263             200                     11,351,263


Pro forma adjustments
---------------------
The consolidated financial statements of Quest Net include the results of operations of Wings for the period February 15, 1999 through June 30, 1999. The financial information of Wings presented in the pro forma statement are the results of operations for Wings for the year ended June 30, 1999. Therefore the adjustments reduce the pro forma consolidated information for the duplication of the period February 15, 1999 through June 30, 1999 by the following: Revenues:
$58,705, Operating expenses: $61,292, Loss from operations and Net loss: $2,587. The adjustments also include the increased amortization expense resulting from the non-compete agreement as if the agreement was amortized for the full year of $69,090.

The unaudited pro forma condensed consolidated financial information do not show any adjustments for a change in the income tax benefit as the total pro forma consolidated benefit for income taxes would be offset by any valuation allowance due to any deferred tax asset derived from net operating losses. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery.

Asset acquisitions
On May 3, 1999, the Company purchased certain assets, including computers, software licenses, video editing and studio equipment, office equipment, inventory, contracts for software development and interactive kiosk systems and related software for $300,000 from AVX Communications. The purchase price was paid in 39,894 shares of the Company's restricted common stock, valued at the average bid and asked price for the three trading days prior to closing. The fair value of the assets received is $89,144.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note G:  Acquisitions continued
-------------------------------

Asset acquisitions continued
----------------------------
The excess of the purchase price over the fair value of the assets received is $210,856 and has been recorded as goodwill in the accompanying consolidated financial statements. As of June 30, 1999, the assets were still in transit and had not been placed in service. The $89,144 attributed to the equipment and software is recorded in the Company's consolidated balance sheet as "Property not in service." As of June 30, 1999 the Company had not amortized any of the goodwill, however management intends to assess the estimated useful life of the goodwill once the assets are place in service and amortize the goodwill on a straight-line basis over the estimated useful life.

On June 24, 1998, the Company entered into an agreement with PACT Communication Group, Inc. ("Pactcom") to acquire certain assets of Pactcom in exchange for 2,000,000 shares of the Company's restricted common stock. The Company's President was also a significant shareholder and officer of Pactcom, therefore the transaction was recorded as a transfer of assets between entities under common control and has been recorded at the historical cost basis of Pactcom as determined under generally accepted accounting principles.

The assets acquired include equipment, software, furniture and an office lease deposit, which have been recorded on the Company's books at $125,274. The Company also acquired Pactcom's contracts with BellSouth Telecommunications, Inc. ("Bellsouth") and WorldPass Communications Corporation ("WorldPass"), office leases and certain employment agreements. There was no value assigned to any of the above contracts in conjunction with the acquisition. Based on the total value assigned to the assets received, the Company has valued the 200,000 (restated from 2,000,000) shares issued, as consideration for the assets, at $125,274.

During the year ended June 30, 1999, the Company discovered that the BellSouth contract could not be assigned by Pactcom to the Company and Pactcom has subsequently terminated the contract. Amounts due under the contract for any services or termination costs have not been accrued on the Company's records as management believes that the costs should accrue to Pactcom.

The WorldPass contract was terminated during the year ended June 30, 1999.

                                 QUEST NET CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note H:  Commitments and contingencies
--------------------------------------

Litigation
----------
The Company is involved in various legal proceedings that have arisen in the ordinary course of business. While it is not possible to predict the outcome of such proceedings with certainty, in the opinion of the Company's management, all such proceedings should not materially result in any liability, which would have a material adverse effect on the financial position, liquidity or results of operations of the Company.

As noted in the accompanying consolidated financial statements, the Company has recorded a reserve for the doubtful collection of accounts receivable totaling $867,842 of which substantially all of which is due from one customer. The receivables resulted from the Company's sale of certain software and revenue generated from the installation and modifications to the software. The Company has filed lawsuit against the customer. The lawsuit is in the discovery stage and management is unable to determine at June 30, 1999 the outcome of the lawsuit.

Employment contracts
--------------------
The Company has employment agreements and arrangements with its executive officers. The agreements are dated March 20, 1998 and July 1, 1998. The contracts provide for an annual issuance of 300,000 and 50,000 shares of the Company's common stock, respectively, with fifty percent of the annual awards payable every six months. During the year ended June 30, 1999 the Company incurred compensation expense related to the contracts of $1,729,675, resulting from the issuance of 175,000 common shares valued at the market price of the Company's common stock on the anniversary date of the awards. 160,022 shares not issued, but due at June 30, 1999 total $1,037,015, net of 14,978 shares valued at $97,360 for the repayment of certain advances made to the President of the Company. The accrual is recorded in the accompanying consolidated financial statements as accrued stock compensation expense. - See Note B - Related party transactions

The Company had employment agreements with certain key management during the year June 30, 1999. The agreements were terminated during the year. Amounts paid as stock compensation pursuant to the agreements were 25,000 shares valued at $73,438, which is recorded in the accompanying consolidated financial statements as stock compensation expense. Amounts due at June 30, 1999 for unissued common stock awards of 12,500 shares have been accrued as stock compensation expense of $81,250 and is recorded in the accompanying consolidated financial statements as accrued stock compensation expense.

                                 QUEST NET CORP.
                                 ---------------
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note H:  Commitments and contingencies continued
------------------------------------------------

Non-cancelable leases
---------------------
The Company leases office space under three separate non-cancelable operating leases that expire in January 2004. Total office rent expense incurred under these leases for the years ended June 30, 1999 and 1998 and for the period November 28, 1995 (inception) through June 30, 1999 was $25,565, $-0- and $25,565, respectively. Future minimum lease payments for the leases with initial terms in excess of one year as of June 30, 1999 are as follows:

June 30, 2000..............         $ 117,494
June 30, 2001..............         $ 117,494
June 30, 2002..............         $ 117,494
June 30, 2003..............         $ 117,494
June 30, 2004..............          $ 65,698

Note I - Year 2000 Compliance
-----------------------------

The Year 2000 issue ("Y2K") is the result of computer programs written using two digits rather than four to define the applicable year. Any of the Company's computer and telecommunications programs that have date sensitive software may recognize a date using "00" as the year 1900 instead of 2000. This could result in system failure or miscalculations causing disruptions in operations, including the ability to process transactions, send invoices, or engage in similar normal business activities. The Company is currently assessing its current computer systems and has yet to determine the extent, if any, of non-compliance. There is no certainty that the Company will not experience Y2K issues.

The Company cannot determine the extent to which the Company is vulnerable to third parties' failure to remediate their own Y2K problems. As a result, there can be no guarantee that the systems of other companies on which the Company's business relies will be timely converted, or that failure to convert by another company, or a conversion that is incompatible with the Company's systems, would have a material adverse affect on the Company. In view of the foregoing, there can be no assurance that the Y2K issue will not have a material adverse effect on the Company's business.


Note J - Subsequent event
-------------------------

In July 1999, the Company redeemed its outstanding preferred stock for $1,000,000. Due to the significance of the transaction, the accompanying consolidated financial statements reflect the redemption as though it occurred on June 30, 1999.

                               WINGS ONLINE, INC.
                               ------------------



                              FINANCIAL STATEMENTS

                                      With

                          INDEPENDENT AUDITORS' REPORT



                                  June 30, 1999














                                  Prepared By:

                           Cordovano and Harvey, P.C.
                           --------------------------
                          Certified Public Accountants
                                Denver, Colorado


                               WINGS ONLINE, INC.
                               ------------------


                          Index to Financial Statements
                                                                                                             Page
                                                                                                             ----
Independent auditors' report................................................................................. F-27

Balance sheet, June 30, 1999................................................................................. F-28

Statements of operations, for the years ended June 30, 1999 and 1998......................................... F-29

Statement of shareholder's equity, July 1, 1997 through
     June 30, 1999........................................................................................... F-30

Statements of cash flows, for the years ended June 30, 1999 and 1998......................................... F-31

Summary of significant accounting policies................................................................... F-32

Notes to financial statements................................................................................ F-34


To the Board of Directors and Shareholders
Wings Online, Inc.

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Wings Online, Inc. (an "S" Corporation) as of June 30, 1999, and the related statements of operations, shareholders' equity and cash flows for the years ended June 30, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wings Online, Inc., as of June 30, 1999, and the results of its operations and its cash flows for the years ended June 30, 1999 and 1998 in conformity with generally accepted accounting principles.




Cordovano and Harvey, P.C.
Denver, Colorado
July 10, 1999

                                          WINGS ONLINE, INC.
                                          ------------------

                                            Balance Sheet

                                            June 30, 1999

                                                ASSETS
CURRENT ASSETS
     Cash....................................................................................................   $ 15,557
     Accounts receivable, less allowance for doubtful accounts
        totaling $5,175......................................................................................      5,175
                                                                                                              ----------
                                                                                  TOTAL CURRENT ASSETS            20,732

PROPERTY AND EQUIPMENT, less accumulated depreciation
     of $7,891 (Note C)......................................................................................     10,186

OTHER ASSETS.................................................................................................        716
                                                                                                              ----------
                                                                                                                $ 31,634
                                                                                                              ==========
                                 LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
     Accounts payable........................................................................................   $ 10,684
     Accrued liabilities.....................................................................................      6,106
     Notes payable, related party (Note B)...................................................................     14,059
                                                                                                              ----------
                                                                             TOTAL CURRENT LIABILITIES            30,849
                                                                                                              ==========
SHAREHOLDERS' EQUITY
     Preferred stock, $.0001 par value; 5,000,000 shares authorized;
        -0- shares issued and outstanding....................................................................          -
     Common stock, $.0001 par value; 50,000,000 shares authorized;
        200 shares issued and outstanding....................................................................          -
     Additional paid-in capital..............................................................................        200
     Retained earnings.......................................................................................        585
                                                                                                              ----------
                                                                            TOTAL SHAREHOLDER'S EQUITY               785
                                                                                                              ----------
                                                                                                                $ 31,634
                                                                                                              ==========

           See accompanying summary of significant accounting policies and notes to the financial statements.

                               WINGS ONLINE, INC.
                               ------------------

                            Statements of Operations

                                                                                            For The Years Ended
                                                                                                   June 30,
                                                                                                   --------
                                                                                             1999               1998
                                                                                             ----               ----
SALES...............................................................................     $ 105,169           $ 46,161
COST OF SALES.......................................................................        19,316              7,458
                                                                                        ----------        -----------
                                                                     GROSS PROFIT           85,853             38,703
EXPENSES
     Selling, general and administrative............................................        52,924             17,998
     Provision for uncollectible accounts...........................................        25,428                  -
                                                                                        ----------        -----------
                                                                       NET INCOME        $   7,501           $ 20,705
                                                                                        ==========        ===========
Basic earnings per common share.....................................................     $   37.50           $ 103.52
                                                                                        ==========        ===========
Basic weighted average common shares outstanding....................................           200                200
                                                                                        ==========        ===========

           See accompanying summary of significant accounting policies and notes to the financial statements.


                               WINGS ONLINE, INC.

                        Statement of Shareholder's Equity

                       July 1, 1997 through June 30, 1999


                                                                                             Additional                 Total
                                                   Preferred Stock          Common Stock       Paid-In   Retained    Shareholders'
                                                  Shares  Par Value   Shares      Par Value    Capital   Earnings       Equity
                                                  ------  ---------   ------      ---------    -------   --------       ------
Balance, July 1, 1997...........................   -        $ -        200          $ -         $ 200       $ (935)       $ (735)
Net income for the year ended
   June 30, 1998................................   -          -          -            -             -       20,705        20,705
                                                ----      -----    -------      -------      --------    ---------    ----------
                       BALANCE, JUNE 30, 1998      -          -        200            -           200       19,770        19,970

Distributions paid to shareholders..............   -          -          -            -             -      (26,686)      (26,686)
Net income for the year ended
   June 30, 1999................................   -          -          -            -             -        7,501         7,501

                                                ----      -----    -------      -------      --------    ---------    ----------
                       BALANCE, JUNE 30, 1999      -        $ -        200          $ -         $ 200        $ 585         $ 785
                                                ====      =====    =======      =======      ========    =========    ==========



           See accompanying summary of significant accounting policies and notes to the financial statements.

                                 WINGS ONLINE, INC.
                                 ------------------

                              Statements of Cash Flows
                                                                                               For The Years Ended
                                                                                                     June 30,
                                                                                                     --------
                                                                                              1999             1998
                                                                                              ----             ----
OPERATING ACTIVITIES
     Net income............................................................................  $ 7,501         $ 20,705

     Transactions not requiring cash:
        Depreciation and amortization......................................................    5,367            3,528
        Loss on write-off of organization costs............................................      125                -
        Allowance for uncollectible accounts...............................................    5,175                -
     Changes in current assets and current liabilities:
        Decrease in receivables and other current assets...................................    3,561                -
        Increase in accounts payable and other
           current liabilities.............................................................   16,412              377
                                                                                            --------        ---------
                                           NET CASH PROVIDED BY OPERATING ACTIVITIES          38,141           24,610
                                                                                            --------        ---------
INVESTING ACTIVITIES
     Purchases of furniture and equipment..................................................  (11,492)          (2,507)
                                                                                            --------        ---------
                                             NET CASH (USED IN) INVESTING ACTIVITIES         (11,492)          (2,507)
                                                                                            --------        ---------
FINANCING ACTIVITIES
     Distributions paid to officers........................................................  (26,686)               -
     Advances paid to officers.............................................................        -          (26,825)
     Repayment advances from officers (Note B).............................................        -            4,702
     Proceeds from notes payable (Note B)..................................................   14,059                -
                                                                                            --------        ---------
                                             NET CASH (USED IN) FINANCING ACTVITIES          (12,627)         (22,123)
                                                                                            --------        ---------

                                                                 NET CHANGE IN CASH           14,022              (20)
Cash, beginning of period..................................................................    1,535            1,555
                                                                                            --------        ---------
                                                                 CASH, END OF PERIOD        $ 15,557          $ 1,535
                                                                                            ========        =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
     Interest.............................................................................. $  1,220          $    11
                                                                                            ========        =========
     Income taxes.......................................................................... $      -          $     -
                                                                                            ========        =========

            See accompanying summary of significant accounting policies and notes to the financial statements.

                               WINGS ONLINE, INC.
                               ------------------

                   Summary of Significant Accounting Policies

                                  June 30, 1999

Use of estimates
----------------
The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash equivalents
----------------
For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property, equipment and depreciation
------------------------------------
Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Maintenance and repair costs are charged to expense as incurred. Gains or losses on disposition of property and equipment are reflected in income.

Sales
-----
Sales consist of monthly fees charged to customers for Internet advertisements. Internet advertisement sales are recognized in the period ads are run.

Income Taxes
------------
The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the accompanying financial statements.

Fair value of financial instruments
-----------------------------------
The Company has determined, based on available market information and appropriate valuation methodologies, that the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, receivables, payables and other current liabilities approximate fair value due to the short-term maturity of the instruments.

Earnings per common share
-------------------------
Effective December 31, 1997, SFAS 128 "Earnings per Share" requires a dual presentation of earnings per share-basic and diluted. Basic earnings per common share has been computed based on the weighted average number of common shares outstanding. Diluted earnings per share reflects the increase in weighted average common shares outstanding that would result from the assumed exercise of outstanding stock options. However, the Company has a simple capital structure for the periods presented and, therefore, there is no variance between the basic and diluted earnings per share.

                               WINGS ONLINE, INC.
                               ------------------

                   Summary of Significant Accounting Policies

                                  June 30, 1999

Recently issued accounting pronouncements
-----------------------------------------
The Company has adopted the following new accounting pronouncements for the year ended December 31, 1998. There was no effect on the financial statements presented from the adoption of the new pronouncements. SFAS No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers. SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

                               WINGS ONLINE, INC.
                               ------------------

                          Notes to Financial Statements

                                  June 30, 1999

Note A:   Nature of Organization
--------------------------------
             Wings Online, Inc. (the "Company") was incorporated in Florida on November 29, 1995. The Company sells advertising space on its web site to dealers and individuals that are looking to sell their aircraft.

             On February 15, 1999, the shareholders of the Company entered into a Stock Purchase Agreement with Quest Net Corp. ("Quest"), whereby the shareholders received $135,000 and 29,326 shares of Quest's no par value common stock in exchange for 100 percent of the outstanding common shares of the Company. As a result, the Company became a wholly owned subsidiary of Quest.

             The Company has a tax year-end of December 31; however, the Company adopted an accounting year-end of June 30 to correspond to the year-end of its parent corporation, Quest.


Note B:   Related party transactions
------------------------------------
             At July 1, 1998, the officers owed the Company $14,627 for advances received in prior years. During the year ended June 30, 1999, the Company advanced the officers an additional $13,350, and the officers repaid $1,292. As a result, the officers owed the Company $26,686 at June 30, 1999, which was reclassified as a distribution to shareholders and is included in the accompanying financial statements in retained earnings. The officers resigned on February 15, 1999. As a result, an allowance was established against 100 percent of the receivable as of June 30, 1999.


             On June 3, 1999 and June 30, 1999, the Company received $6,000 and $8,059, respectively, for working capital in exchange for promissory notes from Quest. The notes are unsecured, non-interest bearing and are due on demand. The $14,059 is included in the accompanying balance sheet as notes payable, related party.

Note C:   Property and equipment
--------------------------------

             Property and equipment consisted of the following at June 30, 1999:


Furniture and fixtures........................          $  4,868
Equipment.....................................            13,209
                                              -------------------
                                                          18,077
Less: accumulated depreciation................            (7,891)
                                              -------------------
                                                        $ 10,186
                                              ===================


             Depreciation expense totaled $5,292 and $3,459 for the years ended June 30, 1999 and 1998, respectively.

                               WINGS ONLINE, INC.
                               ------------------

                          Notes to Financial Statements

                                  June 30, 1999

Note D:   Year 2000 compliance
------------------------------
             The Year 2000 issue (Y2K) is the result of computer programs written using two digits rather than four to define the applicable year. Any of the Company's computer and telecommunications programs that have date sensitive software may recognize a date using "00" as the year 1900 instead of 2000. This could result in system failure or miscalculations causing disruptions in operations, including the ability to process transactions, send invoices, or engage in similar normal business activities.

             The Company cannot determine the extent to which the Company is vulnerable to third parties' failure to remediate their own Y2K problems. As a result, there can be no guarantee that the systems of other companies on which the Company's business relies will be timely converted, or that failure to convert by another company, or a conversion that is incompatible with the Company's systems, would have a material adverse affect on the Company. In view of the foregoing, there can be no assurance that the Y2K issue will not have a material adverse effect on the Company's business.

                                   APPENDIX A

                           GLOSSARY OF SELECTED TERMS

Set forth below are certain technical terms defined as they are used in this Prospectus.

ACCESS Access refers to the means by which a call is connected from the end user's telephone to a long distance carrier (i.e., regular local lines or dedicated private lines). See Dedicated Access and Switched Access.

ACCESS CHARGES             Expenses incurred by an IXC and paid to LECs
                           and CAPs for accessing the local networks of the LECs in order to originate and terminate long distance calls and provide the customer connection for private line services.

BACKBONE A centralized high-speed network that interconnects smaller, independent networks.

BANDWIDTH                  The number of bits of information which can move
                           through a communications medium in a given amount of time.

BASE STATION               Transmitter, receiver, signaling and related
                           equipment located within an area served by our proposed wireless local network.

BUNDLING                   Combining several services for one charge.

COMMON CARRIERS            Companies that own or operate transmission facilities
                           and offer telecommunication services to the general public on a non-discriminatory basis.

CAP                        A company that provides its customers with an
(COMPETITIVE               alternative for local transport of private
ACCESS PROVIDER)           line and special access telecommunications services.

DS-3 A data communications circuit capable of transmitting data at 45 megabits per second sometimes called a T-3).

DEDICATED                  Telecommunications lines dedicated or reserved for
                           use by particular customers.

DEDICATED ACCESS           Access to a long-distance network over private lines-
                           analog or digital-reserved for the specific use of a single entity.

DIGITAL A method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary digits 0 and
                           1. Digital transmission and switching technologies employ a sequence of these pulses to represent information as opposed to the continuously variable analog signal. The precise digital numbers minimize distortion (such as graininess or snow in the case of video transmission, or static or other background distortion in the case of audio transmission).

FACILITIES-BASED           A facilities-based provider of telecommunications
                           services possesses it own call switching equipment and transmission lines, regionally or nationally.

FIBER-OPTIC:               A technology using light as a transmission mechanism.

IXC                        A long distance carrier providing services between
(INTEREXCHANGE             local exchanges.
CARRIER)

INTERNET A global collection of interconnected computer networks which use TCP/IP, a common communications protocol.

IP (INTERNET               The most important of the protocols on which the
PROTOCOL)                  Internet is based.  It allows a packet to traverse
                           multiple networks on the way to it final destination nodes, routes outgoing messages, and recognizes in coming messages

K                          Kilobit. A kilobit means a thousand bits per second

LANS                       The interconnection of computers for the purpose of
(LOCAL AREA                sharing files, programs and various devices such as
NETWORKS)                  printers and high-speed modems. LANs may include
                           dedicated computers or file servers that provide a centralized source of shared files and programs.

LATA                       A geographic area within which a LEC can provide
(LOCAL ACCESS              telephone services, and between  which a long
TRANSPORT AREA)            distance carrier provides services.


LEC A LEC is a local exchange carrier-that is, a carrier which provides local exchange services in a LATA or LATAs, but not between LATAs.

LOCAL LOOP:                That portion of the public telecommunications
                           network which extends from the service provider's switch to the individual home or business end-user.

LOCAL LOOP                 Local telephone services.
SERVICES

MBPS Mega bits per second. Million bits per second. Bit is a contraction of the term Binary digit. It is the smallest unit of information (data a computer can process, representing either high or low, yes or no, or 1 or 0. It is the basic unit in data communications. A bit can have a value of zero (a mark) or one (a space.)

NETWORK                    A location where installed switching equipment routes
SWITCHING                  long distance calls and information with respect to
CENTER                     calls such as the length of the call and the
                           telephone numbers of the calling and called parties
                           --

OC-12 (OPTICAL             A transmission rate for SONET, a high speed data
SIGNAL LEVEL               transport service used on fiber optic cabling, at
12 CARRIER )               622 megabits per second.

OC-48 (OPTICAL             A transmission rate for SONET, a high speed data
SIGNAL LEVEL               transport service used on fiber optic  cabling, at
48 CARRIER )               2,488 megabits per second.

POP Point of Presence. A local number where customers can access the Company's network. distance

PRI Primary rate Interface. The equivalent of a T-1 circuit for the Integrated Services Digital Network
                           (ISDN). The ISDN can provide videoconferencing and ultra faster data communications.

PROTOCOL An all-inclusive term used to describe the various control functions, tuning and methodology standards by which a communications system operates, as well as any other equipment system characteristics necessary to ensure compatibility.

SWITCH A switch is equipment that routes local and long distance telephone calls over communications paths between geographic points, opens or closes circuits or selects the paths or circuits to be used for transmission of voice or data. Switching is the process of interconnecting circuits to form a transmission path between users.

SONET                      A standard way to interconnect high speed traffic
(SYNCHRONOUS               from multiple vendors
OPTICAL NETWORK)


TCP/IP                     A suite of network protocols that allows computers
(TRANSMISSION              with different architectures and  operating system
CONTROL                    software to communicate with other computers on the
PROTOCOL/                  Internet
INTERNET PROTOCOL)

T-1 A data communications circuit capable of transmitting data at 1.5 megabits per second.

T-3 A data communications circuit capable of transmitting data at 45 megabits per second (sometimes called DS-3).

WAN                        Uses common carrier-provided lines that cover an
WIDE AREA                  extended geographical area. This network uses links
NETWORK                    provided by local telephone companies and
                           usually connects disperse sites

WIRELESS LOCAL             Wireless Local Loop is a system that eliminates the
LOOP                       need for a wire (loop) connecting users to the public
                           switched telephone network, which is used in conventional wired telephone systems, by transmitting voice messages over radio waves for the "last mile" connection between the location of the customer's telephone and a base station connected to the network equipment.

WORLD WIDE WEB             A collection of computer systems supporting a
                           communications protocol that permits multi-media presentation of information over the Internet.


No  dealer,  salesperson  or  other  person  has  been
authorized  to give  any  information  or to make  any
representations  other  than those  contained  in this
Prospectus, and, if  given or made,  such  information                                       1,700,000 SHARES or
representations must not be relied upon as having been
authorized   by  the  Company.  This  Prospectus  does                                          QUEST NET CORP.
not constitute an offer to sell or a  solicitation  of
an  offer  to  buy  any   security   other   than  the                                            Common Stock
securities offered by this Prospectus,  or an offer to
sell  or  a  solicitation  of  an  offer  to  buy  any                                          ________________
securities by any person in any  jurisdiction in which
such  offer  or   solicitation   would  be   unlawful.                                             PROSPECTUS
Neither the delivery of this  Prospectus  nor any sale                                          ________________
made hereunder shall, under any  circumstances,  imply
that the  information in this Prospectus is correct as
of any time subsequent to the date of this Prospectus.

                   ----------------
                   TABLE OF CONTENTS
                   ----------------
                                            Page
                                            ----

Prospectus Summary.......................... 2
Risk Factors................................ 3
Capitalization.............................. 9
Selected Financial Information..............10
Management Discussion and Analysis of
  Financial Condition and Results of
  Operation...............................  11                                                   QUEST NET CORP.
Business....................................13                                            2999 NE 191ST STREET, PH-8
Legal Proceedings...........................32                                              AVENTURA, FLORIDA 33180
Management..................................33                                                   (305) 935-1080
Certain Transactions........................36
Principal Stockholders......................37
Market Price of Securities..................37
Description of Securities...................38
Dividend Policy.............................38
Selling Security Holders....................38
Plan of Distribution........................39
Interests Of Named Experts and Counsel......40
Experts.....................................40                                                      ___, 1999
Legal Matters...............................40
Financial Information.......................F-1
Glossary of Selected Terms..................A-1


Until ____________, 1999 (25 days after the date hereof) all dealers effecting transactions in the registered securities, whether or not participating in the distribution, may be required to deliver a Prospectus.


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation and Florida law authorizes the Company to indemnify directors and officers as follows:

         1. So long as permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

         2. So long as permitted by law, no officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such officer occurring prior to such amendment, repeal or termination of effectiveness.

         3. To the extent that a Director, Officer, or other corporate agent of this corporation has been successful on the merits or otherwise in defense of any civil or criminal action, suit, or proceeding referred to in sections (a) and (b), above, or in defense of any claim, issue, or matter therein, he shall be indemnified against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         4. Expenses incurred by a Director, Officer, or other corporate agent in connection with a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action suit, or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE PROVISIONS SET FORTH ABOVE, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE


ITEM 25.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following expenses in connection with the issuance and distribution of the securities being registered hereby will be borne by us and are estimated to be as follows:

Registration Fee .........................  $ 1,803.00
Legal Fees ...............................  $50,000

Accounting Fees...........................  $22,000
Edgar Formatting Fees                       $ 5,000
Miscellaneous ............................  $ 2,000
         Total ...........................  $80,803.03

ITEM 26.   Recent Sales of Unregistered Securities(1)

In July 1996, under our former name A.P. Sales, Inc., we sold 300,000 shares of our preferred stock to an affiliate and an accredited investor for a total purchase price of $3,000. The sale was conducted pursuant to Regulation D Rule
504. Each of the investors were provided with and had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 3(b) of the Act.

In September 1996, we concluded a private offering of a total of 2,400,000 shares of our common stock to thirty-eight investors for aggregate offering proceeds of $1,200. The offering was conducted pursuant to Regulation D Rule
504. Each of the investors were provided with and had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 3(b) of the Act.

In July 1998, we acquired certain assets of Pact Communication Group, Inc. valued at $125,274 in exchange for an aggregate of 2,000,000 shares of our common stock. Pact Communication Group, Inc was provided with or had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In July 1998, we acquired software from Simplex Ltda. valued at $600,000 in exchange for 60,000 shares of our redeemable convertible preferred stock. Simplex Ltda. was provided with or had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act. In November 1999, these shares were converted into 300,000 shares of our common stock at a conversion price of $2.00 per share.

In November 1998, we issued 150,000 shares of our common stock to a consultant for consulting services valued at $25,000. These shares were issued pursuant to Rule 504 of Regulation D under the Act. The consultant was provided with and had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 3(b) of the Act.

In November 1998, we concluded a private offering of 50,000 shares of our common stock to an accredited investor for aggregate proceeds of $100,000. These shares were issued pursuant to Rule 504 of Regulation D under the Act. The consultant was provided with and had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 3(b) of the Act.

In December 1998, we issued to employees of the Company, including officers, an aggregate of 1,485,693 shares of our common stock pursuant to the terms of their employment agreements. The employees were provided with or had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In December 1998, we acquired certain assets of Grupo Internet Latinoamericano valued at $2,042,000 in exchange for an aggregate of 100,000 shares of our redeemable preferred stock and 2,607,660 shares of our common stock. Grupo Internet Latinoamericano was an accredited investor and was provided with or had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act. The Company redeemed the redeemable convertible preferred shares in July 1999, at a redemption price of $10.00 per share.

In December 1998 we issued 175,000 shares of common stock as compensation to three employees pursuant to their employment agreements. The shares were valued at $514,063. The employees were provided with or had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In December 1998, we concluded a private offering of a total of 50,000 shares of our common stock to an accredited investor for aggregate offering proceeds of $50,000. The offering was conducted pursuant to Regulation D Rule 504. The investors was provided with and had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 3(b) of the Act.

In January 1999, we issued 24,000 shares of common stock for legal services valued at $15,000, and 1,000 shares for consulting services valued at $4,500. The consultants were provided with or had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to
Section 4(2) of the Act.

In January 1999, we issued 10,000 shares of common stock pursuant to an employment agreement. The employee was provided with or had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In January 1999, we issued an aggregate of 6,667 shares of common stock to directors of the Company. The directors were provided with or had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In January 1999, we concluded a private offering of a total of 25,000 shares of our common stock to an accredited investor for aggregate offering proceeds of $75,000. The offering was conducted pursuant to Regulation D Rule 504. The investor was provided with and had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 3(b) of the Act.

In January 1999, we issued a total of 101,333 shares of our common stock for to a consulting for services rendered valued at $7,600. The shares were issued pursuant to Regulation D Rule 504. The consultant was provided with and had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 3(b) of the Act.

In January 1999, we concluded a private offering of a total of 132,915 shares of our common stock and warrants to purchase 45,000 shares of common stock at an exercise price of $9.40 to an accredited investor for aggregate offering proceeds of $700,000. In connection with the offer we issued warrants to purchase 2,000 shares of common stock at an exercise price of $9.40 to certain nonaffiliated principals in the transaction. The warrants are exercisable on year from the date of issuance and expire two years thereafter. The offering was conducted pursuant to Regulation D Rule 504. The investors were provided with and had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 3(b) of the Act. In connection with the offering the Company paid

In March 1999, we purchased Wings Online Inc, for 29,326 shares of our common stock and $135,00 in cash. The Wings Online transaction was valued at $335,000. The Wing Online shareholders were provided with or had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In March 1999, we acquired two industry-specific, e-commerce sites, namely, Boats Online, a boat marketplace and resource center, and Cars Online an automobile market place valued at $10,000 and $4,000. These were acquired for an aggregate of 1,500 shares of our common stock along with and aggregate of $7,000 in cash. The owners of the Boats Online and Cars Online sites were provided with or had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In March 1999, we issued 677 shares of common stock for consulting services valued at $10,000. The consultant were provided with or had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In March 1999, we issued 100,000 shares to Maxine Pereira, an officer of the Company, pursuant to her employment agreement. The agreement called for the issuance of 25,000 shares on January 1, 1999. The Company neglected to timely issue the shares and therefore the shares were not issued at the time of the stock dividend. The Board of Director authorized the issuance of the additional 75,000 shares that would have been issued to Ms. Pereira pursuant to the dividend if the Company had performed its obligations under the employment agreement.

In March 1999, the Company issued 4,000 shares of its common stock for consulting services valued at $5,000. The consultant were provided with or had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In May 1999, we acquired certain assets of AVX, Inc. valued at $300,000 in exchange for an aggregate of 39,894 shares of our common stock. The Shareholder of AVX was provided with or had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

In May 1999, we completed a Regulation D Rule 506 private offering of 910,747 shares of common stock to an accredited investor and received gross proceeds of $5,000,000. The investor was provided with or had access to financial and other information concerning the Company and had the opportunity to ask questions concerning the Company and its operations. Accordingly, the issuance of these securities was exempt from the registration requirements of the Act pursuant to
Section 4(2) of the Act. In connection with this offering the Company paid consulting fees of $350,000.

From March 1999 to date, we have issued options to purchase an aggregate of 1,398,692 shares of common stock to Mr. Pereira, an officer of the Company, employees, and consultants. The exercise price of the options ranged from $.12 to $7.25 per share. Mr. Pereira exercised options to purchase 1,310,693 shares of common stock. No other options have been exercised to date. The remaining options are exercisable for a period of two to five years from the date of grant.

In August 1999, we issued 25,000 shares of common to Maxine Pereira and 135,022 shares of common stock to Camilo Pereira. Mr. Pereira was due to be issued 150,000 shares, however the shares issued to Mr. Pereira were decreased to offset money advanced to Mr. Pereira by the Company.

---------------------------
(1) Does not give effect to the 3 for 1 common stock dividend declared in January 1999 or, except for the shares issued subsequent to October 16, 1998, the approximately 10-to-1 stock split on October 16, 1998.

ITEM 27      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits


EXHIBIT           DESCRIPTION


2.                Asset Purchase Agreement (Pact)
3.1(a)            Articles of Incorporation (Colorado)
3.1(b)            Amended Articles of Incorporation(Colorado)
3.1(c)            Articles of Incorporation (Florida)
3.2               Bylaws
3.2(a)            Amended and Restated Bylaws
4.                Warrant (Zubeir Kazi)
4.1               Warrant (Scott Goldstein)
4.2               Warrant (Sheldon Goldstein)
4.3               Warrant (DSF Capital)

4.4               Warrant (Jeffery Stein)
5.                Opinion of Rebecca J. Del Medico, P.A.
10.               Lease (709)
10.1              Lease (1008)
10.2              Lease (901)
10.3              Employment Agreement (Camilo Pereira)
10.4              Employment Agreement (Maxine Pereira)
10.5              Qwest Agreement*
10.6              Bell South Agreement*
10.7              E.spire Agreement*
10.8              Subscription Agreement (James LLC.)
10.9              Registration Rights Agreement (James LLC.)
10.10             Wireless Agreement*
10.11             Software Purchase Agreement (Secure Transaction International
                  Corp.)
10.12             Asset Purchase Agreement (Grupo Internet Latinoamericano)
10.13             Software Purchase Agreement (Simplex)
10.14             Asset Purchase Agreement (AVX, Inc.)
10.15             Stock Purchase Agreement (Wings Online)
10.16             Network Sales and Service Agreement (Real Time Cash, Inc.)
10.17             Network Sales and Service Agreement (Real Time Encryption,
                  Inc.)
10.18             Network Sales and Service Agreement (Real Time Wireless,
                  Inc.)
10.19             Professional Consulting Agreement (Real Time Wireless, Inc.
10.20             Professional Consulting Agreement (Real Time Encryption, Inc.
10.21             Professional Consulting Agreement (Real Time Phone Services,
                  Inc.
20                Long Distance Public Notice
20.1              License (Cuba Travel)
21                Subsidiaries of the Company***
24.               Consent of Cordovano and Harvey, P.C.
24.2              Consent of Rebecca J. Del Medico, P.A.**


*        To be filed by Amendment
**       Contained in Opinion of Rebecca J. Del Medico, P.A.
*** Filed on August 11, 1999, as an Exhibit to the Registration Statement on Form SB-2

Item 28. Undertakings

         (a) The Company hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any Prospectus required by
         Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


         (b) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The Company hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (e) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) Under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (f) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets the requirement for filing on Form SB-2 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aventura, State of Florida, on the 25th day of August 1999.


                                  QUEST NET CORP.

                                  By:  /S/ CAMILO PEREIRA
                                       ------------------
                                       Camilo Pereira, Chairman of the Board,
                                       Director, and President.


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Dated: August 25, 1999            By:  /S/ CAMILO PEREIRA
                                       ------------------
                                       Camilo Pereira, Chairman of the Board,
                                       Director, President and Chief Financial
                                       Officer (PRINCIPAL ACCOUNTING OFFICER)

Dated: August 25, 1999            By:  /S/ MAXINE PEREIRA
                                       ------------------
                                       Maxine Pereira, Executive Vice-President
                                       and  Director

Dated: August 25, 1999            By:  /S/ DAVID BLOCK
                                       ---------------
                                       David Block, Director

Dated:  _______, 1999             By:  _______________________________
                                       Victor V. Coppola, Director

Dated:  _______, 1999             By:  _______________________________
                                       Lauri J. Fitz-Pegado, Director


                                INDEX TO EXHIBITS


EXHIBIT           DESCRIPTION


2.                Asset Purchase Agreement (Pact)
3.1(a)            Articles of Incorporation (Colorado)
3.1(b)            Amended Articles of Incorporation(Colorado)
3.1(c)            Articles of Incorporation (Florida)
3.2               Bylaws
3.2(a)            Amended and Restated Bylaws
4.                Warrant (Zubeir Kazi)
4.1               Warrant (Scott Goldstein)
4.2               Warrant (Sheldon Goldstein)
4.3               Warrant (DSF Capital)
4.4               Warrant (Jeffery Stein)
5.                Opinion of Rebecca J. Del Medico, P.A.
10.               Lease (709)
10.1              Lease (1008)
10.2              Lease (901)
10.3              Employment Agreement (Camilo Pereira)
10.4              Employment Agreement (Maxine Pereira)
10.5              Qwest Agreement*
10.6              Bell South Agreement*
10.7              E.spire Agreement*
10.8              Subscription Agreement (James LLC.)
10.9              Registration Rights Agreement (James LLC.)
10.10             Wireless Agreement*
10.11             Software Purchase Agreement (Secure Transaction International Corp.)
10.12             Asset Purchase Agreement (Grupo Internet Latinoamericano)
10.13             Software Purchase Agreement (Simplex)
10.14             Asset Purchase Agreement (AVX, Inc.)
10.15             Stock Purchase Agreement (Wings Online)
10.16             Network Sales and Service Agreement (Real Time Cash, Inc.)
10.17             Network Sales and Service Agreement (Real Time Encryption, Inc.)
10.18             Network Sales and Service Agreement (Real Time Wireless, Inc.)
10.19             Professional Consulting Agreement (Real Time Wireless, Inc.
10.20             Professional Consulting Agreement (Real Time Encryption, Inc.
10.21             Professional Consulting Agreement (Real Time Phone Services, Inc.
20                Long Distance Public Notice
20.1              License (Cuba Travel)
21                Subsidiaries of the Company***
24.1              Consent of Cordovano and Harvey, P.C.
24.2              Consent of Rebecca J. Del Medico, P.A.**



*        To be filed by Amendment
**       Contained in Opinion of Rebecca J. Del Medico, P.A.
*** Filed on August 11, 1999, as an Exhibit to the Registration Statement on Form SB-2